_______________________________________________________________________________




                           LOAN AND SECURITY AGREEMENT

                         DATED AS OF SEPTEMBER 19, 1994

                                      AMONG

                        OREGON METALLURGICAL CORPORATION,

                                   NEW TI, INC.

                                       AND

                            BANK OF AMERICA ILLINOIS



_______________________________________________________________________________

                                TABLE OF CONTENTS

1.   DEFINITIONS AND OTHER TERMS.. . . . . . . . . . . . . . . . . . . . . .   1
     1.1  Definitions. . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          "Account Debtor. . . . . . . . . . . . . . . . . . . . . . . . . .   1
          "Account Receivable" . . . . . . . . . . . . . . . . . . . . . . .   1
          "Accounts Receivable Availability" . . . . . . . . . . . . . . . .   1
          "Acquisition". . . . . . . . . . . . . . . . . . . . . . . . . . .   1
          "Acquisition Documents". . . . . . . . . . . . . . . . . . . . . .   2
          "Agreement". . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          "Alternate Reference Rate" . . . . . . . . . . . . . . . . . . . .   2
          "Application". . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          "Assignee Deposit Account" . . . . . . . . . . . . . . . . . . . .   2
          "Attorneys' Fees". . . . . . . . . . . . . . . . . . . . . . . . .   2
          "Banking Day". . . . . . . . . . . . . . . . . . . . . . . . . . .   3
          "Borrower" and "Borrowers" . . . . . . . . . . . . . . . . . . . .   3
          "Borrowing Base" . . . . . . . . . . . . . . . . . . . . . . . . .   3
          "Borrowing Base Certificate" . . . . . . . . . . . . . . . . . . .   3
          "Capital Expenditures" . . . . . . . . . . . . . . . . . . . . . .   3
          "Capitalized Lease". . . . . . . . . . . . . . . . . . . . . . . .   4
          "Capitalized Lease Liabilities". . . . . . . . . . . . . . . . . .   4
          "Closing Date" . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          "Code" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          "Collateral" . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
          "Compliance Certificate" . . . . . . . . . . . . . . . . . . . . .   4
          "Computer Hardware and Software Property". . . . . . . . . . . . .   4
          "Contaminants" . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          "Contract Right" . . . . . . . . . . . . . . . . . . . . . . . . .   5
          "Copyright Property" . . . . . . . . . . . . . . . . . . . . . . .   5
          "Credit" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
          "Default Rate" . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          "Demand Deposit Account" . . . . . . . . . . . . . . . . . . . . .   6
          "Dollars". . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
          "Eligible Account Receivable". . . . . . . . . . . . . . . . . . .   6
          "Eligible Inventory" . . . . . . . . . . . . . . . . . . . . . . .   9
          "Environmental Laws" . . . . . . . . . . . . . . . . . . . . . . .  10
          "Environmental Lien" . . . . . . . . . . . . . . . . . . . . . . .  10
          "Equipment". . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          "ERISA". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          "ERISA Affiliate". . . . . . . . . . . . . . . . . . . . . . . . .  11
          "ESOP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
          "Eurocurrency Reserve Percentage". . . . . . . . . . . . . . . . .  11
          "Eurodollar Margin". . . . . . . . . . . . . . . . . . . . . . . .  11
          "Eurodollar Rate Revolving Loan" . . . . . . . . . . . . . . . . .  11
          "Event of Default" . . . . . . . . . . . . . . . . . . . . . . . .  12
          "Fabrication Business" . . . . . . . . . . . . . . . . . . . . . .  12
          "Federal Funds Rate" . . . . . . . . . . . . . . . . . . . . . . .  12
          "Federal Reserve Board". . . . . . . . . . . . . . . . . . . . . .  12
          "Fixtures" . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          "GAAP" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          "General Intangibles". . . . . . . . . . . . . . . . . . . . . . .  12
          "Grid Ratio" . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
          "Guarantee Liability". . . . . . . . . . . . . . . . . . . . . . .  13
          "Hazardous Materials". . . . . . . . . . . . . . . . . . . . . . .  13



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          "Indebtedness" . . . . . . . . . . . . . . . . . . . . . . . . . .  13
          "Intellectual Property". . . . . . . . . . . . . . . . . . . . . .  14
          "Interbank Rate" . . . . . . . . . . . . . . . . . . . . . . . . .  14
          "Interbank Rate (Reserve Adjusted)". . . . . . . . . . . . . . . .  14
          "Interest Period". . . . . . . . . . . . . . . . . . . . . . . . .  14
          "Inventory". . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
          "Investment" . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          "Kamyr". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          "L/C Draft". . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          "Lender" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          "Letter of Credit" . . . . . . . . . . . . . . . . . . . . . . . .  15
          "Letter of Credit Obligations" . . . . . . . . . . . . . . . . . .  15
          "Liabilities". . . . . . . . . . . . . . . . . . . . . . . . . . .  15
          "Liabilities to Net Worth Ratio" . . . . . . . . . . . . . . . . .  16
          "Lien" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          "Loan" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          "Loan Account" . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          "Margin Stock" . . . . . . . . . . . . . . . . . . . . . . . . . .  16
          "Material Adverse Effect". . . . . . . . . . . . . . . . . . . . .  16
          "Monthly Payment Date" . . . . . . . . . . . . . . . . . . . . . .  16
          "Multiemployer Plan" . . . . . . . . . . . . . . . . . . . . . . .  16
          "Net Worth". . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          "Note" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          "Obligor". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          "Occupational Safety and Health Law" . . . . . . . . . . . . . . .  17
          "Old TI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          "Over Advances". . . . . . . . . . . . . . . . . . . . . . . . . .  17
          "Overdraft Loan" . . . . . . . . . . . . . . . . . . . . . . . . .  17
          "Paddock". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          "Participant". . . . . . . . . . . . . . . . . . . . . . . . . . .  17
          "Patent Property". . . . . . . . . . . . . . . . . . . . . . . . .  17
          "PBGC" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          "Pension Plan" . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          "Pro Forma Balance Sheet". . . . . . . . . . . . . . . . . . . . .  18
          "Pro Forma Financial Information". . . . . . . . . . . . . . . . .  18
          "Projections". . . . . . . . . . . . . . . . . . . . . . . . . . .  18
          "Purchase Agreement" . . . . . . . . . . . . . . . . . . . . . . .  18
          "Real Property". . . . . . . . . . . . . . . . . . . . . . . . . .  18
          "Reference Rate" . . . . . . . . . . . . . . . . . . . . . . . . .  18
          "Reference Rate Margin". . . . . . . . . . . . . . . . . . . . . .  19
          "Reference Rate Revolving Loan". . . . . . . . . . . . . . . . . .  19
          "Related Agreement". . . . . . . . . . . . . . . . . . . . . . . .  19
          "Related Party". . . . . . . . . . . . . . . . . . . . . . . . . .  19
          "Release". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
          "Reportable Event" . . . . . . . . . . . . . . . . . . . . . . . .  19
          "Revolving Credit Amount". . . . . . . . . . . . . . . . . . . . .  19
          "Revolving Loan" . . . . . . . . . . . . . . . . . . . . . . . . .  20
          "Revolving Loan Availability". . . . . . . . . . . . . . . . . . .  20
          "Shareholders Agreement" . . . . . . . . . . . . . . . . . . . . .  20
          "Subordinated Indebtedness Documents". . . . . . . . . . . . . . .  20
          "Subordinated Indebtedness". . . . . . . . . . . . . . . . . . . .  20
          "Subordination Agreement". . . . . . . . . . . . . . . . . . . . .  20
          "Subsidiary" . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
          "Supplemental Documentation" . . . . . . . . . . . . . . . . . . .  20
          "Taxes". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20



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          "Termination Date" . . . . . . . . . . . . . . . . . . . . . . . .  20
          "Third Party Collateral" . . . . . . . . . . . . . . . . . . . . .  20
          "TI" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          "TI Wire". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          "TIL UK ". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          "TI Financial Statements". . . . . . . . . . . . . . . . . . . . .  21
          "Trade Secret" . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          "Trade Secrets Property" . . . . . . . . . . . . . . . . . . . . .  21
          "Trademark". . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
          "Trademark Property" . . . . . . . . . . . . . . . . . . . . . . .  21
          "UCC". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
          "Unmatured Event of Default" . . . . . . . . . . . . . . . . . . .  22
     1.2  Other Definitional Provisions. . . . . . . . . . . . . . . . . . .  22
     1.3  Interpretation of Agreement. . . . . . . . . . . . . . . . . . . .  23
     1.4  Lender's Discretion. . . . . . . . . . . . . . . . . . . . . . . .  23
     1.5  Compliance with Financial Restrictions.. . . . . . . . . . . . . .  23

2.   LOANS; LETTERS OF CREDIT; OTHER MATTERS.. . . . . . . . . . . . . . . .  23
     2.1  Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
          2.1.1     Revolving Loans. . . . . . . . . . . . . . . . . . . . .  23
          2.1.2     Limitation on Reduction of Revolving Credit Amount.. . .  24
          2.1.3     Maximum Outstanding Loans. . . . . . . . . . . . . . . .  24
     2.2  Letters of Credit. . . . . . . . . . . . . . . . . . . . . . . . .  24
     2.3  Loan Account; Demand Deposit Account.. . . . . . . . . . . . . . .  27
     2.4  Interest.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
     2.5  Borrowing Procedure. . . . . . . . . . . . . . . . . . . . . . . .  28
          2.5.1     Requests for Loans.. . . . . . . . . . . . . . . . . . .  28
          2.5.2     Additional Restrictions Pertaining to Eurodollar Rate
                    Revolving Loans. . . . . . . . . . . . . . . . . . . . .  28
          2.5.3     Continuation and/or Conversion of Loans. . . . . . . . .  28
          2.5.4     Information from Borrowers.. . . . . . . . . . . . . . .  29
          2.5.5     Identity of Authorized Officers. . . . . . . . . . . . .  29
     2.6  Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     2.7  Overdraft Loans. . . . . . . . . . . . . . . . . . . . . . . . . .  30
     2.8  Over Advances. . . . . . . . . . . . . . . . . . . . . . . . . . .  30
     2.9  All Loans One Obligation.. . . . . . . . . . . . . . . . . . . . .  31
     2.10 Making of Payments; Application of Collections; Charging of
          Accounts.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
     2.11 Lender's Election Not to Enforce.. . . . . . . . . . . . . . . . .  33
     2.12 Reaffirmation. . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     2.13 Setoff.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
     2.14 Closing Fee. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     2.15 Nonuse Fee.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

3.   COLLATERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
     3.1  Grant of Security Interest.. . . . . . . . . . . . . . . . . . . .  34
     3.2  Accounts Receivable. . . . . . . . . . . . . . . . . . . . . . . .  36
     3.3  Inventory. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
     3.4  Supplemental Documentation.. . . . . . . . . . . . . . . . . . . .  40

4.   REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . .  40
     4.1  Organization.. . . . . . . . . . . . . . . . . . . . . . . . . . .  41
     4.2  Authorization. . . . . . . . . . . . . . . . . . . . . . . . . . .  41



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     4.3  No Conflicts.. . . . . . . . . . . . . . . . . . . . . . . . . . .  42
     4.4  Validity and Binding Effect. . . . . . . . . . . . . . . . . . . .  42
     4.5  No Default.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
     4.6  Financial Statements.. . . . . . . . . . . . . . . . . . . . . . .  43
     4.7  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     4.8  Litigation; Contingent Liabilities.. . . . . . . . . . . . . . . .  44
     4.9  Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
     4.10 Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     4.11 Partnerships.. . . . . . . . . . . . . . . . . . . . . . . . . . .  45
     4.12 Business Locations.. . . . . . . . . . . . . . . . . . . . . . . .  45
     4.13 Real Property. . . . . . . . . . . . . . . . . . . . . . . . . . .  46
     4.14 Eligibility of Collateral. . . . . . . . . . . . . . . . . . . . .  46
     4.15 Control of Collateral; Lease of Property.. . . . . . . . . . . . .  46
     4.16 Intellectual Property; Licenses. . . . . . . . . . . . . . . . . .  46
     4.17  Solvency. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
     4.18 Contracts; Labor Matters.. . . . . . . . . . . . . . . . . . . . .  48
     4.19 Pension and Welfare Plans. . . . . . . . . . . . . . . . . . . . .  48
     4.20 Regulation U.. . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     4.21 Compliance.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     4.22 Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
     4.23 Investment Company Act Representation. . . . . . . . . . . . . . .  49
     4.24 Public Utility Holding Company Act Representation. . . . . . . . .  49
     4.25 Environmental and Safety and Health Matters. . . . . . . . . . . .  49
     4.26 Related Agreements.. . . . . . . . . . . . . . . . . . . . . . . .  52

5.   BORROWER COVENANTS. . . . . . . . . . . . . . . . . . . . . . . . . . .  52
     5.1  Financial Statements and Other Reports.. . . . . . . . . . . . . .  52
          5.1.1     Financial Reports: . . . . . . . . . . . . . . . . . . .  52
               (a)  Annual Audit Report. . . . . . . . . . . . . . . . . . .  52
               (b)  Quarterly Financial Statement. . . . . . . . . . . . . .  52
               (c)  Monthly Financial Statement. . . . . . . . . . . . . . .  53
               (d)  Annual Budget and Business Plan. . . . . . . . . . . . .  53
               (e)  Officer's Certificate. . . . . . . . . . . . . . . . . .  53
               (f)  Management Letters . . . . . . . . . . . . . . . . . . .  53
          5.1.2.  Borrowing Base Certificate.. . . . . . . . . . . . . . . .  54
          5.1.3     Agings.. . . . . . . . . . . . . . . . . . . . . . . . .  54
          5.1.4     Inventory Certification. . . . . . . . . . . . . . . . .  54
          5.1.5     Other Reports: . . . . . . . . . . . . . . . . . . . . .  54
               (a)  SEC and Other Reports. . . . . . . . . . . . . . . . . .  54
               (b)  Report of Change in Subsidiaries or Partnerships . . . .  54
               (c)  Intellectual Property. . . . . . . . . . . . . . . . . .  54
               (d)  Other Reports. . . . . . . . . . . . . . . . . . . . . .  54
     5.2  Notices. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          (a)  Default.. . . . . . . . . . . . . . . . . . . . . . . . . . .  55
          (b)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .  55
          (c)  Judgments.. . . . . . . . . . . . . . . . . . . . . . . . . .  55
          (d)  Pension Plans and Welfare Plans.. . . . . . . . . . . . . . .  55
          (e)  Change in Collateral Locations. . . . . . . . . . . . . . . .  55
          (f)  Change in Place(s) of Business. . . . . . . . . . . . . . . .  56
          (g)  Change of Name. . . . . . . . . . . . . . . . . . . . . . . .  56
          (h)  Environmental and Safety and Health Matters.. . . . . . . . .  56
          (i)  Material Adverse Change . . . . . . . . . . . . . . . . . . .  56
          (j)  Default by Others.. . . . . . . . . . . . . . . . . . . . . .  56



                                       59


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          (k)  Moveable Collateral.. . . . . . . . . . . . . . . . . . . . .  56
          (l)  Change in Management or Line(s) of Business.. . . . . . . . .  57
          (m)  Changes to Other Agreements.. . . . . . . . . . . . . . . . .  57
          (n)  Other Notices.. . . . . . . . . . . . . . . . . . . . . . . .  57
     5.3  Existence. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
     5.4  Nature of Business.. . . . . . . . . . . . . . . . . . . . . . . .  57
     5.5  Books, Records and Access. . . . . . . . . . . . . . . . . . . . .  57
     5.6  Insurance. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
     5.7  Insurance Survey.. . . . . . . . . . . . . . . . . . . . . . . . .  58
     5.8  Repair.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     5.9  Taxes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     5.10 Compliance.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     5.11 Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . .  59
     5.12 Pension Plans. . . . . . . . . . . . . . . . . . . . . . . . . . .  59
     5.13 Merger, Purchase and Sale. . . . . . . . . . . . . . . . . . . . .  60
     5.14 Restricted Payments. . . . . . . . . . . . . . . . . . . . . . . .  60
     5.15 Borrowers' and Subsidiaries' Stock.. . . . . . . . . . . . . . . .  61
     5.16 Indebtedness.. . . . . . . . . . . . . . . . . . . . . . . . . . .  61
     5.17 Liens. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     5.18 Guaranties.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     5.19 Investments. . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
     5.20 Subsidiaries.. . . . . . . . . . . . . . . . . . . . . . . . . . .  63
     5.21 Leases.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     5.22 Change in Accounts Receivable. . . . . . . . . . . . . . . . . . .  64
     5.23 Related Agreements.. . . . . . . . . . . . . . . . . . . . . . . .  64
     5.24 Unconditional Purchase Options.. . . . . . . . . . . . . . . . . .  64
     5.25 Transactions with Related Parties. . . . . . . . . . . . . . . . .  64

6.   DEFAULT.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
     6.1  Event of Default.. . . . . . . . . . . . . . . . . . . . . . . . .  64
          (a)  Non-Payment.. . . . . . . . . . . . . . . . . . . . . . . . .  64
          (b)  Non-Payment of Other Indebtedness.. . . . . . . . . . . . . .  64
          (c)  Acceleration of Other Indebtedness. . . . . . . . . . . . . .  65
          (d)  Other Obligations.. . . . . . . . . . . . . . . . . . . . . .  65
          (e)  Insolvency. . . . . . . . . . . . . . . . . . . . . . . . . .  65
          (f)  Pension Plans.. . . . . . . . . . . . . . . . . . . . . . . .  66
          (g)  Non-Compliance With This Agreement. . . . . . . . . . . . . .  66
          (h)  Non-Compliance With Related Agreements. . . . . . . . . . . .  66
          (i)  Warranty. . . . . . . . . . . . . . . . . . . . . . . . . . .  67
          (j)  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . .  67
          (k)  Validity. . . . . . . . . . . . . . . . . . . . . . . . . . .  67
          (l)  Conduct of Business.. . . . . . . . . . . . . . . . . . . . .  67
          (m)  Ownership.. . . . . . . . . . . . . . . . . . . . . . . . . .  68
          (n)  Material Adverse Change.. . . . . . . . . . . . . . . . . . .  68
     6.2  Effect of Event of Default; Remedies.. . . . . . . . . . . . . . .  68

7.   ADDITIONAL PROVISIONS REGARDING COLLATERAL AND LENDER'S RIGHTS. . . . .  69
     7.1  Notice of Disposition of Collateral. . . . . . . . . . . . . . . .  69
     7.2  Application of Proceeds of Collateral. . . . . . . . . . . . . . .  69
     7.3  Care of Collateral.. . . . . . . . . . . . . . . . . . . . . . . .  69
     7.4  Performance of Borrowers' Obligations. . . . . . . . . . . . . . .  70
     7.5  Lender's Rights. . . . . . . . . . . . . . . . . . . . . . . . . .  70

8.   CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER MATTERS.. . . . .  71
     8.1  Conditions Precedent to Initial Loans. . . . . . . . . . . . . . .  71
          8.1.1     Acquisition. . . . . . . . . . . . . . . . . . . . . . .  71
          8.1.2     Audit. . . . . . . . . . . . . . . . . . . . . . . . . .  71
          8.1.3     Security Interest. . . . . . . . . . . . . . . . . . . .  72
          8.1.4     Solvency.. . . . . . . . . . . . . . . . . . . . . . . .  72
          8.1.5     Loan Availability. . . . . . . . . . . . . . . . . . . .  72
          8.1.6     Equity Investment in TI. . . . . . . . . . . . . . . . .  72
          8.1.7     Blocked Account; Lock Box. . . . . . . . . . . . . . . .  72
          8.1.8     Effect of Law. . . . . . . . . . . . . . . . . . . . . .  72
          8.1.9     Exhibits; Schedules. . . . . . . . . . . . . . . . . . .  73
          8.1.10    Fees.. . . . . . . . . . . . . . . . . . . . . . . . . .  73
          8.1.11    Documents. . . . . . . . . . . . . . . . . . . . . . . .  73
               (a)  Resolutions. . . . . . . . . . . . . . . . . . . . . . .  73
               (b)  Incumbency Certificate.. . . . . . . . . . . . . . . . .  73
               (c)  Certificate. . . . . . . . . . . . . . . . . . . . . . .  73
               (d)  Accountant's Letter. . . . . . . . . . . . . . . . . . .  73
               (e)  Bylaws . . . . . . . . . . . . . . . . . . . . . . . . .  74
               (f)  Articles.. . . . . . . . . . . . . . . . . . . . . . . .  74
               (g)  Registration; Good Standing. . . . . . . . . . . . . . .  74
               (h)  Legal Opinions.. . . . . . . . . . . . . . . . . . . . .  74
               (i)  Insurance. . . . . . . . . . . . . . . . . . . . . . . .  74
               (j) Disbursement Letter.. . . . . . . . . . . . . . . . . . .  74
               (k)  Subordination Agreement. . . . . . . . . . . . . . . . .  74
               (l)  Other Documents. . . . . . . . . . . . . . . . . . . . .  74
     8.2  Continuing Conditions Precedent to all Loans and Letters  of
          Credit; Certification. . . . . . . . . . . . . . . . . . . . . . .  74
          (a)  No Change in Condition. . . . . . . . . . . . . . . . . . . .  75
          (b)  Default.. . . . . . . . . . . . . . . . . . . . . . . . . . .  75
          (c)  Insurance.. . . . . . . . . . . . . . . . . . . . . . . . . .  75
          (d)  Warranties. . . . . . . . . . . . . . . . . . . . . . . . . .  75
          (e)  No Material Transaction.. . . . . . . . . . . . . . . . . . .  75
          (f)  Accounting Methods. . . . . . . . . . . . . . . . . . . . . .  75

9.   INDEMNITY.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     9.1.  Environmental and Safety and Health Indemnity.
           Each  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  75
     9.2  General Indemnity. . . . . . . . . . . . . . . . . . . . . . . . .  76
     9.3  Capital Adequacy.. . . . . . . . . . . . . . . . . . . . . . . . .  77
     9.4  Eurodollar Rate Revolving Loans. . . . . . . . . . . . . . . . . .  77
          9.4.1     Eurodollar Rate Lending Unlawful.. . . . . . . . . . . .  77
          9.4.2     Deposits Unavailable.. . . . . . . . . . . . . . . . . .  78
          9.4.3     Increased Eurodollar Rate Revolving Loan Costs, etc. . .  78
          9.4.4     Funding Losses.. . . . . . . . . . . . . . . . . . . . .  78
          9.4.5     Funding. . . . . . . . . . . . . . . . . . . . . . . . .  79
     9.5  Payment of Indemnity Amounts.. . . . . . . . . . . . . . . . . . .  79

10.  ADDITIONAL PROVISIONS.. . . . . . . . . . . . . . . . . . . . . . . . .  79

11.  GENERAL.. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
     11.1      Borrower Waiver.. . . . . . . . . . . . . . . . . . . . . . .  79
     11.2      Power of Attorney.. . . . . . . . . . . . . . . . . . . . . .  80
     11.3      Expenses; Attorneys' Fees.. . . . . . . . . . . . . . . . . .  81




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

     11.4      Lender Fees and Charges.. . . . . . . . . . . . . . . . . . .  81
     11.5      Lawful Interest.. . . . . . . . . . . . . . . . . . . . . . .  82
     11.6      No Waiver by Lender; Amendments.. . . . . . . . . . . . . . .  82
     11.7      Termination of Credit.. . . . . . . . . . . . . . . . . . . .  82
     11.8      Notices.. . . . . . . . . . . . . . . . . . . . . . . . . . .  83
     11.9      Assignments and Participations; Information.. . . . . . . . .  83
     11.10     Severability. . . . . . . . . . . . . . . . . . . . . . . . .  83
     11.11     Successors. . . . . . . . . . . . . . . . . . . . . . . . . .  83
     11.12     Headings. . . . . . . . . . . . . . . . . . . . . . . . . . .  84
     11.13     Execution in Counterparts.. . . . . . . . . . . . . . . . . .  84
     11.14     Construction. . . . . . . . . . . . . . . . . . . . . . . . .  84
     11.15     Consent to Jurisdiction.. . . . . . . . . . . . . . . . . . .  84
     11.16     Subsidiary Reference. . . . . . . . . . . . . . . . . . . . .  84
     11.17     WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . . . . . .  85

SUPPLEMENT A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     1.   LOAN AGREEMENT REFERENCE.. . . . . . . . . . . . . . . . . . . . .   1
     2.   REVOLVING CREDIT AMOUNTS; BORROWING BASE.. . . . . . . . . . . . .   1
          2.1  Revolving Credit Amounts. . . . . . . . . . . . . . . . . . .   1
          2.2  Borrowing Bases.. . . . . . . . . . . . . . . . . . . . . . .   1
          2.3  Lender's Rights.. . . . . . . . . . . . . . . . . . . . . . .   2
     3.   INTEREST . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
          3.1  Revolving Loans.. . . . . . . . . . . . . . . . . . . . . . .   2
               3.1.1     Interest to Maturity. . . . . . . . . . . . . . . .   2
               3.1.2     DEFAULT RATE. . . . . . . . . . . . . . . . . . . .   3
          3.2  Overdraft Loans; Over Advances. . . . . . . . . . . . . . . .   3
          3.3  Computation.. . . . . . . . . . . . . . . . . . . . . . . . .   3
          3.4  Payment.. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     4.   ADDITIONAL COVENANTS.. . . . . . . . . . . . . . . . . . . . . . .   3
          4.2  Net Worth.. . . . . . . . . . . . . . . . . . . . . . . . . .   4
          4.5  Capital Expenditures. . . . . . . . . . . . . . . . . . . . .   4
          4.4  Interest Coverage.. . . . . . . . . . . . . . . . . . . . . .   5

                                    EXHIBITS


     Exhibit A           -    Form of Borrowing Base Certificate

     Exhibit B           -    Pro Forma Balance Sheet of TI

     Exhibit C           -    Projections

     Exhibit D           -    Form of Compliance Certificate

     Exhibit E           -    Form of Loss Payable Endorsement




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

                                    SCHEDULES


     Schedule 4.1        -    Jurisdictions of Formation; States in Which
                              Qualified; Trade Names, Etc.

     Schedule 4.7        -    Insurance

     Schedule 4.8        -    Litigation; Contingent Liabilities

     Schedule 4.9        -    Existing Liens

     Schedule 4.10       -    Subsidiaries

     Schedule 4.11       -    Partnerships; Joint Ventures

     Schedule 4.12       -    Places of Business; Locations of Books and Records

     Schedule 4.13       -    Real Property

     Schedule 4.15       -    Leased Property

     Schedule 4.16       -    Intellectual Property

     Schedule 4.18       -    Contracts; Labor Matters

     Schedule 4.19       -    ERISA Matters

     Schedule 4.25       -    Environmental and Safety and Health Matters

     Schedule 5.16       -    Indebtedness

     Sshedule 5.19       -    Investments in Subsidiaries

                           LOAN AND SECURITY AGREEMENT


     THIS AGREEMENT ("AGREEMENT") is made as of the 19th day of September, 1994 by and among BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 ("LENDER"), OREGON METALLURGICAL CORPORATION, an Oregon corporation ("OREMET") and NEW TI, INC., an Oregon corporation ("TI") (OREMET and TI being sometimes hereinafter referred to, individually, as a "BORROWER" and, collectively, as "BORROWERS").

                              W I T N E S S E T H:

     WHEREAS, each of the Borrowers may, from time to time, request loans or other financial accommodations from Lender, and the parties wish to provide for the terms and conditions upon which such loans or other financial accommodations shall be made;

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit (including any loan or advance or grant of credit by renewal or extension) hereafter made to each of the Borrowers by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.   DEFINITIONS AND OTHER TERMS.

     1.1  DEFINITIONS.   In addition to terms defined elsewhere in this
Agreement or any Supplement or Exhibit hereto, when used herein, the following terms shall have the following meanings (such meanings shall be equally applicable to the singular and plural forms of the terms used, as the context requires):

          "ACCOUNT DEBTOR" means, with respect to each Borrower, any Person who is or who may become obligated to such Borrower under, with respect to, or on account of any Account Receivable, Contract Right, General Intangible or other Collateral, in each case of such Borrower.

          "ACCOUNT RECEIVABLE" means, with respect to each Borrower, any account of such Borrower and any other right of such Borrower to payment for goods sold or leased or for services rendered, whether or not evidenced by an instrument or chattel paper and whether or not yet earned by performance.

          "ACCOUNTS RECEIVABLE AVAILABILITY" has, with respect to each Borrower, the meaning ascribed to such term in SUPPLEMENT A.

          "ACQUISITION" means the acquisition of certain assets of Old TI and Ti-Titanium Limited, a wholly-owned Canadian subsidiary of Old TI ("TI LIMITED"), and the assumption of certain liabilities of Old TI and Ti Limited, in each case by TI pursuant to the Purchase Agreement.

          "ACQUISITION DOCUMENTS" means, collectively, (i) the Purchase Agreement, (ii) that certain Agreement of even date herewith between Kamyr and OREMET, (iii) that certain Environmental Agreement of even date herewith between Kamyr and TI, (iv) that certain Guarantee of even date herewith, executed by Ahlstrom Kamyr, Inc., a New York corporation, in favor of TI, (v) that certain Preferred Supplier Agreement of even date herewith between TI and Old TI, (vi) the Shareholders Agreement and (vii) all other agreements, documents and instruments executed and/or delivered by either or both of the Borrowers, Kamyr, Old TI or any other Person, in each case pursuant thereto or in connection therewith.

          "AGREEMENT" means this Loan and Security Agreement, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "ALTERNATE REFERENCE RATE" means, on any date and with respect to any Reference Rate Revolving Loans, a fluctuating rate of interest per annum (rounded upward to the nearest 0.125% if not already an integral multiple of 0.125%) equal to the higher of (a) the rate of interest most recently announced by Lender as its Reference Rate; and (b) the Federal Funds Rate most recently determined by Lender PLUS 0.50%.

          The Alternate Reference Rate is not necessarily intended to be the lowest rate of interest determined by Lender in connection with extensions of credit. For purposes of this Agreement (i) any change in the Alternate Reference Rate due to a change in the Reference Rate shall be effective on the date such change in the Reference Rate is announced and (ii) any change in the Alternate Reference Rate due to a change in the Federal Funds Rate shall be effective on the effective date of such change in the Federal Funds Rate. If for any reason Lender shall have determined (which determination shall be conclusive in the absence of manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including, without limitation, the inability or failure of Lender to obtain sufficient bids or publications in accordance with the terms hereof, the Alternate Reference Rate shall be the Reference Rate until the circumstances giving rise to such inability no longer exist. Lender will give notice promptly to each of the Borrowers of changes in the Alternate Reference Rate.

          "APPLICATION" means, with respect to each Borrower, an application by such Borrower, in a form and containing terms and provisions acceptable to Lender, for the issuance by Lender of a Letter of Credit for the account of such Borrower.

          "ASSIGNEE DEPOSIT ACCOUNT" has, with respect to each Borrower, the meaning ascribed to such term in SECTION 3.2(d).

          "ATTORNEYS' FEES" means the reasonable value of the services (and costs, charges and expenses related thereto) of the attorneys (and all paralegals, secretaries, accountants and other staff employed by such attorneys) employed by Lender (including but not limited to attorneys and paralegals who are employees of

Lender) from time to time (i) in connection with the negotiation, preparation, execution, delivery, administration and enforcement of this Agreement, any Related Agreement and all other agreements, documents or instruments provided for herein or therein or delivered or to be delivered hereunder or thereunder or in connection herewith or therewith, (ii) to prepare documentation related to the Loans made and other Liabilities of either or both of the Borrowers incurred hereunder, (iii) to prepare any amendment to or waiver under this Agreement or any Related Agreement and any agreements, documents or instruments related hereto or thereto, (iv) to represent Lender in any litigation, contest, dispute, suit or proceeding or to commence, defend or intervene in any litigation, contest, dispute, suit or proceeding or to file a petition, complaint, answer, motion or other pleading, or to take any other action in or with respect to, any litigation, contest, dispute, suit or proceeding (whether instituted by Lender, either or both of the Borrowers or any other Person and whether in bankruptcy or otherwise) in any way or respect relating to the Collateral or Third Party Collateral, in each case of either of the Borrowers, this Agreement or any Related Agreement, or the affairs of either of the Borrowers or any other Obligor or any Subsidiary of either of the Borrowers, (v) to protect, collect, lease, sell, take possession of, or liquidate any of the Collateral or any Third Party Collateral, in each case of either of the Borrowers, (vi) to attempt to enforce any security interest in any of the Collateral or any Third Party Collateral, in each case of either of the Borrowers, or to give any advice with respect to such enforcement, and (vii) to enforce any of Lender's rights to collect any of the Liabilities of either or both of the Borrowers.

          "BANKING DAY" means any day other than (a) a Saturday, (b) a Sunday or
(c) a legal holiday on which banks are authorized or required to be closed for the conduct of commercial banking business in Chicago, Illinois and, with respect to Eurodollar Rate Revolving Loans, on which dealings in foreign currencies and exchange may be carried on by banks in the interbank eurodollar market.

          "BORROWER" AND "BORROWERS" have the respective meanings ascribed to such terms in the Preamble.

          "BORROWING BASE" has, with respect to each Borrower, the meaning ascribed to such term in SUPPLEMENT A.

          "BORROWING BASE CERTIFICATE" means a document substantially in the form of EXHIBIT A hereto, with appropriate insertions, or such other form as shall be acceptable to Lender, as it may be amended or modified from time to time.

          "CAPITAL EXPENDITURES" means, for any period for any Person, the sum of (a) the aggregate amount of all expenditures of such Person for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures and (b) the aggregate amount of all Capitalized Lease Liabilities of such Person incurred during such period.

          "CAPITALIZED LEASE" means any lease which is or should be capitalized on the balance sheet of the lessee in accordance with GAAP and/or pursuant to the Code.

          "CAPITALIZED LEASE LIABILITIES" means, with respect to any Person, all monetary obligations of such Person under any Capitalized Leases, and, for purposes of this Agreement and each Related Agreement, the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such Capitalized Lease prior to the first date upon which such Capitalized Lease may be terminated by the lessee without payment of a penalty.

          "CLOSING DATE" means the date the initial Loans are made under this Agreement.

          "CODE" means the Internal Revenue Code of 1986, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Code shall be construed to also refer to any successor sections.

          "COLLATERAL" has, with respect to each Borrower, the meaning ascribed to such term in SECTION 3.1.

          "COMPLIANCE CERTIFICATE" has the meaning ascribed to such term in
SECTION 5.1.1(e).

          "COMPUTER HARDWARE AND SOFTWARE PROPERTY" means, with respect to any
Person:

          (a) all of such Person's: computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware;

          (b) all of such Person's: software programs (including both source code, object code and all related applications and data files), whether now owned, licensed or leased or hereafter acquired by such Person, designed for use on the computers and electronic data processing hardware described in CLAUSE (a) of this definition;

          (c) all firmware of such Person associated with the property described in CLAUSES (a) AND (b) of this definition;

          (d) all documentation (including flow charts, logic diagrams, manuals, guides and specifications) with respect to the hardware, software and firmware described in the preceding CLAUSES (a) THROUGH (c) of this definition; and

          (e) all rights with respect to all of the foregoing, including without limitation, any and all copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, additions or model conversions of any of the foregoing.

          "CONTAMINANTS" means any waste, pollutant, hazardous substance, toxic substance, hazardous waste, petroleum or petroleum-derived substance or waste, or any constituent of any such substance or waste.

          "CONTRACT RIGHT" means, with respect to each Borrower, any right of such Borrower to payment under a contract, which right is not yet earned by performance and not evidenced by an instrument or chattel paper.

          "COPYRIGHT PROPERTY" means, with respect to any Person:

          (a) all of such Person's copyrights (including, without limitation, copyrights for semi-conductor chip product mask works), whether registered or unregistered, now or hereafter in force throughout the world, including, without limitation, all of such Person's right, title and interest in and to all copyrights registered in the United States Copyright Office or anywhere else in the world and also including, without limitation, the copyrights referred to in PART A-1 of SCHEDULE 4.16 and all applications for registration thereof, whether pending or in preparation, and all copyrights arising from such applications,

          (b)  all extensions and renewals of any of the above,

          (c) all copyright licenses and other agreements providing such Person with the right to use any of the types of items referred to in CLAUSES (a) and (b) of this definition, including, without limitation, the copyright licenses referred to in PART A-2 of SCHEDULE 4.16,

          (d) the right to sue for past, present and future infringements with respect to the Copyright Property described in CLAUSES (a) and (b) of this definition and, to the extent applicable, CLAUSE (c) of this definition, and

          (e) all proceeds of the foregoing, including, without limitation, licenses, royalties, income, payments, claims by such Person against third parties for past, present or future infringements with respect to the Copyright Property described in CLAUSE (a) of this definition and, to the extent applicable, CLAUSE (b) of this definition, and all rights corresponding thereto throughout the world.

          "CREDIT" means, with respect to each Borrower, the facility established for such Borrower under this Agreement pursuant to which Lender will make Revolving Loans to such Borrower or issue Letters of Credit for the account of such Borrower.

          "DEFAULT RATE" means, with respect to a Loan, the rate of interest which is applicable to such Loan after any amount thereof is not paid when due, whether by acceleration or otherwise, as determined pursuant to SUPPLEMENT A.

          "DEMAND DEPOSIT ACCOUNT" has, with respect to each Borrower, the meaning ascribed to such term in SECTION 2.3.

          "DOLLARS" and the sign "$" mean lawful money of the United States of America.

          "ELIGIBLE ACCOUNT RECEIVABLE" means, with respect to each Borrower, an Account Receivable owing to such Borrower which meets the following requirements:

          (1)  it is genuine and in all respects what it purports to be;

          (2) it arises from either (a) the performance of services by such Borrower, which services have been fully performed and, if applicable, acknowledged and/or accepted by the Account Debtor with respect thereto; or
     (b) the sale or lease of goods by such Borrower; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor's specifications (if any) and have been shipped to, or delivered to and accepted by, such Account Debtor, and (ii) such Borrower has possession of, or if requested by Lender has delivered to Lender, shipping and delivery receipts evidencing such shipment, delivery and acceptance;

          (3) it (a) is evidenced by an invoice rendered to the Account Debtor with respect thereto which (i) is dated not earlier than the date of shipment or performance, and (ii) has payment terms not unacceptable to Lender and (b) meets the Eligible Account Receivable requirements, if any, set forth in SUPPLEMENT A;

          (4)  it is not subject to any assignment, claim or Lien, other than
     (i) a Lien in favor of Lender and (ii) a lien in favor of "Junior Lender" (as defined in the Subordination Agreement), granted pursuant to the Subordinated Indebtedness Documents and securing Subordinated Indebtedness;

          (5) it is subject to a first and valid fully perfected security interest in favor of Lender;

          (6) it is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and is not subject to setoff, counterclaim, credit or allowance (except any credit or allowance which has been deducted in computing the net amount of the applicable invoice as shown in the original schedule or Borrowing Base Certificate furnished



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

to Lender identifying or including such Account Receivable) or adjustment by the Account Debtor with respect thereto, or to any claim by such Account Debtor denying liability thereunder in whole or in part, and such Account Debtor has not refused to accept any of the goods or services which are the subject of such Account Receivable or offered or attempted to return any of such goods;

          (7) there are no proceedings or actions which are then threatened or pending against the Account Debtor with respect thereto or to which such Account Debtor is a party which might result in any material adverse change in such Account Debtor's financial condition or in its ability to pay any Account Receivable in full when due;

          (8) it does not arise out of a contract or order which, by its terms, forbids, restricts or makes void or unenforceable the assignment by such Borrower to Lender of the Account Receivable arising with respect thereto;

          (9) the Account Debtor with respect thereto is not a Subsidiary of such Borrower, a Related Party or an Obligor, or a director, officer, employee or agent of such Borrower, a Subsidiary of such Borrower, a Related Party or an Obligor;

          (10) except as otherwise previously approved in writing by Lender, the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States of America, unless the applicable Account Debtor has supplied such Borrower with an irrevocable letter of credit with respect thereto, issued by a financial institution reasonably satisfactory to Lender, sufficient to cover such Account Receivable and in form and substance satisfactory to Lender, and such Borrower has delivered such letter of credit to Lender pursuant to SECTION 3.2(g);

          (11) it is not an Account Receivable arising from a "sale on approval," "sale or return" or "consignment," or subject to any other repurchase or return agreement;

          (12) it is not an Account Receivable with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by such Borrower or any Subsidiary of such Borrower, any Related Party or any Obligor (or by any agent or custodian of such Borrower, any Subsidiary of such Borrower, any Related Party or any Obligor) for the account of or subject to further and/or future direction from the Account Debtor thereof;

          (13) it is not an Account Receivable which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Related Agreement relating directly or indirectly to such Borrower's Accounts Receivable;



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


          (14) the Account Debtor thereunder is not located in the States of West Virginia, New Jersey or Minnesota, respectively, provided, however, that such restriction shall not apply if (a) such Borrower has filed and has effective a Notice of Business Activities Report with the appropriate office or agency of the State of West Virginia, New Jersey or Minnesota, as applicable, for the then current year, or (b) such Borrower is exempt from the filing of such Report and has provided Lender with satisfactory evidence thereof;

          (15) it arises in the ordinary course of such Borrower's business;

          (16) if the Account Debtor is the United States of America or any department, agency or instrumentality thereof, Borrower has assigned its right to payment of such Account Receivable to Lender pursuant to the Assignment of Claims Act of 1940, as amended;

          (17) if Lender in its sole and absolute discretion has established a credit limit for an Account Debtor, the aggregate dollar amount of Accounts Receivable due from such Account Debtor, including such Account Receivable, does not exceed such credit limit; and

          (18) if the Account Receivable is evidenced by chattel paper or an instrument, (a) Lender shall have specifically agreed in writing to include such Account Receivable as an Eligible Account Receivable of such Borrower,
     (b) only payments then due and payable under such chattel paper or instrument shall be included as an Eligible Account Receivable of such Borrower, and (c) the originals of such chattel paper or instruments have been endorsed and/or assigned and delivered to Lender in a manner satisfactory to Lender;

          (19) it is due and payable in full within thirty (30) days of the date of the invoice evidencing such Account Receivable and is not unpaid on the date that is seventy-five (75) days after the date of such invoice; and

          (20) the Account Debtor thereunder is not an Account Debtor with respect to which invoices representing twenty percent (20%) or more of the unpaid net amount of all Accounts Receivable therefrom are unpaid more than seventy-five (75) days after the respective dates of such invoices.

An Account Receivable of a Borrower which is at any time an Eligible Account Receivable of such Borrower, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account Receivable of such Borrower. Further, with respect to any Account Receivable of either of the Borrowers, if Lender at any time or times hereafter determines in its sole and absolute discretion that the prospect of payment or performance by the Account Debtor with respect thereto is or will be impaired for any reason whatsoever, notwithstanding


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

anything to the contrary contained above, such Account Receivable shall forthwith cease to be an Eligible Account Receivable of such Borrower.

          "ELIGIBLE INVENTORY" means, with respect to each Borrower, Inventory of such Borrower which meets the following requirements:

          (1) it is owned by such Borrower, and is not subject to any prior assignment, claim or Lien, other than a Lien in favor of Lender;

          (2) if held for sale or lease or furnishing under contracts of service, it is (except as Lender may otherwise consent in writing) new and unused;

          (3) it is subject to a first and valid fully perfected security interest in favor of Lender;

          (4) it is (a) in the possession and control of such Borrower and (b) is not stored on premises leased by such Borrower; if not in such Borrower's possession and control, or if stored on premises leased by such Borrower, Lender shall be in possession of such agreements, instruments and documents as Lender may require, each in form and content acceptable to Lender and duly executed, as appropriate, by the owner of the premises leased by such Borrower or the bailee, warehouseman, processor or other Person in possession or control of such Inventory, as applicable;

          (5) it is not Inventory which is dedicated to or, identifiable with, or is otherwise specifically to be used in the manufacture of, goods which are to be sold or leased to the United States of America or any department, agency or instrumentality thereof and in respect of which Inventory, such Borrower shall have received any progress or other advance payment which is or may be credited or set off against any Account Receivable of such Borrower generated upon the sale or lease of any such goods;

          (6) it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the "hot goods" provisions contained in Title 29 U.S.C. Section 215 or any successor statute or section;

          (7) it is not Inventory bearing a service mark, trademark or name of any Person other than such Borrower, or such other Persons as shall be reasonably acceptable to Lender, or with respect to which the use by such Borrower or the manufacture or sale thereof by such Borrower, or the sale or disposition thereof by Lender, is or would be subject to any licensing, patent, royalty, trademark, trade name or copyright agreement with any Person other than such Borrower; PROVIDED, HOWEVER, that Inventory shall not be deemed ineligible solely by reason of this clause (7), to the extent



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

     that the applicable service mark, trademark, name or agreement does not restrict or otherwise interfere in any material respect with the manufacture or sale thereof by such Borrower, or the sale or disposition thereof by Lender;

          (8) it is not (1) packaging, packing or shipping materials, (2) goods used in connection with maintenance or repair of such Borrower's business, properties or assets or (3) general supplies;

          (9) Lender has determined in its sole and absolute discretion that it is not unacceptable due to age, type, category, quality and/or quantity;

          (10) it is not Inventory which in any way fails to meet or violates any warranty, representation or covenant contained in this Agreement or any Related Agreement relating directly or indirectly to such Borrower's Inventory;

          (11) it is not subject to any claim or Lien, other than (i) a Lien in favor of Lender and (ii) a Lien in favor of "Junior Lender" (as defined in the Subordination Agreement), granted pursuant to the Subordination Indebtedness Documents and securing Subordinated Indebtedness; and

          (12) it satisfies the Eligible Inventory Requirements, if any, set forth in SUPPLEMENT A.

Inventory of a Borrower which is at any time Eligible Inventory of such Borrower but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory of such Borrower.

          "ENVIRONMENTAL LAWS" means the Resource Conservation and Recovery Act, 42 U.S.C. section 690, ET SEQ., the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, any so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time, and any other federal, state or local statute, law, ordinance, code, rule, regulation, guideline, order or decree, or other requirement (whether or not having the force of law) regulating, relating to, or imposing liability or standards of conduct (including, but not limited to, permit requirements, and emission or effluent restrictions) concerning any Hazardous Materials or any hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance, whether solid, liquid or gas, or otherwise relating to public health and safety and/or protection of the environment, as now or at any time hereafter in effect. References to sections of any such statute shall be construed to also refer to any successor sections.

          "ENVIRONMENTAL LIEN" means a Lien in favor of any federal, state or local governmental entity or agency for (1) any



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

liability under any Environmental Law or (2) damages arising from or costs incurred by such governmental entity or agency relating to a spillage, disposal, Release or threatened Release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or any pollutant or contaminant or other substance, whether solid, liquid or gas.

          "EQUIPMENT" means, with respect to each Borrower, all equipment of such Borrower of every description, including, without limitation, fixtures, furniture, vehicles and trade fixtures, together with any and all accessions, parts and equipment attached thereto or used in connection therewith, and any substitutions therefor and replacements thereof.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA shall be construed to also refer to any successor sections.

          "ERISA AFFILIATE" means, with respect to each Borrower, any corporation, partnership, or other trade or business (whether or not incorporated) that is, along with such Borrower, a member of a controlled group of corporations or a controlled group of trades or businesses, as described in sections 414(b) and 414(c), respectively, of the Code or section 4001 of ERISA, or a member of the same affiliated service group within the meaning of section 414(m) of the Code.

          "ESOP" means the Oregon Metallurgical Corporation Employee Stock Ownership Plan established November 16, 1987.

          "EUROCURRENCY RESERVE PERCENTAGE" means, with respect to each Interest Period for Eurodollar Rate Revolving Loans, a percentage equal to the daily average during such Interest Period of the percentages in effect on each day of such Interest Period, as prescribed by the Federal Reserve Board, for determining reserve requirements applicable to "Eurocurrency liabilities" pursuant to Regulation D or any other then applicable regulation of the Board of Governors which prescribes reserve requirements applicable to "Eurocurrency liabilities," as presently defined in Regulation D. For purposes of this definition, any Eurodollar Rate Revolving Loans hereunder shall be deemed to be "Eurocurrency liabilities" as defined in Regulation D.

          "EURODOLLAR MARGIN" means three percent (3.0%); PROVIDED, HOWEVER, that at any time that the Grid Ratio for the four (4) fiscal quarters of OREMET ending immediately prior to such time is greater than 2.00 to 1.00, "Eurodollar Margin" means two and one-half percent (2.5%).

          "EURODOLLAR RATE REVOLVING LOAN" means any Revolving Loan or portion thereof which bears interest at a rate determined with reference to the Interbank Rate (Reserve Adjusted).


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

          "EVENT OF DEFAULT" has the meaning ascribed to such term in SECTION
6.1.

          "FABRICATION BUSINESS" has the meaning assigned to that term in the Purchase Agreement.

          "FEDERAL FUNDS RATE" means for any day the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System, arranged by Federal Funds brokers applicable to Federal Funds transactions on such date. The Federal Funds Rate shall be determined by Lender on the basis of reports by Federal Funds brokers to, and published daily by, the Federal Reserve Bank of New York in the Composite Closing Quotations for U.S. Government Securities. If such publication is unavailable or the Federal Funds Rate is not set forth therein, the Federal Funds Rate shall be determined on the basis of any other source reasonably selected by Lender. In the case of a Saturday, Sunday or legal holiday on which banking institutions in Chicago, Illinois are not required to be open, the Federal Funds Rate shall be the rate applicable to Federal Funds Transactions on the immediately preceding day for which the Federal Funds Rate is reported.

          "FEDERAL RESERVE BOARD" means the Board of Governors of the Federal Reserve System or any successor thereto.

          "FIXTURES" means, with respect to each Borrower, all fixtures of such Borrower of every description and all substitutions and replacements of any thereof.

          "GAAP" means generally accepted accounting principles as applied in the preparation of the audited financial statements of OREMET referred to in
SECTION 4.6(a).

          "GENERAL INTANGIBLES" means, with respect to each Borrower, all of such Borrower's intangible personal property, including things in action, causes of action and all other personal property of such Borrower of every kind and nature (other than accounts, inventory, equipment, chattel paper, documents, instruments and money), including, without limitation, corporate or other business records, inventions, designs, patents, patent applications, trademarks, trademark applications, trade names, trade styles, trade secrets, goodwill, copyrights, registrations, licenses, franchises, customer lists, tax refund claims, claims against carriers and shippers, guarantee claims, security interests, security deposits or other security held by or granted to such Borrower to secure any payment from an Account Debtor of such Borrower, and any rights to indemnification.

          "GRID RATIO" means, with respect to any Person for any fiscal period, the ratio of (i) EARNINGS before interest expense and provision for Taxes to
(ii) interest expense, in each case OF SUCH PERSON AND ITS CONSOLIDATED SUBSIDIARIES for such period.



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

          "GUARANTEE LIABILITY" of any Person means any agreement, undertaking or arrangement by which such Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, obligation or any other liability of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation in respect of any Guarantee Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount (or maximum principal amount, if larger) of the debt, obligation or other liability guaranteed thereby.

          "HAZARDOUS MATERIALS" means (a) any "hazardous substance" as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined in the Resource Conservation and Recovery Act, as amended, (c) any petroleum product or (d) any pollutant, contaminant or hazardous, dangerous or toxic chemical, material or substance, defined or qualifying as such in (or for the purposes of) any Environmental Law, and shall include, but not be limited to, petroleum, including crude oil or any fraction thereof which is liquid at standard conditions of temperature or pressure (60 degrees fahrenheit and 14.7 pounds per square inch absolute), any radioactive material, including, but not limited to, any source, special nuclear or by-product material as defined at 42 U.S.C.
section 2011 ET SEQ., as amended or hereafter amended, polychlorinated biphenyls, and asbestos in friable form or condition.

          "INDEBTEDNESS" of any Person means, without duplication, (i) any obligation of such Person for borrowed money, including, without limitation, (a) any obligation of such Person evidenced by bonds, debentures, notes or other similar debt instruments, or securities providing for mandatory payments of money, and (b) any such obligation which is non-recourse to the credit of such Person but which is secured by any asset of such Person, (ii) any obligation, contingent or otherwise, of such Person relative to or in connection with the face amount of any letter of credit (including the Letters of Credit), whether or not drawn, and any banker's acceptances, (iii) any obligation of such Person on account of deposits or advances, (iv) whether or not included as a liability in accordance with GAAP, any obligation of such Person to pay the deferred purchase price of property or services, other than trade accounts payable or accruals arising in the ordinary course of business, (v) whether or not included as a liability in accordance with GAAP, any monetary obligation (excluding prepaid interest thereon) of such Person or of another Person secured by a Lien on any property or asset owned or being purchased by such first Person including any such obligation arising under conditional sales or other title retention agreements), whether or not such obligation shall have been assumed by such first Person or


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

is limited in recourse, (vi) any Capitalized Lease Liabilities of such Person,
(vii) any other item which, in accordance with GAAP, would be included as a liability on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined and (viii) all Guarantee Liabilities of such Person in respect of any of the foregoing. For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture in which such Person is a general partner or joint venturer.

          "INTELLECTUAL PROPERTY" means, with respect to any Person, collectively, such Person's Computer Hardware and Software Property, Copyright Property, Patent Property, Trademark Property and Trade Secrets Property.

          "INTERBANK RATE" means, with respect to each Interest Period, for a Eurodollar Rate Revolving Loan, the rate per annum at which Dollar deposits in immediately available funds are offered to Lender two Banking Days prior to the beginning of such Interest Period by major banks in the interbank eurodollar market as at or about 10:00 a.m., Chicago time, for delivery on the first day of such Interest Period, for the number of days comprised therein and in an amount equal to the amount of the Eurodollar Rate Revolving Loan to be outstanding during such Interest Period.

          "INTERBANK RATE (RESERVE ADJUSTED)" means, with respect to any Eurodollar Rate Revolving Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1% determined pursuant to the following formula:

     Interbank Rate      =         Interbank Rate
                                   --------------
     (Reserve Adjusted)       1 - Eurocurrency Reserve Percentage

          "INTEREST PERIOD" means, relative to any Eurodollar Rate Revolving Loan, the period beginning on (and including) the date on which such Eurodollar Rate Revolving Loan is made or continued as, or converted into, a Eurodollar Rate Revolving Loan pursuant to SECTION 2.5 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three or six months thereafter (or, if such month has no numerically corresponding day, on the last Banking Day of such month), in either case as the applicable Borrower may select; PROVIDED, HOWEVER, that (i) no Interest Period for any Eurodollar Rate Revolving Loan shall in any event extend beyond the Termination Date, (ii) each Interest Period with respect to an Eurodollar Rate Revolving Loan which would otherwise end on a day which is not a Banking Day shall end on the next succeeding Banking Day unless such next succeeding Banking Day is the first Banking Day of a calendar month, in which case it shall end on the next preceding Banking Day.

          "INVENTORY" means, with respect to each Borrower, any and all of such Borrower's goods, (including, without limitation, goods in transit) wheresoever located which are or may at any time be leased by such Borrower to a lessee, held for sale or lease, furnished under any contract of service, or held as raw materials,



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

work in process, or supplies or materials used or consumed in such Borrower's business, or which are held for use in connection with the manufacture, packing, shipping, advertising, selling or finishing of such goods, and all goods the sale or other disposition of which has given rise to an Account Receivable, Contract Right or General Intangible, in each case of such Borrower, which are returned to and/or repossessed and/or stopped in transit by such Borrower or Lender or any agent or bailee of either of them, and all documents of title or other documents representing the same.

          "INVESTMENT" of any Person means, without duplication, (a) any investment, made in cash or by delivery of any kind of property or asset, in any other Person, whether by acquisition of shares of stock or similar interest, Indebtedness or other obligation or security, or by loan, advance or capital contribution, or otherwise, (b) any Guarantee Liability of such Person and (c) any ownership or similar interest held by such Person in any other Person. The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon (and without adjustment by reason of the financial condition of such other Person) and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the fair market value of such property.

          "KAMYR" means Kamyr, Inc., a Delaware corporation.

          "L/C DRAFT" means a draft drawn on Lender pursuant to a Letter of Credit.

          "LENDER" has the meaning ascribed to such term in the Preamble.

          "LETTER OF CREDIT" means, with respect to each Borrower, a letter of credit issued by Lender, in its discretion, on the Application of such Borrower.

          "LETTER OF CREDIT OBLIGATIONS" means, with respect to each Borrower, at any time, but without duplication, an amount equal to the sum of (i) the aggregate outstanding face amount of all Letters of Credit issued for the account of such Borrower PLUS (ii) the aggregate outstanding face amount of all unpaid L/C Drafts drawn pursuant to a Letter of Credit issued for the account of such Borrower.

          "LIABILITIES" means, with respect to each Borrower, all of the liabilities, obligations and indebtedness of such Borrower to Lender of any kind or nature, however created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, and including but not limited to (i) such Borrower's obligations under any Note,
(ii) such Borrower's obligations under this Agreement, (iii) such Borrower's obligations with respect to any Letter of Credit issued for the account of such Borrower or any Application of such



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

Borrower therefor, (iv) interest, charges, expenses, Attorneys' Fees and other sums chargeable to such Borrower by Lender under this Agreement or any Related Agreement, and (v) the obligations of such Borrower under any Related Agreement, including obligations of performance. "Liabilities" shall also include any and all amendments, extensions, renewals, refundings or refinancings of any of the foregoing (at the same or a lesser or greater amount).

          "LIABILITIES TO NET WORTH RATIO" means, at any time of determination thereof, with respect to any Person, the ratio of (i) the total liabilities of such Person and its consolidated Subsidiaries to (ii) Net Worth of such Person, in each case at such time.

          "LIEN" means any mortgage, pledge, hypothecation, judgment lien or similar legal process, title retention lien, or other lien, encumbrance or security interest, including, without limitation, the interest of a vendor under any conditional sale or other title retention agreement and the interest of a lessor under any Capitalized Lease.

          "LOAN" means (i) any Revolving Loan made pursuant to SECTION 2.1 and
(ii) any other loan or advance made to either of the Borrowers by Lender under or pursuant to this Agreement.

          "LOAN ACCOUNT" has, with respect to each Borrower, the meaning ascribed to such term in SECTION 2.3.

          "MARGIN STOCK" has the meaning ascribed to such term in Regulation U of the Federal Reserve Board or any regulation substituted therefor, as in effect from time to time.

          "MATERIAL ADVERSE EFFECT" means a material adverse effect upon (a) the business, operations, properties, assets or condition (financial or otherwise) of OREMET and its Subsidiaries taken as a whole, (b) the ability of either of the Borrowers to perform and satisfy in full the Liabilities of such Borrower in accordance with the respective terms thereof or (c) the Collateral or Third Party Collateral of either of the Borrowers.

          "MONTHLY PAYMENT DATE" means the first day of each calendar month or, if any such day is not a Banking Day, the next succeeding Banking Day.

          "MULTIEMPLOYER PLAN" means, with respect to each Borrower, a "multiemployer plan" as defined in SECTION 4001(a)(3) of ERISA which is maintained for employees of such Borrower, any Subsidiary of such Borrower, any other Obligor or any ERISA Affiliate of such Borrower.

          "NET REVOLVING LOAN AVAILABILITY" means, at any time with respect to each Borrower, an amount equal to (i) Revolving Loan Availability MINUS (ii) the aggregate outstanding principal balance of the Loans, in each case of such Borrower at such time.


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

          "NET WORTH" means at any time, with respect to any Person, the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of such Person and its CONSOLIDATED Subsidiaries calculated in accordance with GAAP.

          "NOTE" means any promissory note of either of the Borrowers evidencing any loan or advance (including but not limited to any Revolving Loans) made by Lender to such Borrower pursuant to this Agreement.

          "OBLIGOR" means each Borrower and each other Person who is or shall become primarily or secondarily liable on any of the Liabilities of either or both of the Borrowers, or who grants to Lender a Lien on any property of such Person as security for any of the Liabilities of either or both of the Borrowers.

          "OCCUPATIONAL SAFETY AND HEALTH LAW" means the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, in each case as in effect from time to time. References to sections of any Occupational Safety and Health Law shall be construed to also refer to any successor sections.

          "OLD TI" means Titanium Industries, Inc., a New Jersey corporation.

          "OVER ADVANCES" has the meaning ascribed to such term in SECTION 2.8.

          "OVERDRAFT LOAN" has the meaning ascribed to such term in SECTION
2.7.

          "PADDOCK" means James S. Paddock, an individual.

          "PARTICIPANT" means any Person, now or at any time or times hereafter, participating with Lender in the Loans made to Borrowers pursuant to this Agreement or any Related Agreement.

          "PATENT PROPERTY" means, with respect to any Person:

          (a) all of such Person's inventions (whether or not patentable and whether or not reduced to practice) and all of such Person's patents, patent applications (including, without limitation, all patents and patent applications in preparation for filing) and patent disclosures throughout the world, including without limitation, each patent and patent application referred to in PART B-1 of SCHEDULE 4.16;

          (b) all reissues, divisions, continuations, continuations-in-part, revisions, extensions, renewals and reexaminations of any of the items described in CLAUSE (A) of this definition;


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     "NET WORTH" means at any time, with respect to any Person, the total of shareholders' equity (including capital stock, additional paid-in capital and retained earnings after deducting treasury stock) of such Person and its CONSOLIDATED Subsidiaries calculated in accordance with GAAP.

     "NOTE" means any promissory note of either of the Borrowers evidencing any loan or advance (including but not limited to any Revolving Loans) made by Lender to such Borrower pursuant to this Agreement.

     "OBLIGOR" means each Borrower and each other Person who is or shall become primarily or secondarily liable on any of the Liabilities of either or both of the Borrowers, or who grants to Lender a Lien on any property of such Person as security for any of the Liabilities of either or both of the Borrowers.

     "OCCUPATIONAL SAFETY AND HEALTH LAW" means the Occupational Safety and Health Act of 1970, as amended, and any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning employee health and/or safety, in each case as in effect from time to time. References to sections of any Occupational Safety and Health Law shall be construed to also refer to any successor sections.

     "OLD TI" means Titanium Industries, Inc., a New Jersey corporation.

     "OVER ADVANCES" has the meaning ascribed to such term in SECTION 2.8.

     "OVERDRAFT LOAN" has the meaning ascribed to such term in SECTION  2.7.

     "PADDOCK" means James S. Paddock, an individual.

     "PARTICIPANT" means any Person, now or at any time or times hereafter, participating with Lender in the Loans made to Borrowers pursuant to this Agreement or any Related Agreement.

     "PATENT PROPERTY" means, with respect to any Person:

          (a) all of such Person's inventions (whether or not patentable and whether or not reduced to practice) and all of such Person's patents, patent applications (including, without limitation, all patents and patent applications in preparation for filing) and patent disclosures throughout the world, including without limitation, each patent and patent application referred to in PART B-1 of SCHEDULE 4.16;

          (b) all reissues, divisions, continuations, continuations-in-part, revisions, extensions, renewals and reexaminations of any of the items described in CLAUSE (A) of this definition;

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          (c)  all patent licenses of such Person (whether as licensee or licensor), including each patent license referred to in PART B-2 of
     SCHEDULE 4.16;

          (d) the right to sue third parties for past, present or future infringements of any Patent Property described in CLAUSES (A) OR (B) of this definition and, to the extent applicable, CLAUSE (C) of this definition; and

          (e) all proceeds of, and rights associated with, the foregoing (including license royalties and proceeds of infringement suits), including any claim by such Person against third parties for past, present or future infringements of any patent or (to the extent applicable or permitted as a matter of law) patent covered by a patent license and all rights corresponding thereto throughout the world.

          "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

          "PENSION PLAN" means, with respect to each of the Borrowers, a "pension plan," as such term is defined in Section 3(2) of ERISA, which is subject to the provisions of Title IV of ERISA and which is established or maintained by such Borrower, any Subsidiary of such Borrower, any other Obligor or any ERISA Affiliate of such Borrowers, other than a Multiemployer Plan.

          "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, institution, entity, or government (whether national, federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

          "PRO FORMA BALANCE SHEET" has the meaning ascribed to such term in
SECTION 4.6(C).

          "PRO FORMA FINANCIAL INFORMATION" has the meaning assigned to such term in SECTION 4.6(C).

          "PROJECTIONS" has the meaning ascribed to such term in SECTION 4.6(C).

          "PURCHASE AGREEMENT" means that certain Stock and Asset Purchase Agreement dated as of September 19, 1994, between Kamyr and TI, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "REAL PROPERTY" means, with respect to each Borrower, all real property of such Borrower.

          "REFERENCE RATE" means, at any time, the rate of interest then most recently announced by Lender at Chicago, Illinois as its reference rate. Each change in the interest rate on any Loan which


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is determined with reference to the Reference Rate shall take effect on the effective date of the change in the Reference Rate.

          "REFERENCE RATE MARGIN" means one and one-half percent (1.5%); PROVIDED, HOWEVER, that (i) at any time that the Grid Ratio for the two (2) consecutive fiscal quarters of OREMET ending immediately prior to such time is greater than 2.00 to 1.00, "Reference Rate Margin" means one percent (1.0%) and
(ii) at any time that the Grid Ratio for the four (4) consecutive fiscal quarters of OREMET ending immediately prior to such time is greater than 2.00 to 1.00, "Reference Rate Margin" means one-half of one percent (0.5%).

          "REFERENCE RATE REVOLVING LOAN" means any Revolving Loan or portion thereof which bears interest at a rate determined with reference to the Alternate Reference Rate.

          "RELATED AGREEMENT" means any agreement, instrument or document (including, without limitation, notes, guarantees, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements and all other written matter) heretofore, now, or hereafter executed and/or delivered to Lender with respect to or in connection with or pursuant to this Agreement or any of the Liabilities of either or both of the Borrowers, and executed by or on behalf of either or both of the Borrowers or any other Obligor.

          "RELATED PARTY" means any Person (other than the ESOP or any Subsidiary of a Borrower) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, a Borrower, (ii) which beneficially owns or holds ten percent (10%) or more of the equity interest of a Borrower, or (iii) ten percent (10%) or more of the equity interest of which is beneficially owned or held by a Borrower or a Subsidiary of a Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

          "RELEASE" means release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment or into or out of any property, including the movement of Contaminants through or in the air, soil, surface water, groundwater or property.

          "REPORTABLE EVENT" has the meaning given to such term in ERISA.

          "REVOLVING CREDIT AMOUNT" has, with respect to each Borrower, the meaning ascribed to such term in SUPPLEMENT A.

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          "REVOLVING LOAN" has, with respect to each Borrower, the meaning ascribed to such term in SECTION 2.1.1.

          "REVOLVING LOAN AVAILABILITY" means, with respect to each Borrower, the lesser of (a) the Revolving Credit Amount MINUS the Letter of Credit Obligations and (b) the Borrowing Base MINUS the Letter of Credit Obligations, in each case of such Borrower.

          "SHAREHOLDERS AGREEMENT" means that certain Corporate Organization and Shareholders Agreement dated as of September 19, 1994, among Paddock, OREMET and TI.

          "SUBORDINATED INDEBTEDNESS DOCUMENTS" means the "Subordinated Loan Documents" (as defined in the Subordination Agreement).

          "SUBORDINATED INDEBTEDNESS" has the meaning ascribed to such term in the Subordination Agreement.

          "SUBORDINATION AGREEMENT" means that certain Subordination Agreement of even date herewith among Lender, TI and Old TI, as it may be amended, restated, supplemented or otherwise modified from time to time.

          "SUBSIDIARY" means, as to any Person, (i) any corporation of which or in which such Person, such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own 50% or more of the combined voting power of all classes of stock having general voting power under ordinary circumstances to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (ii) any partnership, joint venture or similar entity of which or in which such Person, such Person and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own 50% or more of the capital interest or profits interest or (iii) any trust, association or other unincorporated organization of which or in which such Person, and one or more of its Subsidiaries, or one or more Subsidiaries of such Person directly or indirectly own 50% or more of the beneficial interest.

          "SUPPLEMENTAL DOCUMENTATION" has the meaning ascribed to such term in
SECTION 3.5.

          "TAXES" means, with respect to any Person, taxes, assessments or other governmental charges or levies imposed upon such Person, its income or any of its properties, franchises or assets.

          "TERMINATION DATE" means September 19, 1997 or such later date to which it may be extended pursuant to SECTION 11.7.

          "THIRD PARTY COLLATERAL" means, with respect to each Borrower, any property of any Person other than such Borrower which

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secures payments, performance and/or observance of any Liabilities of such
Borrower.

          "TI" has the meaning ascribed to such term in the Preamble.

          "TI WIRE" means Titanium Wire Corporation, a Pennsylvania corporation.

          "TIL UK " means Titanium International Limited, a limited liability company.

          "TI FINANCIAL STATEMENTS" has the meaning ascribed to such term in
SECTION 4.6(b).

          "TRADE SECRET" has the meaning ascribed to that term in the definition of Trade Secrets Property.

          "TRADE SECRETS PROPERTY" means, with respect to any Person, all common law and statutory trade secrets of such Person and all other confidential or proprietary or useful information of such Person, including, without limitation, all ideas, formulae, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans and customer and supplier lists and related information obtained by or used in or contemplated at any time for use in the business of such Person (all of the foregoing being collectively called a "TRADE SECRET"), whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses of such Person (whether as licensee or licensor), including each Trade Secret license referred to in SCHEDULE 4.16, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.

          "TRADEMARK" has the meaning ascribed to that term in the definition of Trademark Property.

          "TRADEMARK PROPERTY" means, with respect to any Person:

          (a) all of such Person's: trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, certification marks, collective marks, logos, trade dress other source of business identifiers, prints and labels on which any of the foregoing have appeared or appear, designs and general intangibles of a like nature (all of the foregoing items in this CLAUSE (a) being collectively called a "TRADEMARK"), now existing anywhere in the world or hereafter adopted or acquired, whether currently in use or not, whether or not registered, all registrations and recordings thereof and all

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     applications in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, including, without limitation, those referred to in PART C-1 of SCHEDULE 4.16;

          (b) all reissues, extensions, renewals, translations, adaptations, derivations and combinations of any of the items described in CLAUSE (a) of this definition;

          (c) all Trademark licenses and other agreements providing such Person with the right to use any of the types of items referred to in CLAUSES (a) and (b) of this definition, including each Trademark license referred to in PART C-2 of SCHEDULE 4.16;

          (d) all of the goodwill of the business connected with the use of, and symbolized by the items described in, CLAUSES (a) and (b) of this definition;

          (e) the right to sue third parties for past, present and future infringements of any Trademark Property described in CLAUSES (a) or (b) of this definition and, to the extent applicable in CLAUSE (c) of this definition; and

          (f) all proceeds of, and rights associated with, the foregoing, including any claim by such Person against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or (to the extent applicable and if permitted by applicable law) Trademark license, referred to in CLAUSE (c) of this definition, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license, and all rights corresponding thereto throughout the world.

          "UCC" means the Uniform Commercial Code as in effect in the State of Illinois, and any successor statute, together with any regulations thereunder, in each case as in effect from time to time. References to sections of the UCC shall be construed to also refer to any successor sections.

          "UNMATURED EVENT OF DEFAULT" means any event or condition which, with the lapse of time or giving of notice or both, would constitute an Event of Default.

     1.2  OTHER DEFINITIONAL PROVISIONS.     Unless otherwise defined or the
context otherwise requires, all financial and accounting terms used herein or in any certificate or other document made or delivered pursuant hereto shall be defined in accordance with GAAP. Unless otherwise defined therein, all terms defined in this Agreement shall have the defined meanings when used in any Note or in any certificate or other document made or

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delivered pursuant hereto.  Terms used in this Agreement which are defined in any Supplement or Exhibit hereto shall, unless the context otherwise indicates, have the meanings given them in such Supplement or Exhibit. Other terms used in this Agreement shall, unless the context indicates otherwise, have the meanings provided for by the UCC to the extent the same are used or defined therein.

     1.3 INTERPRETATION OF AGREEMENT. A SECTION, an EXHIBIT or a SCHEDULE is, unless otherwise stated, a reference to a section hereof, an exhibit hereto or a schedule hereto, as the case may be. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement. The words "hereof," "herein," "hereto" and "hereunder" and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Reference to "this Agreement" shall include the provisions of SUPPLEMENT A.

     1.4  LENDER'S DISCRETION.     Whenever the terms of this Agreement provide
that any determination may be made in the sole discretion of Lender, Lender hereby agrees that it shall not make such determination in an arbitrary or capricious manner.

     1.5 COMPLIANCE WITH FINANCIAL RESTRICTIONS. Compliance with each of the financial ratios and restrictions contained in SECTION 5 or SUPPLEMENT A shall, except as otherwise provided herein, be determined in accordance with GAAP consistently applied.

2.   LOANS; LETTERS OF CREDIT; OTHER MATTERS.

     2.1  LOANS

          2.1.1     REVOLVING LOANS.

               (a) Subject to the terms and conditions of this Agreement and the Related Agreements, and in reliance upon the warranties of each of the Borrowers set forth herein and in the Related Agreements, Lender agrees to make such loans or advances (individually each a "REVOLVING LOAN" of such Borrower and collectively the "REVOLVING LOANS" of such Borrower) from time to time before the Termination Date to each Borrower as such Borrower may from time to time request, up to but not in excess of the Revolving Loan Availability of such Borrower. All Revolving Loans shall bear interest at a rate determined by reference to either the Alternate Reference Rate or the Interbank Rate (Reserve Adjusted), pursuant to Section 2.4 and the terms and provisions of SUPPLEMENT A. Revolving Loans of each Borrower may be repaid and, subject to the terms and conditions hereof, reborrowed by such Borrower to but not including the Termination Date unless the Credit of such Borrower is otherwise terminated as provided in this Agreement.

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               (b)  In the event the aggregate outstanding principal balance of the Revolving Loans of either of the Borrowers exceeds the Revolving Loan Availability of such Borrower, such Borrower shall, unless Lender shall otherwise consent, without notice or demand of any kind, immediately make such repayments of the Revolving Loans of such Borrower or take such other actions as shall be necessary to eliminate such excess.

               (c) All Revolving Loans of each of the Borrowers hereunder shall be paid by such Borrower on the Termination Date, unless payable sooner pursuant to the provisions of this Agreement, but may, at such Borrower's election, be repaid in whole or in part at any time prior to such date without premium or penalty.

          2.1.2     LIMITATION ON REDUCTION OF REVOLVING CREDIT AMOUNT.

          Each Borrower may, at any time, on at least thirty (30) days' prior written notice received by Lender, permanently reduce the Revolving Credit Amount of such Borrower by paying to Lender such amount as is necessary to reduce the outstanding principal balance of the Revolving Loans plus Letter of Credit Obligations, in each case of such Borrower, to such reduced Revolving Credit Amount; PROVIDED, HOWEVER, that (i) notwithstanding anything to the contrary contained herein, the Revolving Credit Amount of OREMET may not be reduced to an amount less than $500,000 and (ii) the Revolving Credit Amount of TI may not be reduced to an amount less than $500,000.

          2.1.3     MAXIMUM OUTSTANDING LOANS.    Notwithstanding any other
     provision of this Agreement, the aggregate outstanding principal balance of the Loans plus Letter of Credit Obligations shall not exceed at any time
     (A) in the case of OREMET, $16,000,000, (B) in the case of TI, $8,000,000 and (C) in the case of both Borrowers in the aggregate $20,000,000; PROVIDED, HOWEVER, that the foregoing shall not limit the right of Lender to advance Revolving Loans to either of the Borrowers pursuant to the provisions of SECTIONS 2.2(b), 2.2(c), 2.2(e), 3.2(c), 5.5, 5.6, 7.4, 11.3,
     11.4 or any other provision of this Agreement or any Related Agreement that permits Lender to advance Revolving Loans to such Borrower.

     2.2  LETTERS OF CREDIT.

     (a) In addition to Loans made pursuant to SECTION 2.1, Lender will, upon receipt of duly executed Applications of such Borrower and such other documents, instruments and/or agreements as Lender may reasonably require, issue Letters of Credit for the account of either of the Borrowers on such terms as are satisfactory to Lender; PROVIDED, HOWEVER that no Letter of Credit will be issued for the account of either of the Borrowers if, before or after

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taking such Letter of Credit into account, the Letter of Credit Obligations of such Borrower exceed the lesser of (i) the Revolving Credit Amount MINUS the outstanding principal balance of the Revolving Loans, and (ii) the Borrowing Base MINUS the outstanding principal balance of the Revolving Loans, in each case of such Borrower.

     (b) Each Borrower agrees to pay Lender, on demand, Lender's standard administrative operating fees and charges in effect from time to time for issuing and administering any Letters of Credit issued for the account of such Borrower. Each Borrower further agrees to pay Lender a commission equal to two and one-half percent (2.5%) per annum (calculated on the basis of a year consisting of 360 days and paid for actual days elapsed) of the daily average of the undrawn amount of each Letter of Credit issued for the account of such Borrower and each L/C Draft drawn under such Letter of Credit. Such commissions shall be paid at such frequency as Lender shall determine. Lender may provide for the payment of any such fees, charges or commission due by advancing the amount thereof to the applicable Borrower as a Revolving Loan.

     (c) Each of the Borrowers agrees to reimburse Lender, on demand, for each payment made by Lender under or pursuant to any Letter of Credit issued for the account of such Borrower and each L/C Draft drawn under such Letter of Credit. Each of the Borrowers further agrees to pay to Lender, on demand, interest at the Default Rate applicable to Revolving Loans on any amount paid by Lender under or pursuant to any Letter of Credit issued for the account of such Borrower and each L/C Draft drawn under such Letter of Credit, from the date of payment until the date of reimbursement to Lender. Lender may, and upon request of the applicable Borrower when no Event of Default exists (to the extent there is additional availability pursuant to the terms hereof for Revolving Loans to such Borrower) shall, provide for the payment of any reimbursement obligations of such Borrower and any interest accrued thereon by advancing all or part of the amount thereof to such Borrower as a Revolving Loan.

     (d) Each Borrower's obligation to reimburse Lender for payments and disbursements made by Lender under or in connection with any Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which such Borrower may have or have had against Lender or any other Person, including, without limitation, any defense based on the failure of the demand for payment under such Letter of Credit to conform to the terms of such Letter of Credit, the legality, validity, regularity or enforceability of such Letter of Credit, or the identity of the transferee of such Letter of Credit or the sufficiency of any transfer if such Letter of Credit is transferable. Each Borrower assumes all risks of the acts or omissions of the user of any Letters of Credit issued for the account of such Borrower and all risks of the misuse of any such Letter of Credit. Neither Lender nor any of its correspondents, shall be responsible:
(1) for the form, validity, sufficiency, accuracy, genuineness or legal effect


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of any document specified in an Application even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (2) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or L/C Draft or any of the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (3) for failure of any L/C Draft to bear any reference or adequate reference to any Letter of Credit, or failure of anyone to note the amount of any L/C Draft on the reverse of any Letter of Credit or to surrender or to take up any Letter of Credit or to send forward any such document apart from drafts as required by the terms of any Letter of Credit, each of which provisions, if contained in the Letter of Credit itself, it is agreed, may be waived by Lender; (4) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher;
(5) for any error, neglect, default, suspension or insolvency of any correspondents of Lender; (6) for errors in translation or for errors in interpretation of technical terms; (7) for any loss or delay, in the transmission or otherwise, of any such document or draft or of proceeds thereof;
(8) for the misapplication by the beneficiary of a Letter of Credit or of the proceeds of any drawing under such Letter of Credit; (9) for any consequences arising from causes beyond the control of Lender, including, without limitation, any act or omission, rightful or wrongful, of any present or future de jure or de facto government or governmental authority; or (10) for any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except only that each of the Borrowers shall have a claim against Lender, and Lender shall be liable to each of the Borrowers, to the extent, but only to the extent, of any direct, as opposed to consequential, damages suffered by such Borrower which such Borrower proves were caused by Lender's willful misconduct or gross negligence. None of the above shall affect, impair or prevent the vesting of any of the rights or powers of Lender. Lender shall have the right to transmit the terms of any Letter of Credit without translating them.

     (e) Notwithstanding anything to the contrary herein or in any Application, upon the occurrence of an Event of Default, an amount equal to the aggregate amount of the outstanding Letter of Credit Obligations of each of the Borrowers shall, at Lender's option and without demand upon or further notice to such Borrower, be deemed (as between Lender and such Borrower) to have been paid or disbursed by Lender under the Letters of Credit issued by Lender for the account of such Borrower and L/C Drafts drawn thereunder (notwithstanding that such amounts may not in fact have been so paid or disbursed), and Revolving Loans to such Borrower in all or part of the amount of such Letter of Credit Obligations to have been made and accepted, which Loans shall be immediately due and payable. In lieu of the foregoing, at the election of Lender at any time after an Event of Default, each of the Borrowers agrees, upon Lender's demand, to deliver to Lender cash Collateral equal to the aggregate Letter of Credit Obligations of such Borrower. Any such cash Collateral and/or any amounts received by Lender in

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payment of the Loans made pursuant to this PARAGRAPH (e) shall be held by Lender in the Assignee Deposit Account of the respective Borrower or a separate account appropriately designated as a cash collateral account in relation to this Agreement and the applicable Letters of Credit and shall be retained by Lender as collateral security in respect of, first, such Borrower's Liabilities under or in connection with the Letters of Credit issued by Lender for the account of such Borrower and L/C Drafts drawn thereunder and then, all other Liabilities of such Borrower. Such amounts shall not be used by Lender to pay any amounts drawn or paid under or pursuant to any Letter of Credit or L/C Draft, but may be applied to reimburse Lender for drawings or payments under or pursuant to such Letters of Credit or L/C Drafts which Lender has paid, or if no such reimbursement is required, to payment of such other Liabilities of the applicable Borrower as Lender shall determine. Any amounts remaining in any cash collateral account established pursuant to this PARAGRAPH (e) following payment in full of all Liabilities of such Borrower shall be returned to such Borrower.

     2.3  LOAN ACCOUNT; DEMAND DEPOSIT ACCOUNT.   Lender shall establish or
cause to be established on its books in each Borrower's name one or more accounts (such Borrower's "LOAN ACCOUNT") to evidence Loans made to such Borrower. Lender will credit or cause to be credited to a commercial account maintained by each Borrower (such Borrower's "DEMAND DEPOSIT ACCOUNT") at Lender's 231 South LaSalle Street, Chicago, Illinois office the amount of any sums advanced as Loans to such Borrower hereunder. Any amounts advanced as Loans hereunder which are credited to a Borrower's Demand Deposit Account, together with any other amounts advanced to such Borrower as a Loan pursuant to this Agreement, will be debited to the applicable Loan Account and result in an increase in the principal balance outstanding in such Loan Account in the amount thereof.

     2.4  INTEREST.

     (a)  REVOLVING LOANS.    The unpaid principal amount of each Reference Rate
Revolving Loan and each Eurodollar Rate Revolving Loan hereunder shall bear interest as long as no Event of Default exists at the rate applicable to Reference Rate Revolving Loans or Eurodollar Rate Revolving Loans, as applicable, indicated in SUPPLEMENT A. During the continuance of an Event of Default, the entire unpaid principal amount of the Reference Rate Revolving Loans and Eurodollar Rate Revolving Loans, as applicable, shall bear interest at the Default Rate applicable to such Loans, as indicated in SUPPLEMENT A.

     (b) INTEREST PAYMENT DATES. Interest accrued on each Loan shall be payable, without duplication:

          (1)  in the case of each Loan, on the Termination Date;

          (2) in the case of each Eurodollar Rate Revolving Loan, on the last day of each Interest Period with respect thereto;

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          (3)  in the case of each Reference Rate Revolving Loan, on each
     Monthly Payment Date occurring after the Closing Date;

          (4) in the case of each repayment of the Revolving Loans of either of the Borrowers which is made in connection with a reduction in the Revolving Credit Amount of such Borrower, on the date of any such payment or prepayment, in whole or in part, of principal outstanding on such Revolving Loans; and

          (5) on that portion of any Loans the maturity of which is accelerated pursuant to SECTION 6.2, immediately upon such acceleration.

Interest accrued on Loans or other monetary Liabilities of either of the Borrowers after the date such amount is due and payable (whether at maturity, upon acceleration or otherwise) shall be payable upon demand.

     2.5  BORROWING PROCEDURE.

          2.5.1 REQUESTS FOR LOANS. All Loans shall be requested by the applicable Borrower in writing or by telephone, with each such request to be received (a) in the case of a Reference Rate Revolving Loan, not later than 11:00 a.m. Chicago time on the Banking Day such Loan is requested to be made and (b) in the case of a Eurodollar Rate Revolving Loan, not later than 11:00 a.m. at least three (3) Banking Days prior to each borrowing of Eurodollar Rate Revolving Loans, except for Overdraft Loans and Revolving Loans made pursuant to the provisions of SECTIONS 2.2(b), 2.2(c), 2.2(e), 3.2(c), 5.5, 5.6, 7.4, 11.3, 11.4 or any other provision of this Agreement or any other Related Agreement that permits Lender to unilaterally advance Revolving Loans to either of the Borrowers. Each request for a Loan shall be irrevocable and shall specify the borrowing date (which shall be a Banking Day), the amount of the Loan, whether such Loan is a Reference Rate Revolving Loan or a Eurodollar Rate Revolving Loan and, if a Eurodollar Rate Revolving Loan, the initial Interest Period therefor.

          2.5.2 ADDITIONAL RESTRICTIONS PERTAINING TO EURODOLLAR RATE REVOLVING LOANS.

          Each borrowing of Eurodollar Rate Revolving Loans with a specified Interest Period must be in a minimum amount of $1,000,000 and an integral multiple of $100,000 in excess thereof. Each of the Borrowers shall be permitted to have no more than two (2) borrowings of Eurodollar Rate Revolving Loans with different Interest Periods outstanding at any one time. Lender shall have no obligation to honor a request for any Eurodollar Rate Revolving Loan which is requested at any time that an Event of Default or an Unmatured Event of Default exists.

          2.5.3     CONTINUATION AND/OR CONVERSION OF LOANS.

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          Each Borrower may elect (i) to continue any outstanding Eurodollar
     Rate Revolving Loan of such Borrower from the current Interest Period of such Loan into a subsequent Interest Period to begin on the last day of such current Interest Period or (ii) convert any outstanding Reference Rate Revolving Loan of such Borrower into a Eurodollar Rate Revolving Loan of such Borrower or, on the last day of the current Interest Period, convert a Eurodollar Rate Revolving Loan of such Borrower into a Reference Rate Revolving Loan of such Borrower, by giving at least three (3) Banking Days' prior written or telephonic notice to Lender specifying the date, amount and the Interest Period, if applicable. Absent notice of continuation or conversion, each Eurodollar Rate Revolving Loan of a Borrower shall automatically convert into a Reference Rate Revolving Loan of such Borrower on the last day of the current Interest Period for such Eurodollar Rate Revolving Loan, unless paid in full on such last day. The aggregate dollar amount of Loans of a Borrower which may be converted into or continued as Eurodollar Rate Revolving Loans (i) shall not exceed in the aggregate an amount equal to eighty percent (80%) of the aggregate then outstanding principal balance of the Revolving Loans of such Borrower and (ii) shall not be less than $1,000,000 and an integral multiple of $100,000 in excess thereof. Lender shall have no obligation to honor (a) a request to convert a Reference Rate Revolving Loan into a Eurodollar Rate Revolving Loan or to continue a Eurodollar Rate Revolving Loan (i) less than thirty (30) days before the Termination Date or (ii) at any time that an Event of Default or an Unmatured Event of Default shall exist.

          2.5.4     INFORMATION FROM BORROWERS.   In addition to Borrowing Base
     Certificates required pursuant to SECTION 5.1.2, each Borrower agrees to forthwith provide Lender with such information, at such frequency and in such format, as is reasonably required by Lender in connection with any Loan requested or deemed requested by such Borrower, such information to be current as of the time of such request.

          2.5.5     IDENTITY OF AUTHORIZED OFFICERS.   Each Borrower shall
     provide Lender with documentation satisfactory to Lender indicating (a) the names of those Persons authorized by such Borrower to sign Borrowing Base Certificates on behalf of such Borrower and (b) the names of those Persons authorized by such Borrower to make telephonic requests on behalf of such Borrower for Loans or the continuation or conversion thereof and/or to authorize on behalf of such Borrower disbursement of the proceeds of Loans by wire transfer or otherwise, and Lender shall be entitled to rely upon such documentation until notified in writing by such Borrower of any change in the names of the Persons so authorized. Lender shall be entitled to act on the instructions of anyone identifying himself as one of the Persons authorized to request Loans or disbursements of Loan proceeds by telephone and each Borrower shall be bound thereby in the same manner as if the Person

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     were actually so authorized.  Each of the Borrowers agrees to indemnify and hold Lender harmless from any and all claims, damages, liabilities, losses, costs and expenses (including Attorneys' Fees) which may arise or be created by the acceptance of instructions for making or disbursing in accordance with this SECTION 2.5.5 the proceeds of Loans of such Borrower by wire transfer or telephone.

     2.6  NOTES.    Except to the extent a Loan may, in Lender's sole and
absolute discretion, be evidenced by a Note, all Loans and payments hereunder shall be recorded on Lender's books, which shall be rebuttably presumptive evidence of the amount of such Loans outstanding at any time hereunder. Lender will account monthly as to all Loans and payments hereunder and, absent demonstrable error, each monthly accounting will be fully binding on each of the Borrowers unless, within thirty (30) days of such Borrower's receipt thereof, such Borrower shall provide Lender with a specific listing of exceptions. Notwithstanding any term or condition of this Agreement to the contrary, however, the failure of Lender to record the date and amount of any Loan of either of the Borrowers hereunder shall not limit or otherwise affect the obligation of such Borrower to repay any such Loan.

     2.7  OVERDRAFT LOANS.    Lender, in its sole and absolute discretion, and
subject to the terms hereof, may make Revolving Loans to either of the Borrowers in an aggregate amount equal to the amount of any overdraft which may from time to time exist with respect to the Demand Deposit Account of such Borrower or any other bank account which such Borrower may now or hereafter have with Lender. The existence of any such overdraft shall be deemed to be a request by such Borrower for such Loan or Loans. Each Borrower acknowledges that Lender is under no duty or obligation to make any Loan to such Borrower to cover any overdraft. Each Borrower further agrees that an overdraft shall constitute a separate Loan under this Agreement (an "OVERDRAFT LOAN"), which shall bear, from the date on which the overdraft occurred until paid, interest in an amount equal to the greater of 130% of the highest rate of interest then charged for Loans (other than Overdraft Loans) made hereunder, and $50.00 per day. If Lender, in its sole and absolute discretion, decides not to make a Loan to cover part or all of any overdraft, Lender may return any check(s) which created such overdraft.

     2.8 OVER ADVANCES. Lender, in its sole and absolute discretion, may make Revolving Loans to either of the Borrowers in amounts which cause the outstanding principal balance of the Revolving Loans of such Borrower to exceed the Revolving Loan Availability of such Borrower or otherwise permit the outstanding principal balance of the Revolving Loans of such Borrower to at any time exceed the Revolving Loan Availability of such Borrower and no such event or occurrence shall cause or constitute a waiver by Lender of its right to refuse to make any further Revolving Loans to either of the Borrowers or issue any Letters of Credit for the account of either of the Borrowers at any time that an Over Advance with respect to either of the Borrowers exists or would result

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therefrom.  During any period in which the aggregate outstanding Revolving Loans of either of the Borrowers exceeds the Revolving Loan Availability of such Borrower (such excess Liabilities of such Borrower are herein referred to as "OVER ADVANCES" with respect to such Borrower), the amount of Over Advances shall bear interest at a rate equal to 130% of the highest rate of interest then charged for Loans made hereunder.

     2.9  ALL LOANS ONE OBLIGATION.     The Revolving Loans of each Borrower
under this Agreement shall constitute one Loan, and all Indebtedness and other Liabilities of each Borrower to Lender under this Agreement and any of the Related Agreements shall constitute one general obligation of such Borrower secured by Lender's Lien on all of the Collateral and Third Party Collateral of such Borrower, and by all other Liens heretofore, now, or at any time or times hereafter granted by such Borrower or any other Obligor to Lender. Each Borrower agrees that all of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement, any Supplements or Exhibits hereto, and the Related Agreements, unless otherwise agreed in writing.

     2.10 MAKING OF PAYMENTS; APPLICATION OF COLLECTIONS; CHARGING OF ACCOUNTS.

     (a) All payments hereunder (including payment of reimbursement obligations and payments with respect to any Notes) shall be made without set-off or counterclaim and shall be made to Lender in immediately available funds (except as Lender may otherwise consent) prior to 12:30 p.m., Chicago time, on the date due at its office at 231 South LaSalle Street, Chicago, Illinois 60697, or at such other place as may be designated by Lender to each of the Borrowers in writing. Any payments received after such time shall be deemed received on the next Banking Day. Whenever any payment to be made hereunder or under any Note shall be stated to be due on a date other than a Banking Day, such payment may be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of payment of interest and any fees.

     (b) Each Borrower authorizes Lender, and Lender will, subject to the provisions of this PARAGRAPH (b), apply the whole or any part of any amounts received for the account of such Borrower by Lender (whether deposited in the Assignee Deposit Account of such Borrower or otherwise received by Lender) from the collection of items of payment and proceeds of any Collateral or Third Party Collateral of such Borrower, against the principal and/or interest of any Loans made to such Borrower hereunder and/or any other Liabilities of such Borrower, whether or not then due, in such order of application as Lender may determine, unless such payments or proceeds are, in Lender's sole and absolute discretion, released to such Borrower; PROVIDED, HOWEVER, that prior to the occurrence of an Event of Default, any such amounts received by Lender shall be applied as follows: FIRST, to payment of amounts then due with respect to fees (including Attorneys' Fees), charges and expenses for which such Borrower is liable pursuant to this Agreement and

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the Related Agreements; SECOND, to payment of amounts then due with respect to interest on the Revolving Loans made to such Borrower; and THIRD, to repayment of the Revolving Loans made to such Borrower; PROVIDED, FURTHER, that no checks, drafts or other instruments received by Lender shall constitute final payment to Lender unless and until such item of payment has actually been collected. All items or amounts which are delivered to Lender by or on behalf of a Borrower or any Obligor or any Account Debtor on account of partial or full payment or otherwise as proceeds of any of the Collateral or Third Party Collateral of such Borrower (including any items or amounts which may have been deposited to the Assignee Deposit Account of such Borrower) may from time to time in Lender's sole and absolute discretion be released to such Borrower or may be applied by Lender towards payment of the Liabilities of such Borrower, whether or not then due as provided in the preceding sentence. Amounts which are applied to the Revolving Loans of either of the Borrowers shall be applied first to Reference Rate Revolving Loans of such Borrower until no Reference Rate Revolving Loans of such Borrower are outstanding before being applied to repay Eurodollar Rate Revolving Loans of such Borrower. Notwithstanding anything to the contrary herein:

          (i) solely for purposes of determining the occurrence of an Event of Default, all cash, checks, instruments and other items of payment shall be deemed received upon actual receipt by Lender, unless the same is subsequently dishonored for any reason whatsoever;

          (ii) solely for purposes of determining whether, under SECTIONS 2.1 and 2.2, there is availability for Loans or Letters of Credit, all cash, checks, instruments and other items of payment shall be applied against the Liabilities of each Borrower as follows:

               (1) in the case of cash and other immediately available funds, on the Banking Day of receipt thereof by Lender of such cash or other immediately available funds, and

               (2) in the case of checks, instruments and other items of payment not representing immediately available funds, on the first Banking Day after receipt thereof by Lender; and

          (iii) solely for purposes of interest calculation hereunder, all cash, checks, instruments and other items of payment shall be deemed to have been applied against the Liabilities as follows:

               (1) in the case of cash and other immediately available funds, on the Banking Day of receipt thereof by Lender of such cash or other immediately available funds, and


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               (2)  in the case of checks, instruments and other items of payment not representing immediately available funds, on the second Banking Day after receipt thereof by Lender.

     (c) Each Borrower hereby authorizes Lender, and Lender may, in its sole and absolute discretion, charge to such Borrower at any time when due all or any portion of any of the Liabilities of such Borrower (and interest, if any, thereon) including but not limited to any Attorneys' Fees and other costs and expenses of Lender for which such Borrower is liable pursuant to the terms of this Agreement or any Related Agreement, by charging such Borrower's Demand Deposit Account or any other bank account of such Borrower with Lender; PROVIDED, HOWEVER that the provisions of this SECTION 2.10(c) shall not affect such Borrower's obligation to pay when due all amounts payable by such Borrower under this Agreement, any Note or any Related Agreement, whether or not there are sufficient funds therefor in the Demand Deposit Account or any such other bank account, in each case of such Borrower; and, PROVIDED, FURTHER, HOWEVER, that so long as an Event of Default shall not have occurred and be continuing, Lender shall give such Borrower thirty (30) days' prior written notice of any such charge in respect of fees of external counsel (or consultants) to Lender.

     2.11 LENDER'S ELECTION NOT TO ENFORCE. Notwithstanding any term or condition of this Agreement to the contrary, Lender, in its sole and absolute discretion, at any time and from time to time, may suspend or refrain from enforcing any or all of the restrictions imposed in this SECTION 2, but no such suspension or failure to enforce shall impair any right or power of Lender under this Agreement, including, without limitation, any right of Lender to refrain from making a Loan or issuing a Letter of Credit if all conditions precedent to Lender's obligation to making such Loan or issuing such Letter of Credit have not been satisfied.

     2.12 REAFFIRMATION. Each Loan or Letter of Credit requested by either of the Borrowers pursuant to this Agreement shall constitute an automatic certification by such Borrower to Lender that (i) all of the representations and warranties of such Borrower in this Agreement and each of the Related Agreements are true and correct on the date of such request to the same extent as if made on such date, except for such changes as are specifically permitted hereunder (or under such Related Agreement), and (ii) immediately before and after making the requested Loan or issuing the requested Letter of Credit, no Event of Default, or Unmatured Event of Default, then exists or would result therefrom.

     2.13 SETOFF.   In addition to and not in limitation of all rights of offset or banker's lien that Lender or any other holder of a Note may have under applicable law, Lender or such other holder of a Note shall, upon the occurrence of any Event of Default, or any Unmatured Event of Default described in SECTION 6.1(e), have the right to appropriate and apply to the payment of the Liabilities of each Borrower any and all balances, credits,

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deposits, accounts or moneys of such Borrower then or thereafter with Lender or such other holder.

     2.14 CLOSING FEE.   OREMET agrees to pay to Lender, a non-refundable
closing fee of $250,000 contemporaneously with the making of the initial Loans. The amount of such closing fee shall be advanced to OREMET as part of the initial Revolving Loans advanced to OREMET.

     2.15 NONUSE FEE.    OREMET agrees to pay to Lender a fee equal to one-half
of one percent (0.5%) per annum on the daily average amount by which $20,000,000 exceeds the aggregate outstanding principal balance of the Revolving Loans plus the Letter of Credit Obligations, in each case of each of the Borrowers. The fee provided for in this SECTION 2.15 shall be (i) calculated on the basis of a year consisting of 360 days and paid for actual days elapsed and (ii) payable in arrears on each Monthly Payment Date for the period then ended and on the last to occur of the Termination Date and the date all Revolving Loans are repaid in full, for the period then ended for which no fee shall have been paid.

3.   COLLATERAL.

     3.1  GRANT OF SECURITY INTEREST.   As security for the payment of all Loans
now or hereafter made by Lender to such Borrower hereunder or under any Note, and as security for the prompt and complete payment or other satisfaction of all other Liabilities of such Borrower (including, without limitation, all reimbursement obligations under any Letters of Credit issued for the account of such Borrower), each of the Borrowers hereby grants to Lender a security interest in and to the following property of such Borrower, whether now owned or existing, or hereafter acquired or coming into existence, wherever now or hereafter located (all such property is hereinafter referred to collectively as the "COLLATERAL" of such Borrower):

          (a) all Accounts Receivable of such Borrower (whether or not Eligible Accounts Receivable);

          (b)  all Inventory of such Borrower (whether or not Eligible
     Inventory);

          (c)  all General Intangibles of such Borrower;

          (d) all Contract Rights and documents of title relating to Accounts Receivable or Inventory, in each case of such Borrower;

          (e) all chattel paper and instruments of such Borrower, including but not limited to, without duplication, all chattel paper and instruments evidencing, arising out of or relating to any obligation or amount owing or payable to such Borrower for goods sold or leased or services rendered, or otherwise arising out of or relating to any property described in CLAUSES
     (a) through (d) above;


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          (f)  any and all balances, credits, deposits (general or special, time or demand, provisional or final), accounts (including without limitation, the Assignee Deposit Account and the Demand Deposit Account, in each case of such Borrower) or monies of or in the name of such Borrower now or hereafter with Lender and any and all property of every kind or description of or in the name of such Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to such Borrower's credit on the books of, Lender, any agent or bailee for Lender or any Participant (including but not limited to any account maintained in Lender's name with any other bank or financial institution for the collection of any Accounts Receivable of such Borrower or cash proceeds of other Collateral of such Borrower) and any and all property of every description of or in the name of such Borrower now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to, or standing to such Borrower's credit on the books of, Lender or any Participant, or any agent of or bailee for Lender or any Participant;

          (g) all interest of such Borrower in any goods the sale or lease of which shall have given or shall give rise to, and in all guaranties and other property securing the payment of or performance under any Accounts Receivable, Contract Rights, General Intangibles or any chattel paper or instruments referred to in CLAUSE (e) above;

          (h) any and all other property of such Borrower, of any kind or description of such Borrower, subject to a separate pledge or security interest in favor of Lender or in which Lender now or hereafter has or acquires a security interest securing any Liabilities of either or both of the Borrowers, whether pursuant to a written agreement or instrument other than this Agreement or otherwise;

          (i)  all Intellectual Property of such Borrower;

          (j) all replacements, substitutions, additions or accessions to or for any of the foregoing;

          (k) to the extent related to the property described in CLAUSES (a) through (j) above, all books, correspondence, credit files, records, invoices and other papers and documents, including, without limitation, to the extent so related, all tapes, cards, computer runs, computer programs and other papers and documents in the possession or control of such Borrower or any computer bureau from time to time acting for such Borrower, and, to the extent so related, all rights in, to and under all policies of insurance, including claims of rights to payments thereunder and proceeds therefrom, including any credit insurance; and

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

          (l) all products, offspring, rents, issues, profits, returns, income and proceeds of and from any and all of the foregoing Collateral of such Borrower (including proceeds which constitute property of the types described in CLAUSES (a) through (k) above, proceeds deposited from time to time in the Assignee Deposit Account, and to the extent not otherwise included, all payments under insurance (whether or not Lender is the loss payee thereof), or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral of such Borrower).

     3.2  ACCOUNTS RECEIVABLE.

     (a) If requested by Lender, each Borrower shall advise Lender promptly of any Inventory of such Borrower returned by or repossessed from any Account Debtor of such Borrower, or otherwise recovered, shall receive such Inventory in trust and, unless instructed to deliver such Inventory to Lender, shall resell it for Lender. If requested by Lender, each Borrower shall notify Lender immediately of all disputes and claims by any Account Debtor of such Borrower and settle or adjust them at no expense to Lender. If Lender directs, no discount or credit allowance shall be granted thereafter by either of the Borrowers to any Account Debtor, other than discounts and credit allowances granted in the ordinary course of such Borrower's business and in accordance with such Borrower's usual and customary business and credit practices in effect on the Closing Date. All Account Debtor payments and all net amounts received by Lender in settlement, adjustment or liquidation of any Account Receivable of either of the Borrowers may be applied by Lender to such Borrower's Liabilities or credited to such Borrower's Demand Deposit Account (subject to collection) with Lender, as Lender may deem appropriate, as more fully described in SECTION
2.10. If requested by Lender, each Borrower will make proper entries in its books and records, disclosing the assignment of its Accounts Receivable to Lender.

     (b) Each Borrower warrants that: (i) to the best of such Borrower's knowledge all of the Accounts Receivable of such Borrower are and will continue to be bona fide existing obligations created by the sale of goods, the rendering of services, or the furnishing of other good and sufficient consideration to Account Debtors in the regular course of such Borrower's business; (ii) all shipping or delivery receipts and other documents furnished or to be furnished to Lender in connection therewith are and will be genuine; and (iii) to the best of such Borrower's knowledge none of the Accounts Receivable of such Borrower identified or included on any schedule, Borrowing Base Certificate or report as Eligible Accounts Receivable of such Borrower fail at the time so identified or included to satisfy any of the requirements for eligibility set forth in the definition of Eligible Accounts Receivable.

     (c) Lender is authorized and empowered by each of the Borrowers (which authorization and power, being coupled with an interest, is irrevocable until the last to occur of termination of

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this Agreement and payment and performance in full of all of the Liabilities of each Borrower under this Agreement) at any time in its sole and absolute discretion:

          (1) To request, in Lender's name, such Borrower's name or the name of a third party, confirmation from any Account Debtor of such Borrower or party obligated under or with respect to any Collateral of such Borrower of the amount shown by the Accounts Receivable or other Collateral to be payable, or any other matter stated therein;

          (2) To endorse in such Borrower's name and to collect any chattel paper, checks, notes, drafts, instruments or other items of payment tendered to or received by Lender in payment of any Account Receivable or other obligation owing to such Borrower;

          (3) To notify, either in Lender's name or such Borrower's name, and/or to require such Borrower to notify, any Account Debtor or other Person obligated under or in respect of any Collateral of such Borrower, of the fact of Lender's Lien thereon and of the collateral assignment thereof to Lender;

          (4) To direct, either in Lender's name or such Borrower's name, and/or to require such Borrower to direct, any Account Debtor or other Person obligated under or in respect of any Collateral of such Borrower to make payment directly to Lender of any amounts due or to become due thereunder or with respect thereto; and

          (5) After the occurrence of an Event of Default, to demand, collect, surrender, release or exchange all or any part of any Collateral of such Borrower or any amounts due thereunder or with respect thereto, or compromise or extend or renew for any period (whether or not longer than the initial period) any and all sums which are now or may hereafter become due or owing upon or with respect to any of the Collateral of such Borrower, or enforce, by suit or otherwise, payment or performance of any of the Collateral of such Borrower either in Lender's own name or in the name of such Borrower.

     Under no circumstances shall Lender be under any duty to act in regard to any of the foregoing matters. The costs relating to any of the foregoing matters, including Attorneys' Fees and out-of-pocket expenses, and the cost of any Assignee Deposit Account or other bank account or accounts which may be required hereunder, shall be borne solely by such Borrower whether the same are incurred by Lender or such Borrower, and Lender may advance same to such Borrower as a Revolving Loan.

     (d) Unless otherwise consented to by Lender, each Borrower will, forthwith upon receipt by such Borrower of all checks, drafts, cash and other remittances in payment or as proceeds of, or on account of, any of the Accounts Receivable or other Collateral

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of such Borrower, deposit the same in a special bank account (such Borrower's
"ASSIGNEE DEPOSIT ACCOUNT") with Lender or such other bank or financial institution as Lender shall consent, over which Lender alone has power of withdrawal, and will, to the extent required by Lender, designate with each such deposit the particular Account Receivable or other item of Collateral of such Borrower upon which the remittance was made. Each Borrower acknowledges that the maintenance of the Assignee Deposit Account of such Borrower is solely for the convenience of Lender in facilitating its own operations and such Borrower does not and shall not have any right, title or interest in such Assignee Deposit Account or in the amounts at any time appearing to the credit thereof. Said proceeds shall be deposited in precisely the form received except for such Borrower's endorsement where necessary to permit collection of items, which endorsement such Borrower agrees to make. Pending such deposit, each Borrower agrees not to commingle any such checks, drafts, cash and other remittances with any of its funds or property, but will hold them separate and apart therefrom and upon an express trust for Lender until deposit thereof is made in the Assignee Deposit Account of such Borrower. Lender will pay over to each Borrower any excess amounts received by Lender as payment or proceeds of Collateral of such Borrower, whether received by Lender as a deposit in the Assignee Deposit Account of such Borrower or received by Lender as a direct payment on any of the sums due from such Borrower hereunder (i) upon the full and final liquidation of all Liabilities of such Borrower and (ii) at any time that the aggregate outstanding principal balance of the Obligations shall be equal to zero, provided, that at such time an Event of Default or Unmatured Event of Default shall not exist.

     (e) Each Borrower appoints Lender, or any Person whom Lender may from time to time designate, as such Borrower's attorney and agent-in-fact with power: (i) upon the occurrence and during the continuance of an Event of Default, to notify the post office authorities to change the address for delivery of such Borrower's mail to an address designated by Lender; (ii) upon the occurrence and during the continuance of an Event of Default, to receive, open and dispose of all mail addressed to such Borrower; (iii) to send requests for verification of Accounts Receivable or other Collateral of such Borrower to Account Debtors in accordance with Lender's usual and customary business practices; (iv) to open an escrow account or Assignee Deposit Account under Lender's sole control for the collection of Accounts Receivable or other Collateral of such Borrower, if not required contemporaneously with the execution hereof; and (v) to do all other things which Lender is permitted to do under this Agreement or any Related Agreement or which are necessary to carry out this Agreement and the Related Agreements. Neither Lender nor any of its directors, officers, employees or agents will be liable for any acts of commission or omission nor for any error in judgment or mistake of fact or law, unless the same shall have resulted from gross negligence or willful misconduct. The foregoing appointment and power, being coupled with an interest, is irrevocable until all Liabilities of each Borrower under this Agreement are paid and performed in full and this Agreement is terminated. Each Borrower expressly waives

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presentment, demand, notice of dishonor and protest of all instruments and any other notice to which it might otherwise be entitled.

     (f) If any Account Receivable, Contract Right or General Intangible, in each case of either of the Borrowers arises out of a contract with the United States or any department, agency, or instrumentality thereof, such Borrower will, unless Lender shall otherwise agree, immediately notify Lender in writing and execute any instruments and take any steps required by Lender in order that all monies due and to become due under such contract shall be assigned to Lender and notice thereof given to the government under the Federal Assignment of Claims Act of 1940, as amended or other applicable laws or regulations.

     (g) If any Account Receivable or Contract Right of either of the Borrowers is evidenced by chattel paper or promissory notes, trade acceptances, or other instruments for the payment of money, such Borrower will, unless Lender shall otherwise agree, deliver the originals of same to Lender, appropriately endorsed to Lender's order and, regardless of the form of such endorsement, such Borrower hereby expressly waives presentment, demand, notice of dishonor, protest and notice of protest and all other notices with respect thereto.

     3.3  INVENTORY.

     (a) Unless Lender shall otherwise agree, if either of the Borrowers sells Inventory for cash, all full and partial payments therefor shall be immediately delivered by such Borrower to Lender in their original form for deposit in the Assignee Deposit Account of such Borrower or for other application to reduction of the Liabilities of such Borrower. All such cash shall be held by such Borrower in trust for Lender and shall be remitted to Lender not later than the end of the day following the day on which it is received, or at such other time as Lender may designate.

     (b) Lender shall not be liable or responsible in any way for the safekeeping of any Inventory of either of the Borrowers delivered to it, to any bailee appointed by or for it, to any warehouseman, or under any other circumstances. Lender shall not be responsible for collection of any proceeds or for losses in collected proceeds held by either of the Borrowers in trust for Lender. Any and all risk of loss for any or all of the foregoing shall be upon such Borrower, except for such loss as shall result from Lender's gross negligence or willful misconduct.

     (c) If requested by Lender, each Borrower shall, upon acquiring an interest in any Inventory, deliver to Lender schedules of such Inventory, together with supplier's invoices, warranties, production, cost and other records as Lender may reasonably request. If requested by Lender, each Borrower shall deliver to Lender schedules of the sale of any Inventory of such Borrower immediately upon its sale. Any material change in the value or condition of any Inventory of either of the Borrowers, and any

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material errors discovered in schedules delivered to Lender, shall be reported to Lender by such Borrower immediately. Each Borrower confirms that the warranties and representations of each of the Borrowers in this Agreement shall apply to each schedule. Each Borrower represents and warrants that, as to each schedule of Inventory delivered by such Borrower to Lender:

          (1) The descriptions, origins, sizes, qualities, quantities, weights, and markings of all goods stated thereon, or on any attachment thereto, are true and correct in all material respects;

          (2) None of the goods are defective, of second quality or in any other respect unsuitable for use or sale in the ordinary course of such Borrower's business, except where described as such; and

          (3) All Inventory of such Borrower not included on such schedule has been previously scheduled.

     (d) If requested by Lender, each Borrower will notify Lender immediately if such Borrower obtains possession (by return, repossession or otherwise) of any Inventory of such Borrower which has been sold, and will inform Lender of the identity of such returned or repossessed Inventory, the applicable Account Debtor and the amount of the applicable Account Receivable.

     3.4  SUPPLEMENTAL DOCUMENTATION.   At Lender's request, each Borrower shall
execute and/or deliver to Lender, at any time or times hereafter, such agreements, documents, financing statements, warehouse receipts, bills of lading, notices of assignment of Accounts Receivable, schedules of Accounts Receivable assigned, and other written matter necessary or reasonably requested by Lender to perfect and maintain perfected Lender's security interest in the Collateral of each Borrower (all the above hereinafter referred to as "SUPPLEMENTAL DOCUMENTATION"), in form and substance acceptable to Lender, and pay all taxes, fees and other costs and expenses associated with any recording or filing of the Supplemental Documentation. Each Borrower hereby irrevocably makes, constitutes and appoints Lender (and all Persons designated by Lender for that purpose) as such Borrower's true and lawful attorney (and agent-in-fact) to sign the name of such Borrower on any of the Supplemental Documentation and to deliver any of the Supplemental Documentation to such Persons as Lender in its sole and absolute discretion, may elect. Each Borrower agrees that a carbon, photographic, photostatic, or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement.

4.   REPRESENTATIONS AND WARRANTIES.

     To induce Lender to make Loans to the Borrowers under this Agreement, each of the Borrowers makes the following representations and warranties, all of which shall be true and correct in all material respects as of the date the initial Loans are made, in each case after giving effect to the Acquisition and

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to the other transactions contemplated by the Acquisition Documents, and shall survive the execution of this Agreement and the making of the initial Loans:

     4.1 ORGANIZATION. Each of the Borrowers and all of its corporate Subsidiaries are corporations duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective incorporation or formation. All of each of the Borrower's other Subsidiaries, if any, are entities duly organized, validly existing and in good standing under the laws of the jurisdictions of their respective organization or formation. Each of the Borrowers and all of its Subsidiaries are in good standing and are duly qualified to do business in each jurisdiction where, because of the nature of their respective activities or properties, such qualification is required, except for any such failures to so qualify which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect. On the date hereof, each of the Borrowers and each Subsidiary of each of the Borrowers conduct business in their respective names exclusively and have no trade names, styles or doing business forms, except as disclosed on SCHEDULE 4.1. SCHEDULE
4.1 sets forth a complete and accurate list, as of the date of this Agreement, of (a) the state or other jurisdiction of formation of each of the Borrowers and each of its Subsidiaries, (b) each state in which each of the Borrowers and each of its subsidiaries is qualified to do business and (c) all of each of the Borrower's and its Subsidiaries' trade names, trade styles or doing business forms.

     4.2 AUTHORIZATION. Each of the Borrowers is duly authorized, has full power and authority, and holds all requisite governmental licenses, permits and other approvals, to execute and deliver this Agreement, any Notes, any Related Agreements or Supplemental Documentation contemplated by this Agreement executed and/or delivered by it, and any Acquisition Documents executed and/or delivered by it, and is and will continue to be duly authorized, have full power and authority and hold all requisite governmental licenses, permits and other approvals to borrow monies hereunder and to perform its obligations under this Agreement, any Notes, any Related Agreements and Supplemental Documentation executed and/or delivered by it, and any Acquisition Documents executed and/or delivered by it. The execution, delivery and performance by each of the Borrowers of this Agreement, any Notes, any Related Agreements or Supplemental Documentation contemplated by this Agreement to be executed and/or delivered by it, the consummation of the Acquisition, and the borrowings hereunder, do not and will not require any consent or approval of any governmental agency or except any that have been obtained and are in full force and effect. Each Subsidiary of each of the Borrowers is duly authorized, has full power and authority and holds all requisite governmental licenses, permits and other approvals to execute and/or deliver any Related Agreements or Supplemental Documentation contemplated by this Agreement to be executed and/or delivered by it, and is and will continue to be duly authorized, have full power and authority and hold all requisite governmental licenses, permits and other approvals to perform its obligations under each such

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Related Agreement and Supplemental Documentation.  The execution, delivery and performance by each Subsidiary of each of the Borrowers of any Related Agreements or Supplemental Documentation contemplated by this Agreement, do not and will not require any consent or approval of any governmental agency or authority except any that have been obtained and are in full force and effect.

     4.3 NO CONFLICTS. The execution, delivery and performance by each of the Borrowers of each of the Acquisition Documents, this Agreement, any Notes, and any Related Agreements or Supplemental Documentation executed and/or delivered by it, including the consummation of the Acquisition do not and will not conflict with (i) except for any such conflicts which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect, any provision of law, (ii) the charter or by-laws of such Borrower, (iii) any material agreement binding upon such Borrower or (iv) any court or administrative order or decree applicable to such Borrower, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of either of the Borrowers or any of its Subsidiaries except as provided herein. The execution, delivery and performance by any of the Subsidiaries of either of the Borrowers of any Related Agreements or Supplemental Documentation executed and/or delivered by it do not and will not conflict with (i) except for any such conflicts which singly or in the aggregate could not reasonably be expected to have a Material Adverse Effect, any provision of law, (ii) the charter or by-laws of such Subsidiary, (iii) any agreement binding upon such Subsidiary or
(iv) any court or administrative order or decree applicable to such Subsidiary, and do not and will not require, or result in, the creation or imposition of any Lien on any asset of such Subsidiary except as provided herein.

     4.4 VALIDITY AND BINDING EFFECT. This Agreement, any Notes, any Related Agreements or Supplemental Documentation contemplated by this Agreement, when duly executed and delivered by each of the Borrowers, will be legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies. Any Related Agreements or Supplemental Documentation contemplated by this Agreement, when duly executed and delivered by a Subsidiary of either of the Borrowers will be legal, valid and binding obligations of such Subsidiary enforceable against such Subsidiary in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws of general application affecting the enforcement of creditors' rights or by general principles of equity limiting the availability of equitable remedies.

     4.5  NO DEFAULT.    Neither of the Borrowers nor any of their respective
Subsidiaries is in default under any agreement or instrument to which such Borrower or such Subsidiary is a party or by which any of their respective properties or assets is bound or

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affected, which default might materially and adversely affect (i) Lender's Lien on or rights with respect to any Collateral or Third Party Collateral of either of the Borrowers or (ii) the financial condition or operations of either of the Borrowers or any Subsidiary of either of the Borrowers. No Event of Default or Unmatured Event of Default has occurred and is continuing.

     4.6  FINANCIAL STATEMENTS.

     (a) OREMET's audited financial statement as at December 31, 1993 and OREMET'S unaudited financial statement as at June 30, 1994, copies of which have been furnished to Lender, have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with that of the preceding fiscal year and period and present fairly the financial condition of OREMET and its Subsidiaries as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments and the absence of footnotes. Since December 31, 1993, there has been no material adverse change in the financial condition of OREMET and its Subsidiaries taken as a whole.

     (b) Old TI's audited combined financial statement as at December 31, 1993 and Old TI'S unaudited combined financial statement as at June 30, 1994, in the case of such financial statement as at December 31, 1993, certified by a certified public accounting firm reasonably acceptable to Lender, copies of which have been furnished to Lender, have been prepared in conformity with generally accepted accounting principles and present fairly the financial condition of Old TI (excluding the Fabrication Business) and its Subsidiaries and as at such dates and the results of their operations for the periods then ended, subject (in the case of the interim financial statement) to year-end audit adjustments and the absence of footnotes. Since December 31, 1993, there has been no material adverse change in the financial condition of Old TI (excluding the Fabrication Business) and its Subsidiaries taken as a whole.

     (c) Borrowers have furnished or caused to be furnished to Lender the following (collectively, the "PRO FORMA FINANCIAL INFORMATION"), each as at the Closing Date and after giving effect to the Acquisition and the other transactions contemplated by the Purchase Agreement and the other Acquisition Documents, the incurrence by TI of the Subordinated Indebtedness and consummation of the other transactions required as a condition precedent to the initial Loans under this Agreement: (i) the pro forma balance sheet of TI setting forth the assets and liabilities and each of its Subsidiaries, which is attached hereto as EXHIBIT B (the "PRO FORMA BALANCE SHEET") and (ii) projected pro forma statements of earnings and cash flows and balance sheets and other operating information for each of the Borrowers and also for OREMET and each of its Subsidiaries on a consolidated basis, which are attached hereto as EXHIBIT C (the "PROJECTIONS"). Such Projections shall be for a period of four (4) years and shall consist of projected financial information on an annual basis for each of such years and

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on a monthly basis for the twelve-month period immediately following the Closing
Date. The Pro Forma Financial Information presents fairly, on a pro forma basis, the balance sheet of TI and each of its Subsidiaries and TI's best good faith estimate and projections of TI's and each Subsidiary's financial position and results of operations as of the dates and for the periods indicated. As of the date of this Agreement, neither of the Borrowers knows of any fact that materially affects or is likely to materially affect the reliability, accuracy and completeness of the Pro Forma Financial Information.

     4.7  INSURANCE.     SCHEDULE 4.7 hereto is a complete and accurate summary
of the property and casualty insurance program carried by each of the Borrowers and its Subsidiaries on the date hereof. SCHEDULE 4.7 includes the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage and applicable exclusions and deductibles. This summary also includes a description of any self-insurance program that is in effect.

     4.8  LITIGATION; CONTINGENT LIABILITIES.

     (a) Except for those referred to in SCHEDULE 4.8, no claims, litigation, arbitration proceedings or governmental proceedings are pending or threatened against or are affecting either of the Borrowers or any of its Subsidiaries, the results of which singly or in the aggregate could reasonably be expected to have a Material Adverse Effect.

     (b) Other than any liability incident to the claims, litigation or proceedings disclosed in SCHEDULE 4.8 or SCHEDULE 4.19, or provided for or disclosed in the financial statements referred to in SECTION 4.6, neither of the Borrowers nor any Subsidiary of either of the Borrowers has any contingent liabilities which are material to such Borrower or such Subsidiary.

     4.9  LIENS.    None of the Collateral of either of the Borrowers or other property or assets of either of the Borrowers or any Subsidiary of either of the Borrowers is subject to any Lien (including but not limited to Liens pursuant to Capitalized Leases under which such Borrower or any such Subsidiary is a lessee) except: (a) Liens in favor of Lender; (b) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (c) carriers', warehousemen's, mechanics', materialmen's and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (d) easements, rights-of-way, restrictions and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of either of the Borrowers or any Subsidiary of either of the Borrowers; (e) Liens

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described on SCHEDULE 4.9; (f) in the case of TI, Liens on property of TI in favor of "Junior Lender" (as defined in the Subordination Agreement) granted pursuant to the Subordinated Indebtedness Documents and securing Subordinated Indebtedness; and (g) Liens (other than Liens or any Collateral or Third Party Collateral of any Borrower) in addition to those described in clauses (a) through (f) above, provided that the fair market value of the property subject to such Lien shall not exceed $500,000 in the aggregate for OREMET and its Subsidiaries.

     4.10 SUBSIDIARIES. Neither of the Borrowers has any Subsidiaries except as listed on SCHEDULE 4.10. Each of the Borrowers and each Subsidiary of each of the Borrowers own the percentage of their respective Subsidiaries described on
SCHEDULE 4.10.

     4.11 PARTNERSHIPS. Except as set forth on SCHEDULE 4.11, neither of the Borrowers nor any Subsidiary of either of the Borrowers is a partner or joint venturer in any partnership or joint venture.

     4.12 BUSINESS LOCATIONS.

     (a) On the date hereof, the office where each of the Borrowers keeps books and records concerning its Accounts Receivable and other Collateral, and such Borrower's chief place of business and chief executive office, is located at the respective address of such Borrower set forth on the signature pages of this Agreement. SCHEDULE 4.12 contains a complete and accurate list, as of the date of this Agreement and after giving effect to the Acquisition, of (i) all of each of the Borrower's other places of business, (ii) the office where each Subsidiary of each of the Borrowers keeps its respective books and records concerning its assets, and such Subsidiary's chief place of business and chief executive office and (iii) to the extent not included in CLAUSE (II) of this sentence, each place of business of each of Subsidiary of each of the Borrowers.

     (b) SCHEDULE 4.12 contains a complete and accurate list, as of the date of this Agreement and after giving effect to the Acquisition, of (i) the locations of all of each of the Borrower's Inventory, Equipment and Fixtures (except any Equipment which such Borrower shall have advised Lender in writing is normally used in more than one state and other locations of Inventory with a market value not exceeding $250,000 in the aggregate for both Borrowers at any one of such locations and $500,000 in the aggregate for both Borrowers for all such locations), (ii) the locations of all Inventory, Equipment and Fixtures of each Subsidiary of each of the Borrowers (except the location of any such Equipment which such Borrower shall have advised Lender in writing is normally used in more than one state ), (iii) if applicable (and to the extent not included in the information provided pursuant to CLAUSE (II) of this PARAGRAPH (B), the locations of all Third Party Collateral of each of the Borrowers (except any thereof which such Borrower shall have advised Lender in writing is normally used in more than one

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state) and (iv) if any Inventory, Equipment or other Collateral or Third Party
Collateral of either of the Borrowers or any Subsidiary of either of the Borrowers, or any other Third Party Collateral of either of the Borrowers, is not in the possession or control such of Borrower, such Subsidiary or the owner of such other Third Party Collateral, as appropriate, the name and mailing address of each bailee, processor, consignee, warehouseman or other Person in possession or control thereof.

     4.13 REAL PROPERTY. SCHEDULE 4.13 contains a complete and accurate list, as of the date of this Agreement and after giving effect to the Acquisition, of (a) the address of any real property owned by each of the Borrowers and each Subsidiary of each of the Borrowers or on which any Fixtures of such Borrower or such Subsidiary are located and (b) in the case of Fixtures located on property not owned by such Borrower or such Subsidiary, as the case may be, the name(s) and mailing addresses of the record owners of such property.

     4.14 ELIGIBILITY OF COLLATERAL.    Each Account Receivable or item of
Inventory which either of the Borrowers shall, expressly or by implication (by inclusion on a Borrowing Base Certificate or otherwise), request Lender to classify as an Eligible Account Receivable or as Eligible Inventory, respectively, of such Borrower will, as of the time when such request is made, conform in all respects to the requirements of such classification set forth in the respective definitions of "Eligible Account Receivable" and "Eligible Inventory" set forth herein.

     4.15 CONTROL OF COLLATERAL; LEASE OF PROPERTY.    Except as set forth on
SCHEDULE 4.15, neither of the Borrowers is now conducting, or permitting or suffering to be conducted, any activities pursuant to or in conjunction with which any of the Collateral of either of the Borrowers is now, or will be (while any Liabilities of either of the Borrowers exist or this Agreement is in effect), in the possession or control of, any Subsidiary of either Borrower, Obligor (other than a Borrower) or Related Party. Except as listed on SCHEDULE
4.15 and for any such leases the annual rent payable under which leases by OREMET and its Subsidiaries does not exceed $500,000 in the aggregate, none of the machinery, equipment or real property used by either Borrower or any of its Subsidiary is subject to a lease (excluding only Capitalized Leases included on SCHEDULE 4.15) under which such Borrower or such Subsidiary is the lessee.

     4.16 INTELLECTUAL PROPERTY; LICENSES.   Each of the Borrowers and each of
its Subsidiaries possesses adequate Intellectual Property to continue to conduct its respective business as heretofore conducted by it, and all such Intellectual Property (other than Trade Secrets) existing on the date of this Agreement (together with in the case of patents, Trademarks and copyrights, the date of issuance thereof), are as listed on SCHEDULE 4.16. With respect to the Intellectual Property which is useful to the conduct by each of the Borrowers and its Subsidiaries of their respective businesses or the loss of use of which could materially

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and adversely affect (i) Lender's Lien on or rights with respect to any material
(whether as to type, or as to amount or value in relation to the total amount of Collateral or Third Party Collateral of such type) Collateral or Third Party Collateral of either of the Borrowers or (ii) the business, financial condition, operations, properties or prospects of the Borrowers, any of their respective Subsidiaries, or the Borrowers and their respective Subsidiaries taken as a whole:

          (a) such Intellectual Property is valid and enforceable, is subsisting, and has not been adjudged invalid or unenforceable, in whole or in part;

          (b) such Borrower or the applicable Subsidiary has made all necessary filings and recordations required in the exercise of reasonable business judgment, to protect its interest therein, including, without limitation, recordations of all of its interest in its Patent Property and Trademark Property in the United States Patent and Trademark Office and in corresponding offices throughout the world and its claims to its Copyright Property in the United States Copyright Office and in corresponding offices throughout the world;

          (c) except for non-exclusive licenses granted in the ordinary course of business, such Borrower or one of its Subsidiaries is the exclusive owner of the entire and unencumbered right, title and interest therein and thereto and no claim has been made that the use of any of its Intellectual Property does or may violate the asserted rights of any third party; and

          (d) such Borrower and each applicable Subsidiary has performed, and such Borrower will continue to perform, and will cause each of its Subsidiaries to continue to perform, all acts, and such Borrower and each applicable Subsidiary has paid and will continue to pay, all required fees and taxes to maintain each and every item of its Intellectual Property in full force and effect throughout the world, as applicable.

Each of the Borrowers and each of its Subsidiaries owns directly or is entitled to use, by license or otherwise, all patents, Trademarks, Trade Secrets, copyrights, mask works, licenses, technology, know-how, processes and rights with respect to any of the foregoing used in, necessary for or of importance to the conduct of such Borrower's and its Subsidiaries' respective businesses.

     4.17  SOLVENCY.     After giving effect to the transactions contemplated
hereby, by the Related Agreements and by the Acquisition Documents, including, without limitation, the Acquisition and incurrence by TI of the Subordinated Indebtedness, each of the Borrowers and each of its Subsidiaries (i) has assets (excluding goodwill and other intangible assets not capable of valuation) having a value, both at present fair saleable value and at fair valuation, greater than the amount of its liabilities, (ii)

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has capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage, (iii) has not engaged in and is not about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to the business or the transaction, (iv) is able to pay its respective debts as they mature and does not intend to incur, or believe that it is incurring, debts beyond its ability to pay as they mature and (v) has no actual intent to hinder, delay or defraud either present or future creditors.

     4.18 CONTRACTS; LABOR MATTERS.     Except as disclosed on SCHEDULE 4.18:
(a) neither of the Borrowers nor any Subsidiary of either of the Borrowers is a party to any contract or agreement, or is subject to any charge, corporate restriction, judgment, decree or order, which materially and adversely affects its business, property, assets, operations or condition, financial or otherwise;
(b) no labor contract to which either of the Borrowers or any Subsidiary of either of the Borrowers is a party or is otherwise subject is scheduled to expire prior to the initial Termination Date; (c) neither of the Borrowers nor any Subsidiary of either of the Borrowers has, within the two-year period preceding the date of this Agreement, taken any action which would have constituted or resulted in a "plant closing" or "mass layoff" within the meaning of the Federal Worker Adjustment and Retraining Notification Act of 1988 or any similar applicable federal, state or local law, and neither of the Borrowers has any reasonable expectation that any such action is or will be required at any time prior to the initial Termination Date and (d) on the date of this Agreement
(i) neither of the Borrowers nor any Subsidiary of either of the Borrowers is a party to any labor dispute and (ii) there are no strikes or walkouts relating to any labor contracts to which either of the Borrowers or any of its Subsidiaries is a party or is otherwise subject.

     4.19 PENSION AND WELFARE PLANS.    Each Pension Plan complies in all
material respects with all applicable statutes and governmental rules and regulations; no Reportable Event has occurred and is continuing with respect to any Pension Plan; neither of the Borrowers nor any ERISA Affiliate of either of the Borrowers has withdrawn from any Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 or 4205 of ERISA, respectively; no steps have been instituted by either of the Borrowers to terminate any Pension Plan; no condition exists or event or transaction has occurred in connection with any Pension Plan or Multiemployer Plan which could result in the incurrence by either of the Borrowers, any other Obligor or any ERISA Affiliate of either of the Borrowers of any material liability, fine or penalty; and neither of the Borrowers nor any other Obligor nor any ERISA Affiliate of either of the Borrowers is a "contributing sponsor" as defined in
Section 4001(a) (13) of ERISA of a "single-employer plan" as defined in Section 4001(a)(15) of ERISA which has two or more contributing sponsors at least two of whom are not under common control. Except as listed in SCHEDULE 4.19, neither of the Borrowers nor any Subsidiary of either of the Borrowers has any contingent liability with respect to any

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"employee welfare benefit plans," as such term is defined in Section 3(l) of
ERISA, which covers retired or terminated employees and their beneficiaries.

     4.20 REGULATION U. Neither of the Borrowers nor any Subsidiary of either of the Borrowers is engaged in the business of purchasing or selling Margin Stock or extending credit to others for the purpose of purchasing or carrying Margin Stock, and no part of the proceeds of any borrowing hereunder will be used to purchase or carry any Margin Stock or for any other purpose which would violate any of the margin regulations of the Federal Reserve Board.

     4.21 COMPLIANCE.    Each of the Borrowers and each Subsidiary is in
material compliance with all statutes, judicial or administrative orders, licenses, permits and governmental rules and regulations applicable to it.

     4.22 TAXES.    Each of the Borrowers and each Subsidiary of each of the
Borrowers has filed all tax returns which are required to have been filed and has paid, or made adequate provisions for the payment of, all of its Taxes which are due and payable, except (i) such Taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP have been maintained and (ii) such Taxes in an aggregate amount not exceeding $25,000. The federal income tax liability of each of the Borrowers and each Subsidiary of each of the Borrowers has been audited by the Internal Revenue Service and has been finally determined and satisfied (or the time for audit has expired) for all tax years up to and including the tax year ended December 31, 1986. Neither of the Borrowers is aware of any proposed assessment against such Borrower or any of its Subsidiaries for additional Taxes (or any basis for any such assessment) which might be material to such Borrower and its Subsidiaries taken as a whole.

     4.23 INVESTMENT COMPANY ACT REPRESENTATION. Neither of the Borrowers nor any Subsidiary of either of the Borrowers is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

     4.24 PUBLIC UTILITY HOLDING COMPANY ACT REPRESENTATION. Neither of the Borrowers nor any Subsidiary of either of the Borrowers is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

     4.25 ENVIRONMENTAL AND SAFETY AND HEALTH MATTERS. Except as disclosed on
SCHEDULE 4.25, and after giving effect to the Acquisition:

          (a) Each of the Borrowers and each of its Subsidiaries, and each property (including underlying groundwater), operation and facility that each of the Borrowers or any of


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     its Subsidiaries owns, operates or controls, have been, and continue to be, owned, operated or controlled in material compliance in all respects with
     (1) all applicable Environmental Laws and (2) all applicable Occupational Safety and Health Laws, and each of the Borrowers and each of its Subsidiaries, as applicable, has been issued and it and its properties, operations and facilities are in compliance in all material respects with all permits, certificates, approvals, licenses and other authorizations relating to environmental matters and necessary or desirable for its businesses;

          (b) neither of the Borrowers nor any Subsidiary of either of the Borrowers, and no property (including underlying groundwater), operation or facility that each of the Borrowers or any Subsidiary of either of the Borrowers may own, operate or control, is subject to any judicial or administrative proceeding alleging the violation of any Environmental Law or Occupational Safety and Health Law;

          (c) neither of the Borrowers nor any Subsidiary of either of the Borrowers has received any notice (1) that it may be in violation of any Environmental Law or Occupational Safety and Health Law, or (2) threatening the commencement of any proceeding relating to allegedly unlawful, unsafe or unhealthy conditions or (3) alleging that it is or may be responsible for any response, cleanup, or corrective action, including but not limited to any remedial investigation/feasibility studies, under any Environmental Law or Occupational Safety and Health Law;

          (d) neither of the Borrowers nor any Subsidiary of either of the Borrowers, and no property (including underlying groundwater), operation or facility that either of the Borrowers or any Subsidiary of either of the Borrowers owns, operates or controls, is the subject of federal or state investigation evaluating whether any investigation, remedial action or other response is needed to respond to (I) a spillage, disposal or Release or threatened Release into the environment of any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (2) any allegedly unsafe or unhealthful condition;

          (e) neither of the Borrowers nor any Subsidiary of either of the Borrowers has filed any notice under or relating to any Environmental Law or Occupational Safety and Health Law indicating or reporting, with respect to any property (including underlying groundwater), operation and facility that it may own, operate or control (1) any past or present spillage, disposal or Release into the environment of, or treatment, storage or disposal of, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance or (2) any potentially unsafe or unhealthful condition, and there exists no basis for any

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     such notice irrespective of whether or not such notice was actually filed;

          (f) there has been no Release of Hazardous Materials at, on or under any property, operation or facility that either of the Borrowers or any Subsidiary of either of the Borrowers now or previously owned, operated or controlled;

          (g) no property, operation or facility that either of the Borrowers or any Subsidiary of either of the Borrowers now or previously owned, operated or controlled is listed or proposed for listing (with respect to owned property only) on the National Priorities List maintained pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, on the Comprehensive Environmental Response Compensation Liability Information System List or on any similar state list of sites requiring investigation or clean-up;

          (h) there are no underground storage tanks, active or abandoned, including petroleum storage tanks, on or under any property, operation or facility that either of the Borrowers or any Subsidiary of either of the Borrowers now or previously owned, operated or controlled;

          (i) neither of the Borrowers nor any Subsidiary of either of the Borrowers has directly transported or directly arranged for the transportation of any Hazardous Material to any location which is listed or proposed for listing on the National Priorities List maintained pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, on the Comprehensive Environmental Response Compensation Liability Information System List or on any similar state list of sites, or which is the subject of federal, state or local enforcement actions or other investigations which may lead to a claim against either of the Borrowers or any Subsidiary of either of the Borrowers for any remedial work, damage to natural resources or personal injury, including claims under any Environmental Law;

          (j) there are no polychlorinated biphenyls or friable asbestos present at any property, operation or facility that either of the Borrowers or any Subsidiary of either of the Borrowers now or previously owned, operated or controlled;

          (k) no conditions exist at, on or under any property now or previously owned, operated or controlled by either of the Borrowers or any Subsidiary of either of the Borrowers which, with the passage of time, or the giving of notice or both, would give rise to liability under any Environmental Law currently in existence; and

          (l) neither of the Borrowers nor any Subsidiary of either of the Borrowers has any contingent liability in connection with (1) any actual, threatened, or potential


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     spillage, disposal or Release into the environment of, or otherwise with respect to, any Hazardous Material or other hazardous, toxic or dangerous waste, substance or constituent, or other substance, whether on any premises now or previously owned or occupied by either of the Borrowers or any Subsidiary of either of the Borrowers or on any other premises, or (2) any unsafe or unhealthful condition.

     4.26 RELATED AGREEMENTS. All representations and warranties of each of the Borrowers and each Subsidiary of each of the Borrowers contained in any Related Agreements are true and correct in all material respects as if made on the date hereof and each of the Borrowers hereby adopts and affirms all such representations and warranties which such Borrower agrees shall be incorporated by reference herein and made a part hereof.

5.   BORROWER COVENANTS.

     From the date of this Agreement and thereafter until the Credit of each Borrower is terminated and all Liabilities of each of the Borrowers hereunder are indefeasibly paid in full in cash, each of the Borrowers agrees that unless Lender shall otherwise consent in writing, it will:

     5.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Furnish, or cause to be furnished, to Lender in form satisfactory to Lender:

          5.1.1     FINANCIAL REPORTS:

                    (a) ANNUAL AUDIT REPORT. Within ninety (90) days after each fiscal year of each Borrower, a copy of the annual audit report of such Borrower and its Subsidiaries prepared on a consolidated basis in conformity with GAAP and certified by an independent certified public accountant who shall be satisfactory to Lender, together with a certificate from such accountant (i) acknowledging its understanding that Lender and any Participant is relying on such audit report and (ii) to the effect that, in making the examination necessary for the signing of such annual audit report, such accountant has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing, or, if such accountant has become aware of any such event, describing it;

                    (b)  QUARTERLY FINANCIAL STATEMENT.     Within forty-five
               (45) days (or in the case of the last quarter of each such fiscal year, within sixty (60) days) after each quarter of each fiscal year of each Borrower, a copy of the unaudited financial statement of each of the Borrowers and its Subsidiaries prepared in the same manner as the audit report referred to in preceding CLAUSE (a), subject to year-end audit adjustments and the

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               absence of footnotes, signed by such Borrower's chief financial officer and consisting of at least a balance sheet as at the close of such quarter and statements of earnings and source and application of funds for such quarter and for the period from the beginning of such fiscal year to the close of such quarter;

                    (c) MONTHLY FINANCIAL STATEMENT. Within thirty (30) days (or in the case of the month of December, within sixty (60) days) after the end of each month of each fiscal year of each Borrower, a copy of the unaudited financial statement of such Borrower and its Subsidiaries prepared in the same manner as the audit report referred to in preceding CLAUSE (a), subject to year-end audit adjustments and the absence of footnotes, signed by such Borrower's chief financial officer and consisting of at least a balance sheet as at the close of such month and statements of earnings and source and application of funds for such month and for the period from the beginning of such fiscal year to the close of such month;

                    (d)  ANNUAL BUDGET AND BUSINESS PLAN.   On or before January
               31st of each fiscal year of such Borrower, a copy of the business plan, projections and budgets for such Borrower and its Subsidiaries for such fiscal year, and prompt notice of any material changes thereafter made to such business plans, projections or budgets;

                    (e)  OFFICER'S CERTIFICATE.   Together with the financial
               statements furnished under the preceding CLAUSES (a), (b) and
               (c), a certificate of each of the Borrower's chief financial officer in substantially the form of EXHIBIT D hereto (each, a "COMPLIANCE CERTIFICATE") dated the date of such annual audit report or such quarterly or monthly financial statement, as the case may be, containing a statement that no Event of Default or Unmatured Event of Default has occurred and is continuing, or, if there is any such event, describing it and the steps, if any, being taken to cure it, and containing a computation of, and showing compliance with, each of the financial ratios and restrictions contained in this SECTION 5 or in SUPPLEMENT A; and

                    (f) MANAGEMENT LETTERS. Within thirty (30) days after receipt thereof, a copy of any "management letter" or similar report received by either of the Borrowers prepared by its internal or outside accountants.

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          5.1.2.  BORROWING BASE CERTIFICATE.     At the end of each week and at
     such other times as Lender may reasonably request, a Borrowing Base Certificate executed and certified as accurate by such Persons as such Borrower designates in writing to Lender pursuant to duly adopted resolutions of such Borrower's Board of Directors authorizing such action, showing a computation of the Borrowing Base of such Borrower as of the date of such Borrowing Base Certificate.

          5.1.3     AGINGS.   Within fifteen (15) days after the end of each
     month, an aging of all Accounts Receivable of such Borrower and an aging of all accounts payable of such Borrower as of the end of such month, in form and content reasonably acceptable to Lender.

          5.1.4 INVENTORY CERTIFICATION. Within twenty-five (25) days after the end of each month, an Inventory certification report as of the end of the month for all Inventory locations of such Borrower, in form and content reasonably acceptable to Lender.

          5.1.5     OTHER REPORTS:

               (a)  SEC AND OTHER REPORTS.   Copies of each filing and report
          made by such Borrower or any of its Subsidiaries with or to any securities exchange or the Securities and Exchange Commission and of each communication from such Borrower or any of its Subsidiaries to shareholders generally, promptly upon the filing or making thereof;

               (b) REPORT OF CHANGE IN SUBSIDIARIES OR PARTNERSHIPS. Promptly from time to time, a written report of any change in the information set forth in SCHEDULE 4.1, 4.10 or 4.11 concerning either of the Borrowers or any Subsidiary of either of the Borrowers.

               (c)  INTELLECTUAL PROPERTY.   Promptly from time to time, a
          written report of any material change to the list of patents, trademarks, copyrights and other Intellectual Property information set forth in SCHEDULE 4.16; and

               (d) OTHER REPORTS. Any information required to be provided by such Borrower pursuant to other provisions of this Agreement or any Related Agreement and promptly from time to time such other reports or information reasonably requested by Lender.

     5.2 NOTICES. Notify Lender in writing of any of the following immediately upon learning of the occurrence thereof (or, in the case of CLAUSES (e), (f) (other than ITEM (iv) thereof) and (g) of this SECTION 5.2, at least 30 days prior to the occurrence thereof), describing the same and, if applicable, the steps being taken by the Person(s) affected with respect thereto:

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          (a)  DEFAULT.  The occurrence of (i) an Event of Default or Unmatured
     Event of Default and (ii) to the extent not included in CLAUSE (i) of this
     SECTION 5.2(a), the default by such Borrower, any other Obligor, any Subsidiary of such Borrower or any Related Party under any material note, indenture, loan agreement, mortgage, lease, deed or other material similar agreement to which such Borrower, any other Obligor, any Subsidiary of such Borrower or any Related Party, as appropriate, is a party or by which it is bound;

          (b)  LITIGATION.    The institution of any litigation, arbitration
     proceeding or governmental proceeding affecting such Borrower, any other Obligor, any Subsidiary of such Borrower, any Related Party, any Collateral or any Third Party Collateral of such Borrower, whether or not considered to be covered by insurance, if such proceeding, if determined adversely to such Borrower, could reasonably be expected to result in liability to such Borrower in excess of $100,000;

          (c)  JUDGMENTS.     The entry of any judgment or decree against such
     Borrower, any other Obligor, any Subsidiary of such Borrower or any Related Party, if the amount of such judgment exceeds $100,000;

          (d) PENSION PLANS AND WELFARE PLANS. The occurrence of a Reportable Event with respect to any Pension Plan; the filing of a notice of intent to terminate a Pension Plan by such Borrower, any ERISA Affiliate of such Borrower, or any other Obligor, the institution of proceedings to terminate a Pension Plan by the PBGC or any other Person; the withdrawal in a "complete withdrawal" or a "partial withdrawal" as defined in Sections 4203 and 4205, respectively, by such Borrower, any ERISA Affiliate of such Borrower or any other Obligor from any Multiemployer Plan; or the incurrence of any material increase in the contingent liability of such Borrower, any other Obligor or any Subsidiary of such Borrower with respect to any "employee welfare benefit plan" as defined in Section 3(l) of ERISA which covers retired employees and their beneficiaries;

          (e)  CHANGE IN COLLATERAL LOCATIONS.    If any of such Borrower's
     Inventory or other Collateral or any of such Borrower's Third Party Collateral (in each case with a fair market value of $100,000 or more for any one such other location or in the aggregate for all such other locations) is placed in locations other than those identified in this Agreement or in SCHEDULE 4.12, ;

          (f)  CHANGE IN PLACE(S) OF BUSINESS.    Any (i) proposed change is the
     location of such Borrower's or any of its Subsidiaries' chief executive office or chief place of business, (ii) proposed opening, closing or other change in the list of offices and other places of business of such Borrower and each Subsidiary of such Borrower set forth in SCHEDULE 4.12, (iii) opening, closing or other change in the

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     offices and other places of business of each other Obligor and each
     Related Party and (iv) promptly upon the effectiveness thereof, change in the information set forth in SCHEDULE 4.12 with respect to the list of jurisdictions in which such Borrower or any of its Subsidiaries is qualified to do business;

          (g)  CHANGE OF NAME.     Any change in the name of such Borrower, any
     other Obligor, any Subsidiary of such Borrower, or any Related Party, and any change in the list of trade names and trade styles set forth in
     SCHEDULE 4.1;

          (h) ENVIRONMENTAL AND SAFETY AND HEALTH MATTERS. The occurrence of any event or the acquisition of any information which, if it had occurred or been acquired on or before the date of this Agreement, would have been required to have been disclosed and included on SCHEDULE 4.25, including but not limited to the existence of any Environmental Lien and the receipt of any notice from any entity or federal, state or local government or agency of or with respect to any actual or alleged material violation of, or potential material liability under, any Environmental Law or any Occupational Safety and Health Law;

          (i) MATERIAL ADVERSE CHANGE. The occurrence of a material adverse change in the business, operations or financial condition of such Borrower, any other Obligor, any Subsidiary of such Borrower or any Related Party;

          (j) DEFAULT BY OTHERS. Any material default by any Account Debtor or other Person obligated to such Borrower, any other Obligor, or any Subsidiary of such Borrower, under any contract, chattel paper, note or other evidence of amounts payable or due or to become due to such Borrower, such Obligor or Subsidiary of such Borrower if the amount payable under such contract, chattel paper, note or other evidence of amounts payable or due or to become due is material;

          (k)  MOVEABLE COLLATERAL.     If any of the Collateral or Third Party
     Collateral of such Borrower shall consist of goods of a type normally used in more than one state, whether or not actually so used, any use of any such goods in any state other than a state in which such Borrower shall have previously advised Lender such goods will be used. Each of the Borrowers agrees that such goods will not, unless Lender shall otherwise consent in writing, be used outside the continental United States or in Louisiana;

          (l) CHANGE IN MANAGEMENT OR LINE(S) OF BUSINESS. Any substantial change in the senior management of such Borrower, or any change in the line(s) of business of such Borrower or any Subsidiary of such Borrower;

          (m) CHANGES TO OTHER AGREEMENTS. Any request to amend or otherwise modify the Purchase Agreement, any of the other

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     Acquisition Documents or any Subordinated Indebtedness Documents; and

          (n) OTHER NOTICES. Any notices required to be provided pursuant to any Related Agreement or the other provisions of this Agreement, and notice of the occurrence of such other events as Lender may reasonably from time to time specify.

     5.3  EXISTENCE.     Maintain and preserve, and cause each Subsidiary to
maintain and preserve, its respective existence as a corporation or other form of business organization, as the case may be, and, to the extent the failure to maintain or preserve one or more of such things could reasonably be expected singly or in the aggregate to have a Material Adverse Effect, all rights, privileges, licenses, patents, patent rights, copyrights, trademarks, trade names, trade styles, franchises and other authority to the extent material and necessary for the conduct of its respective business in the ordinary course as conducted from time to time.

     5.4 NATURE OF BUSINESS. Engage, and cause each Subsidiary to engage, in substantially the same fields of business as it is engaged in on the date hereof and no other.

     5.5  BOOKS, RECORDS AND ACCESS.    Maintain, and cause each of its
Subsidiaries to maintain, complete and accurate books and records (including but not limited to records relating to Accounts Receivable, Inventory, Equipment and other Collateral), in which full and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its respective business and activities. Cause its books and records as at the end of any calendar month to be posted and closed not more than twenty-five (25) days after the last business day of such month. Permit, and cause each of its Subsidiaries to permit, access by Lender and its agents or employees to the books and records of such Borrower and such Subsidiary at such Borrower's or such Subsidiary's place or places of business at reasonable intervals to be determined by Lender and without hindrance or delay, and permit and cause each Subsidiary to permit Lender or its agents and employees, during normal business hours, to inspect such Borrower's Inventory and such Subsidiary's inventory, and to inspect, audit, check and make copies and/or extracts from the books, records, computer data and records, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts Receivable, Contract Rights, General Intangibles, and any other Collateral or Third Party Collateral of such Borrower, or relating to any other transactions between the parties hereto. Any and all such inspections and/or audits shall be at such Borrower's expense, and Lender may advance same to such Borrower as a Revolving Loan; PROVIDED, HOWEVER, that so long as an Event of Default shall not have occurred and be continuing, Lender shall give such Borrower thirty (30) days' prior written notice of any such advance.

     5.6  INSURANCE.     Maintain, and cause each of its Subsidiaries to
maintain, insurance to such extent and against such

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hazards and liabilities as is commonly maintained by companies similarly situated or as Lender may reasonably request from time to time. Keep the Collateral of such Borrower properly housed and insured for its full insurable value against loss or damage by fire, theft explosion, sprinklers, collision (in the case of motor vehicles, and such other risks as are customarily insured against by persons engaged in business similar to that of such Borrower, with such companies, in such amounts and under policies in such form as shall be reasonably satisfactory to Lender. Certificates of such policies of insurance have been delivered to Lender prior to the date hereof together with evidence reasonably satisfactory to Lender of payment of all premiums therefor. Each of the Borrowers shall cause each issuer of an insurance policy to such Borrower to provide Lender, prior to the Closing Date, with an endorsement or an independent instrument (i) substantially in the form of EXHIBIT E or such other form and containing such other terms as shall be acceptable to Lender and (ii) showing loss payable to Lender and, if required by Lender, naming Lender as an additional insured. Each of the Borrowers hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender. Each of the Borrowers appoints Lender and any Person whom Lender may from time to time designate (and all officers, employees or agents designated by Lender or such Person) as such Borrower's true and lawful attorney and agent-in-fact with power to make, settle and adjust claims under such policies of insurance, endorse the name of such Borrower on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and make all determinations and decisions with respect to such policies of insurance.
The foregoing appointment and power, being coupled with an interest, is irrevocable until all Liabilities of such Borrower under this Agreement are paid and performed in full and this Agreement is terminated. In the event either of the Borrowers at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required herein or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligation of or default by such Borrower hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable Attorneys' Fees, court costs, expenses and other charges relating thereto, shall be payable on demand by such Borrower to Lender, and Lender may, in its sole and absolute discretion, advance such sums to such Borrower as a Revolving Loan.

     5.7  INSURANCE SURVEY.   Provide to Lender no later than August 31st in
each fiscal year, a certificate signed by its chief financial officer that attests to and summarizes the property and casualty insurance program carried by such Borrower and its Subsidiaries. This summary shall include the insurer's(s') name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage and applicable exclusions and deductibles, as well as a description of any self-insurance program that is in effect. Each of the Borrowers shall notify Lender in

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writing (1) at least 20 days prior to any cancellation or material change of any such insurance by such Borrower or any Subsidiary of such Borrower and (2) within 5 business days after receipt of any notice (whether formal or informal) of any cancellation or material change in any of its insurance by any of its insurers.

     5.8  REPAIR.   To the extent required in the exercise of reasonable
business judgment, maintain, preserve and keep, and cause each of its Subsidiaries to maintain, preserve and keep, its properties in operating condition and repair, ordinary wear and tear excepted, and from time to time make, and cause each of its Subsidiaries to make, all necessary and proper repairs, renewals, replacements, additions, betterments and improvements thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

     5.9  TAXES.    Pay, and cause each of its Subsidiaries to pay, when due,
all of its Taxes, unless and only to the extent that such Borrower or such Subsidiary is contesting such Taxes in good faith and by appropriate proceedings and Borrower or such Subsidiary has set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

     5.10 COMPLIANCE.    To the extent that any such failures to comply could
reasonably be expected singly or in the aggregate to have a Material Adverse Effect, comply, and cause each of its Subsidiaries to comply, with all statutes, judicial or administrative orders, licenses, permits and governmental rules and regulations applicable to it.

     5.11 USE OF PROCEEDS.    Use the proceeds of the initial Loans to such
Borrower to consummate the Acquisition and use the proceeds of all other Revolving Loans to such Borrower to finance the working capital and capital expenditure requirements of such Borrower. Neither of the Borrowers will use or permit any proceeds of any Loans to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of "purchasing or carrying" any Margin Stock, and will furnish to Lender upon request, a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of the Federal Reserve Board.

     5.12 PENSION PLANS. Not permit, and not permit any of its Subsidiaries to permit, any condition to exist in connection with any Pension Plan which might constitute grounds for the PBGC to institute proceedings to have such Pension Plan terminated or a trustee appointed to administer such Pension Plan, and not engage in, or permit to exist or occur, or permit any of its Subsidiaries to engage in, or permit to exist or occur, any other condition, event or transaction with respect to any Pension Plan which could result in the incurrence by such Borrower or any of its Subsidiaries of any material liability, fine or penalty.

     5.13 MERGER, PURCHASE AND SALE.    Not, and not permit any Subsidiary to:
(a) be a party to any merger, liquidation or

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consolidation; (b) except in the normal course of its business and for such dispositions of assets with a fair market value not exceeding $500,000 in the aggregate in any fiscal year for OREMET and all of its Subsidiaries, sell, transfer, convey, lease or otherwise dispose of any of its assets; (c) sell or assign, with or without recourse, any Accounts Receivable, Contract Rights, notes receivable or chattel paper, except as provided in this Agreement; or (d) except for such purchases or acquisitions of assets with a fair market value not exceeding $1,000,000 in the aggregate for OREMET and all of its Subsidiaries, purchase or otherwise acquire all or substantially all the assets of any Person.

     5.14 RESTRICTED PAYMENTS.

     (a) Not declare, pay or make any dividend or distribution (in cash, property or obligations) on any shares of any class of capital stock (now or hereafter outstanding) of such Borrower or on any warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of such Borrower (other than dividends or distributions payable in its common stock or warrants to purchase its common stock or split-ups or reclassifications of its stock into additional or other shares of its common stock) or apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the purchase, redemption, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to purchase or redeem, any shares of any class of capital stock (now or hereafter outstanding) of such Borrower, or warrants, options or other rights with respect to any shares of any class of capital stock (now or hereafter outstanding) of such Borrower, except for the following:

          (1) in the case of OREMET, if, before and after giving effect to each such payment, no Event of Default shall have occurred and be continuing and Net Revolving Loan Availability with respect to OREMET shall be equal to or greater than $4,000,000, OREMET may pay dividends on account of its common stock in an aggregate amount not exceeding in any Fiscal Year of OREMET an amount equal to the lesser of (i) $1,800,000 and (ii) fifty percent (50%) of net income of OREMET for the immediately preceding Fiscal Year;

          (2) in the case of OREMET, if, before and after giving effect to each such payment, no Event of Default shall have occurred and be continuing and Net Revolving Loan Availability with respect to OREMET shall be equal to or greater than $4,000,000, OREMET may make payments to Paddock in connection with the purchase of common stock of TI pursuant to the Shareholders Agreement;

          (3) in the case of TI, if, before and after giving effect to each such payment, no Event of Default shall have occurred and be continuing and Net Revolving Loan Availability with respect to TI shall be equal to or greater than $4,000,000, TI may make payments to Paddock in connection with the purchase of common stock of TI pursuant to the Shareholders Agreement

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     in an aggregate amount not exceeding in any Fiscal Year of TI an amount equal to the lesser of (i) $1,000,000 and (ii) twenty-five percent (25%) of net income of TI for the immediately preceding Fiscal Year; and

          (4) Subsidiaries of a Borrower may pay dividends and make other distributions to such Borrower.

     (b) Except to the extent permitted in this SECTION 5.14, not, and not permit any of its Subsidiaries to:

          (1) make any payment or prepayment of principal of, or make any payment of interest on, any subordinated indebtedness (other than the Subordinated Indebtedness) on any day other than the stated, scheduled date for any mandatory payment set forth in any documents and instruments memorializing such subordinated indebtedness, or which would violate the subordination provisions of such subordinated indebtedness;

          (2) make any payment or prepayment of principal of, or make any payment of interest on, any Subordinated Indebted-ness, except as and to the extent permitted under the Subordination Agreement; or

          (3) redeem, purchase or defease, any subordinated Indebtedness (including the Subordinated Indebtedness).

     (c) Not take any action, or permit any of its Subsidiaries to take any action, which will result in a decrease in such Borrower's or any of its Subsidiaries' ownership interest in any of Borrower's Subsidiaries.

     (d) Not, and not permit any of its Subsidiaries to, make any deposit for any of the foregoing purposes.

     5.15 BORROWERS' AND SUBSIDIARIES' STOCK.     Not permit any Subsidiary to
purchase or otherwise acquire any shares of the stock of such Borrower, and not take any action, or permit any Subsidiary of such Borrower to take any action, which will result in a decrease in such Borrower's or any Subsidiary's ownership interest in any Subsidiary of such Borrower.

     5.16 INDEBTEDNESS. Not, and not permit any Subsidiary of such Borrower to, incur or permit to exist any Indebtedness (including but not limited to Indebtedness as lessee under Capitalized Leases), except: (a) Indebtedness under the terms of this Agreement; (b) in the case of TI, the Subordinated Indebtedness and Indebtedness to OREMET to the extent permitted pursuant to
SECTION 5.19(f); (c) in the case of TI Wire, Indebtedness to TI to the extent permitted pursuant to SECTION 5.19(g); (d) in the case of TIL UK, Indebtedness to TI to the extent permitted pursuant to SECTION 5.19(h); (e) other Indebtedness outstanding on the date hereof and listed on SCHEDULE 5.16; (d) Indebtedness hereafter incurred in connection with Liens permitted under SECTION 5.17(d); (e) other Indebtedness approved in writing by Lender.

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     5.17 LIENS.    Not, and not permit any Subsidiary of such Borrower to,
create or permit to exist any Lien with respect to any assets now owned or hereafter acquired, except: (a) Liens for current Taxes not delinquent or Taxes being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained; (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's, and other like statutory Liens arising in the ordinary course of business securing obligations which are not overdue or which are being contested in good faith and by appropriate proceedings and as to which such reserves or other appropriate provisions as may be required by GAAP are being maintained;
(c) pledges or deposits in connection with workers' compensation, unemployment insurance and other social security legislation; (d) Liens in connection with the acquisition of property after the date hereof by way of purchase money mortgage, conditional sale or other title retention agreement, Capitalized Lease or other deferred payment contract, and attaching only to the property being acquired, if (i) the Indebtedness secured thereby does not exceed ninety percent (90%) of the fair market value of such property at the time of the acquisition thereof, and (ii) the aggregate outstanding amount of such Indebtedness of such Borrower and its Subsidiaries does not exceed (A) in the case of OREMET and its Subsidiaries (other than TI and its Subsidiaries), $2,500,000 and (B) in the case of TI and its Subsidiaries, $1,000,000; (e) Liens in favor of Lender; (f) in the case of TI, Liens a property of TI in favor of the "Junior Lender" (as defined in the Subordination Agreement) granted pursuant to the Subordinated Indebtedness Documents and securing Subordinated Indebtedness; (g) Liens listed on SCHEDULE 4.9; and (h) Liens consented to in writing by Lender.

     5.18 GUARANTIES.    Not, and not permit any Subsidiary of such Borrower to,
become a guarantor or surety of, or otherwise become or be responsible in any manner (whether by agreement to purchase any obligations, stock, assets, goods or services, or to supply or advance any funds, assets, goods or services, or otherwise) with respect to, any undertaking of any other Person, except for (i) the endorsement, in the ordinary course of collection, of instruments payable to it or its order and (ii) the liability of such Borrower with respect to the Liabilities of the other Borrower.

     5.19 INVESTMENTS.   Not, and not permit any Subsidiary of such Borrower to,
make or permit to exist any Investment in any Person, except for:

          (a) advances by such Borrower or any of its Subsidiaries to employees of such Person for travel or other ordinary business expenses provided that the aggregate amount of such advances outstanding at any one time shall not exceed $25,000 (or, if advanced in respect of relocation expenses, $75,000) for any single employee and (i) $200,000, in the aggregate, for all employees of OREMET and its Subsidiaries (other than TI and its Subsidiaries) and (ii) $100,000, in the aggregate for all employees of TI and its Subsidiaries;

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          (b) advances to subcontractors and suppliers in maximum aggregate amounts reasonably acceptable to Lender but in any event not exceeding an aggregate outstanding amount of (A) in the case of OREMET and its Subsidiaries (other than TI and its Subsidiaries), $100,000 and (B) in the case of TI and its Subsidiaries, $50,000;

          (c) extensions of credit in the nature of Accounts Receivable or notes receivable arising from the sale of goods and services in the ordinary course of business;

          (d) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business;

          (e) Investments (other than Investments in the nature of loans or advances) in Subsidiaries of such Borrower by such Borrower and other Subsidiaries of such Borrower in an aggregate amount not exceeding the respective amounts set forth on Schedule 5.19;

          (f) Investments in the nature of loans by OREMET to TI made on or after the Closing Date, in an aggregate outstanding principal amount not exceeding at any time $6,000,000;

          (g) Investments in the nature of loans by TI to TI Wire made on or after the Closing Date, in an aggregate outstanding principal amount not exceeding at any time $1,400,000;

          (h) Investments in the nature of loans by TI to TIL UK made on or after the Closing Date, in an aggregate outstanding principal amount not exceeding at any time $4,500,000;

          (i) an Investment in the nature of a loan to Paddock by OREMET made after the Closing Date, in the aggregate principal amount of $250,000;

          (j) Investments in a corporation formed for the purpose of providing sonic testing services to OREMET and other Persons, in an aggregate amount not exceeding $200,000; and

          (k) other Investments consented to by Lender in writing.

     5.20 SUBSIDIARIES. Not, and not permit any Subsidiary of such Borrower to, acquire any stock or similar interest in any Person, and not create, establish or acquire any Subsidiaries other than those existing on the date of this Agreement.

     5.21 LEASES.   Not enter into or permit to exist, or permit any Subsidiary of such Borrower to enter into or permit to exist, any arrangements for the leasing by such Borrower or such Subsidiary, as lessee under a lease which is not a Capitalized Lease, of any real or personal property (or any interest therein) if the aggregate rents paid by such OREMET and its Subsidiaries

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with respect to such Leases in any fiscal year would exceed $150,000.

     5.22 CHANGE IN ACCOUNTS RECEIVABLE.     After the occurrence of an Event of
Default or Unmatured Event of Default, not permit or agree to any extension, compromise or settlement or make any change or modification of any kind or nature with respect to any Account Receivable of such Borrower, including any of the terms relating thereto.

     5.23 RELATED AGREEMENTS. Not enter into, or permit any Subsidiary of such Borrower to enter into, any agreement containing any provision which would be violated or breached by the performance by such Borrower or such Subsidiary of its obligations hereunder or under any Related Agreement or any instrument or document delivered or to be delivered by such Borrower or such Subsidiary in connection herewith.

     5.24 UNCONDITIONAL PURCHASE OPTIONS.    Not enter into or be a party to, or
permit any Subsidiary of such Borrowers to enter into or be a party to any contract for the purchase of materials, supplies or other property or services, if such contract requires that payment be made by it regardless of whether or not delivery is ever made of such materials, supplies or other property or services.

     5.25 TRANSACTIONS WITH RELATED PARTIES. Not, and not permit any Subsidiary of such Borrower to, enter into or be a party to any transaction or arrangement, including, without limitation, the purchase, sale, lease or exchange of property or the rendering of any service, with any Related Party, except in the ordinary course of and pursuant to the reasonable requirements of such Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Borrower or such Subsidiary than would obtain in a comparable arm's length transaction with a Person not a Related Party.

6.   DEFAULT.

     6.1  EVENT OF DEFAULT.   Each of the following shall constitute an Event of
Default under this Agreement:

          (a)  NON-PAYMENT.   Default in the payment, when due or declared due,
     of any of the Liabilities of either of the Borrowers.

          (b) NON-PAYMENT OF OTHER INDEBTEDNESS. Default in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Indebtedness of, or guaranteed by, either of the Borrowers, any other Obligor, any Subsidiary of either of the Borrowers or any Related Party in an aggregate outstanding principal amount of $100,000 or more (other than (i) any Indebtedness under this Agreement and any Notes or (ii) any Indebtedness of any

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     Subsidiary of a Borrower to such Borrower or to any other Subsidiary of such Borrower).

          (c)  ACCELERATION OF OTHER INDEBTEDNESS.     Any event or condition
     shall occur which results in the acceleration of the maturity of any Indebtedness of, or guaranteed by, either Borrowers, any other Obligor, any Subsidiary of either of the Borrowers or any Related Party in an aggregate outstanding principal amount of $100,000 or more (other than (i) any Indebtedness of any Subsidiary of a Borrower to such Borrower or to any other Subsidiary of such Borrower and (ii) the Indebtedness under this Agreement and any Notes) or enables the holder or holders of such other Indebtedness or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Indebtedness.

          (d) OTHER OBLIGATIONS. Default in the payment when due, whether by acceleration or otherwise, or in the performance or observance (subject to any applicable grace period or waiver of such default) of (i) any obligation or agreement of either of the Borrowers, any other Obligor, any Subsidiary of either of the Borrowers or any Related Party to or with Lender (other than any obligation or agreement of either of the Borrowers hereunder and under any Notes), or (ii) any material obligation or agreement of either of the Borrowers, any other Obligor, any Subsidiary of either of the Borrowers or any Related Party to or with any other Person (other than (x) any such material obligation or agreement constituting or related to Indebtedness, (y) accounts payable arising in the ordinary course of business, and (z) any material obligation or agreement of any Subsidiary of either of the Borrowers to a Borrower or to any other Subsidiary of either of the Borrowers), except only to the extent that the existence of any such default is being contested by such Borrower, such other Obligor, such Subsidiary or such Related Party, as the case may be, in good faith and by appropriate proceedings and such Borrower, such other Obligor, such Subsidiary or such Related Party, as applicable, shall have set aside on its books such reserves or other appropriate provisions therefor as may be required by GAAP.

          (e)  INSOLVENCY.    Either of the Borrowers, any other Obligor, any
     Subsidiary of either of the Borrowers or any Related Party becomes insolvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they mature, or applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Borrower, such other Obligor, such Subsidiary or such Related Party, or for a substantial part of the property of such Borrower, such other Obligor, such Subsidiary or such Related Party, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is

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     appointed for either of the Borrowers, any other Obligor, any Subsidiary of either of the Borrowers or any Related Party, or for a substantial part of the property of either of the Borrowers, any other Obligor, any Subsidiary of either of the Borrowers or any Related Party and is not discharged or dismissed within 30 days; or any bankruptcy, reorganization, debt arrangement or other proceeding under any bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is instituted by or against either of the Borrowers, any other Obligor, any Subsidiary of either of the Borrowers or any Related Party; or any warrant of attachment or similar legal process is issued against any substantial part of the property of either of the Borrowers, any other Obligor, any Subsidiary or any Related Party.

          (f) PENSION PLANS. The institution by either of the Borrowers or any ERISA Affiliate of either of the Borrowers of steps to terminate any Pension Plan if, in order to effectuate such termination, such Borrower or any ERISA Affiliate would be required to make a contribution to such Pension Plan, or would incur a liability or obligation to such Pension Plan, in excess of $100,000; or the institution by the PBGC of steps to terminate any Pension Plan and the continuation of either such condition after notice thereof from Lender.

          (g)  NON-COMPLIANCE WITH THIS AGREEMENT.     Default in the
     performance of any of Borrower's agreements set forth in SECTION 2, 3.2, 3.3, 5.3, 5.5, 5.6, or 5.12 through 5.25 (and not constituting an Event of Default under any of the other subsections of this SECTION 6.1), and continuance of such default after notice thereof to Borrowers from Lender; or default in the performance of any of the agreements of either of the Borrowers set forth in SECTION 5.1.2, 5.1.3 or 5.2 (and not constituting an Event of Default under any of the other subsections of this SECTION 6.1), and continuance of such default for three (3) Banking Days after notice thereof to Borrowers from Lender; or default in the performance of any other agreements of either of the Borrowers herein set forth (and not constituting an Event of Default under any of the other subsections of this
     SECTION 6.1), and continuance of such default for thirty (30) days after notice thereof to Borrowers from Lender.

          (h) NON-COMPLIANCE WITH RELATED AGREEMENTS. Default in the performance by either of the Borrowers, any other Obligor or any Subsidiary of either of the Borrowers of any of its agreements set forth in any Related Agreement (and not constituting an Event of Default under any of the other subsections of this SECTION 6.1), and continuance of such default after notice from Lender and the expiration of the grace period (if any) set forth therein.

          (i) WARRANTY. Any warranty made by either of the Borrowers or any other Obligor herein or in any Related Agreement is untrue or misleading in any material respect when

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     made or deemed made; or any schedule, statement, report, notice, certificate or other writing furnished by either of the Borrowers or any other Obligor to Lender is untrue or misleading in any material respect on the date as of which the facts set forth therein are stated or certified; or any certification made or deemed made by either of the Borrowers or any other Obligor to Lender is untrue or misleading in any material respect on or as of the date made or deemed made.

          (j)  LITIGATION.    There shall be entered against any one of a
     Borrower, any other Obligor, any Subsidiary of a Borrower or any Related Party one or more judgments or decrees in excess of $175,000 in the aggregate at any one time outstanding, and such judgments or decrees remain undischarged, unvacated, unbonded or unstayed for a period of 30 calendar days from the date of entry thereof or in any event later than five (5) days prior to the date of any proposed sale of property thereunder, but excluding those judgments or decrees for and to the extent which such Borrower, such Subsidiary, such Obligor or such Related Party, as applicable, is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Borrower, such Subsidiary, such Obligor or such Related Party, as applicable, is otherwise indemnified if the terms of such indemnification are satisfactory to Lender.

          (k) VALIDITY. This Agreement or any other Related Agreement, or any Lien granted hereunder or thereunder, shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; either of the Borrowers, any other Obligor or any other Person shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or any Lien with respect to any material (as reasonably determined by Lender, and whether as to type, amount or value) Collateral or Third Party Collateral of either of the Borrowers securing any of the Liabilities of either of the Borrowers shall, in whole or in party, cease to be a perfected first Lien, subject only to those exceptions expressly permitted by this Agreement or the applicable other Related Agreement.


          (l)  CONDUCT OF BUSINESS.     If either of the Borrowers, any other
     Obligor, any Subsidiary of either of the Borrowers or any Related Party is enjoined, restrained or in any way prevented by court order, which has not been dissolved or stayed within five (5) business days, from conducting all or any material part of its business affairs.

          (m)  OWNERSHIP.     OREMET shall cease for any reason to be the record
     and beneficial owner, free and clear of all Liens, of at least eighty percent (80%) of the issued and outstanding capital stock of TI, on a fully-diluted basis.


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          (n)  MATERIAL ADVERSE CHANGE. Lender shall have determined in good faith that (i) a material adverse change has occurred in the business, operations or financial condition of either of the Borrowers, any other Obligor, any Subsidiary of either of the Borrowers or any Related Party,
     (ii) Lender's interest in any material Collateral or Third Party Collateral of either of the Borrowers has been adversely affected or impaired, or the value thereof to Lender has been diminished to a material extent or (iii) the prospect of payment or performance of any obligation or agreement of either of the Borrowers or any other Obligor hereunder or under any Related Agreement is materially impaired, and the condition giving rise to such determination does not constitute an Event of Default under any of the other subsections of this SECTION 6.1 and continues to exist after notice of such determination by Lender to Borrowers.

          (o)  ACQUISITION DOCUMENTS AND SUBORDINATED INDEBTEDNESS
     DOCUMENTS.     A default by any Person (other than Lender) shall occur
     under (i) the Purchase Agreement or any of the other Acquisition Documents or (ii) the Subordination Agreement or any of the other Subordinated Indebtedness Documents.

     6.2  EFFECT OF EVENT OF DEFAULT; REMEDIES.

     (a) In the event that one or more Events of Default described in SECTION 6.1(e) shall occur, then the Credit extended to each of the Borrowers under this Agreement shall terminate and all Liabilities of each of the Borrowers hereunder and under any Notes shall be immediately due and payable without demand, notice or declaration of any kind whatsoever.

     (b) In the event an Event of Default other than one described in SECTION 6.1(e) shall occur, then upon notice to each of the Borrowers, Lender may declare all Liabilities of such Borrower hereunder and under any Notes immediately due and payable, whereupon the Credit extended to such Borrower under this Agreement shall terminate and all Liabilities of such Borrower hereunder and under any Notes shall be immediately due and payable. Lender shall promptly advise each of the Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration.

     (c) In the event of the occurrence of any Event of Default Lender may exercise any one or more or all of the following remedies, all of which are cumulative and non-exclusive:

          (1) Any remedy contained in this Agreement or in any of the Related Agreements or any Supplemental Documentation;

          (2) Any rights and remedies available to Lender under the UCC, and any other applicable law;

          (3) To the extent permitted by applicable law, Lender may, without notice, demand or legal process of any kind, take

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     possession of any or all of the Collateral of each of the Borrowers (in addition to any such Collateral which it may already have in its possession), wherever it may be found, and for that purpose may pursue the same wherever it may be found, and may enter into any premises where any of the Collateral of either of the Borrowers may be or is supposed to be, and search for, take possession of, remove, keep and store any of the Collateral until the same shall be sold or otherwise disposed of, and Lender shall have the right to store the same in any of the premises of either of the Borrowers without cost to Lender;

          (4) At Lender's request, each of the Borrowers will, at such Borrower's expense, assemble the Collateral of such Borrower and make it available to Lender at a place or places to be designated by Lender which is reasonably convenient to Lender and such Borrower; and

          (5) Lender at its option, and pursuant to notification given to such Borrower as provided for below, may sell any Collateral of a Borrower actually or constructively in its possession at public or private sale and apply the proceeds thereof as provided in SECTION 7.2.

7.   ADDITIONAL PROVISIONS REGARDING COLLATERAL AND LENDER'S RIGHTS.

     7.1  NOTICE OF DISPOSITION OF COLLATERAL.    Any notification of intended
disposition of any of the Collateral of either Borrower required by law shall be deemed reasonably and properly given if given at least five (5) Banking Days before such disposition.

     7.2 APPLICATION OF PROCEEDS OF COLLATERAL. Any proceeds of any disposition by Lender of any of the Collateral of a Borrower may be applied by Lender to the payment of expenses in connection with the taking possession of, storing, preparing for sale, and disposition of such Collateral, including Attorneys' Fees and legal expenses, and any balance of such proceeds may be applied by Lender toward the payment of such of the Liabilities of such Borrower, and in such order of application, as Lender may from time to time elect.

     7.3 CARE OF COLLATERAL. Lender shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral of either of the Borrowers in its possession if it takes such action for that purpose as such Borrower requests in writing, but failure of Lender to comply with such request shall not, of itself, be deemed a failure to exercise reasonable care, and no failure of Lender to preserve or protect any rights with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by such Borrower, shall be deemed a failure to exercise reasonable care in the custody or preservation of such Collateral.

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     7.4  PERFORMANCE OF BORROWERS' OBLIGATIONS.  Lender shall have the right, but shall not be obligated, to discharge any claims against or Liens, and any Taxes at any time levied or placed upon any or all Collateral of either of the Borrowers including, without limitation, those arising under statute or in favor of landlords, taxing authorities, government, public and/or private warehousemen, common and/or private carriers, processors, finishers, draymen, coopers, dryers, mechanics, artisans, laborers, attorneys, courts, or others. Lender may also pay for maintenance and preservation of Collateral of either of the Borrowers. Lender may, but is not obligated to, perform or fulfill any of the responsibilities of either or both of the Borrowers under this Agreement which such Borrower has failed to perform or fulfill. Lender may advance to each of the Borrowers as a Revolving Loan any payment made or expense incurred by Lender under this SECTION 7.4.

     7.5 LENDER'S RIGHTS. None of the following shall affect the obligations of either of the Borrowers to Lender under this Agreement or Lender's right with respect to the remaining Collateral or any Third Party Collateral of such Borrower (any or all of which actions may be taken by Lender at any time, whether before or after an Event of Default, at its sole and absolute discretion and without notice to either of the Borrowers):

          (a) acceptance or retention by Lender of other property or interests in property as security for the Liabilities of such Borrower, or acceptance or retention of any Obligor(s), in addition to such Borrower, with respect to any of the Liabilities of such Borrower;

          (b) release of its security interest in, or surrender or release of, or the substitution or exchange of or for, all or any part of the Collateral or any Third Party Collateral of such Borrower or any other property securing any of the Liabilities of such Borrower (including but not limited to any property of any Obligor other than such Borrower), or any extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange, of any obligations of any guarantor or other Obligor with respect to any such Collateral or any such property;

          (c) extension or renewal for one or more periods (whether or not longer than the original period), or release, compromise, alteration or exchange of any of the Liabilities of such Borrower, or release or compromise of any obligation of any Obligor with respect to any of the Liabilities of such Borrower; or

          (d) failure by Lender to resort to other security or pursue any Person liable for any of the Liabilities of such Borrower before resorting to the Collateral of such Borrower.

8.   CONDITIONS PRECEDENT; DELIVERY OF DOCUMENTS AND OTHER MATTERS.

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     8.1  CONDITIONS PRECEDENT TO INITIAL LOANS.  The obligation of Lender to make the initial Loans or to issue any Letter of Credit hereunder is subject to satisfaction of the following conditions precedent (in addition to those provided in SECTION 8.2):

          8.1.1     ACQUISITION.   The respective terms of the Purchase
     Agreement and the other Acquisition Documents shall be reasonably acceptable to Lender. All conditions precedent to consummation of the Acquisition shall have been satisfied and TI shall have acquired good and marketable title to all of the assets to be acquired by TI under the Purchase Agreement and the Purchase Agreement and all other material Acquisition Documents shall be in full force and effect and no term or condition thereof shall have been amended, modified or waived without Lender's consent, and all governmental authorizations, consents, approvals, licenses, permits, exemptions or other actions required in connection with the Acquisition and the other transactions contemplated by this Agreement, shall have been duly received and not been rescinded and each of the Borrowers shall have so certified to Lender and, to the extent requested by Lender, delivered to Lender copies thereof. The closing and consummation of the Acquisition shall have occurred immediately prior to the making of the initial Loans under this Agreement.

          8.1.2     AUDIT.    Lender shall have completed its due diligence
     audit of the business, operations and assets of each of the Borrowers and each other Obligor, the results of which shall provide Lender with results and information which, in Lender's sole determination, are satisfactory to permit Lender to enter into the secured financing transaction described in this Agreement and the Related Agreements. Lender's due diligence examination may include but need not be limited to (i) a field examination of each of the Borrower's and each other Obligor's books and records, (ii) a physical audit and inspection of each of the Borrower's and each other Obligor's real and personal property, (iii) an analysis of all of each of the Borrower's and each other Obligor's contingent liabilities, including but not limited to those pertaining to environmental and health and safety matters, employee benefit plans and pending or threatened litigation, (iv) review of such fair market value and liquidation value appraisals of the assets of each of the Borrowers and each other Obligor as Lender shall determine to be necessary, in each case prepared by independent appraisers and using such assumptions and methods of analysis as Lender shall determine to be acceptable, and (v) a review of each of the Borrower's and each other Obligor's current financial condition and any pro forma financial information or cash flow projections required by Lender.

          8.1.3 SECURITY INTEREST. The security interest in the Collateral of each of the Borrowers granted under this Agreement and the Related Agreements, and in any Third Party Collateral of each of the Borrowers, and all other Liens

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     granted to Lender to secure the Liabilities of each of the Borrowers, shall be a senior, perfected Lien except as otherwise agreed by Lender, and all financing statements and other documents relating to such Collateral and Third Party Collateral shall have been filed or recorded, as appropriate.

          8.1.4 SOLVENCY. After giving effect to the Acquisition and the initial Loans to be made under this Agreement, each of the Borrowers, each of its Subsidiaries and each other Obligor (a) shall have assets (excluding goodwill and other intangible assets not capable of valuation) having a value, both at present fair saleable value and at fair valuation, greater than the amount of its liabilities, (b) shall have capital sufficient to carry on its respective business and transactions and all business and transactions in which it is about to engage, (c) shall not have engaged in or be about to engage in a business or transaction for which its remaining assets are unreasonably small in relation to the business or the transaction, (d) shall believe that it is able to pay its respective debts as they mature and shall not believe that it is incurring, debts beyond its ability to pay as they mature and (e) shall have no actual intent to hinder, delay or defraud either present or future creditors.

          8.1.5 LOAN AVAILABILITY. Immediately after the making the initial Loans, each of the Borrowers shall, under the terms and conditions of the Agreement, have availability for at least an additional (a) in the case of OREMET, $2,500,000 of Revolving Loans and (b) in the case of TI, $500,000 of Revolving Loans.

          8.1.6 EQUITY INVESTMENT IN TI. Pursuant to the terms of the Shareholders Agreement, TI shall have received, in immediately available funds, an aggregate contribution to its capital from OREMET and Paddock, as consideration for the issuance by TI to OREMET of capital stock of TI, of at least $5,000,000.

          8.1.7     BLOCKED ACCOUNT; LOCK BOX.    Each of the Borrowers shall
     have entered into blocked account and/or lock box agreements with Lender for the collection and remittance to Lender of cash proceeds of Collateral of such Borrower.

          8.1.8 EFFECT OF LAW. No law or regulation affecting Lender's entering into the secured financing transaction contemplated by this Agreement shall impose upon Lender any material obligation, fee, liability, loss, cost, expense or damage.

          8.1.9     EXHIBITS; SCHEDULES.     All Exhibits and Schedules to this
     Agreement shall have been completed and submitted to Lender, shall be in form and substance satisfactory to Lender and shall contain no facts or information which Lender, in its sole judgment, determines to be unacceptable.

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          8.1.10    FEES.     If not funded with the proceeds of the initial
     Loans, Lender shall have received the closing fee referred to in SECTION
     2.14 and any other fees due and payable by each of the Borrowers or any other Person on the funding of the initial Loans.

          8.1.11    DOCUMENTS.     Lender shall have received all of the
     following, each duly executed where appropriate and dated as of the date of the initial Loan (or such other date as shall be satisfactory to Lender), in form and substance satisfactory to Lender:

               (a)  RESOLUTIONS.   A copy, duly certified by the secretary or an
          assistant secretary of each of the Borrowers of (1) resolutions of the Board of Directors of such Borrower authorizing (A) the borrowings by such Borrower hereunder, (B) the execution, delivery and performance by such Borrower of this Agreement, and each Related Agreement to which such Borrower is a party or by which it is bound, and (C) certain officers or employees of such Borrower to request borrowings by telephone and to execute Borrowing Base Certificates, (2) all documents evidencing any other necessary corporate action with respect to this Agreement and the Related Agreements, and (3) all approvals or consents, if any, with respect to this Agreement and the Related Agreements;

               (b) INCUMBENCY CERTIFICATE. A certificate of the secretary of each of the Borrowers certifying the names of the officers of Borrower authorized to sign this Agreement and each Related Agreement to which Borrower is a party or by which it is bound, and all other documents and certificates to be delivered by such Borrower hereunder, together with the true signatures of such officers;

               (c)  CERTIFICATE.   The certificate of the President or Chairman
          of the Board of each of the Borrowers certifying to the fulfillment of all conditions precedent to closing and funding the secured financing transaction contemplated by this Agreement and to the truth and accuracy, as of such date, of the representations and warranties of such Borrower contained in this Agreement and each Related Agreement to which such Borrower is a party or by which it is bound;

               (d)  ACCOUNTANT'S LETTER.     With respect to the financial
          statements referred to in SECTION 4.6, a "reliance letter" from the accountants who prepared such statements in form and content acceptable to Lender;

               (e)  BYLAWS.   A copy, duly certified by the secretary or an
          assistant secretary of each of the Borrowers, of such Borrower's
          Bylaws;

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               (f)  ARTICLES. A copy, duly certified by the  applicable
          Secretary of State of each Borrower's  Articles of Incorporation;

               (g) REGISTRATION; GOOD STANDING. A copy, duly certified by the applicable Secretary of State of (i) a certificate of good standing or existence, as the case may be, in each state where each of the Borrowers is qualified to do business or where, because of the nature of its business or properties, qualification to do business is required, (ii) the applications, registrations or other documents required to be filed by each of the Borrowers to qualify to do business in each state referred to in CLAUSE (i), and (iii) in any state in which either Borrower is doing business under an assumed name, a certificate or other document issued by the Secretary of State of each such state evidencing such Borrower's authority to use such name;

               (h)  LEGAL OPINIONS.     Legal opinions from counsel for each of
          the Borrowers in form and substance satisfactory to Lender;

               (l)  INSURANCE.     Evidence satisfactory to Lender of the
          existence of insurance on the Collateral, Third Party Collateral and business of each of the Borrowers in amounts and with insurers acceptable to Lender, together with evidence establishing that Lender is named as a loss payee and/or additional insured, as applicable, on all related insurance policies;

               (j) DISBURSEMENT LETTER. Written authorization and instructions from each of the Borrowers, in form satisfactory to Lender, for disbursement of the proceeds of the initial Loans;

               (k) SUBORDINATION AGREEMENT. The duly executed Subordination Agreement; and

               (l)  OTHER DOCUMENTS.    Such other documents as Lender shall
          determine to be necessary or desirable.

     8.2 CONTINUING CONDITIONS PRECEDENT TO ALL LOANS AND LETTERS OF CREDIT; CERTIFICATION. The obligation of Lender to make the initial Loans and each subsequent Loan, or to issue any Letter of Credit, is subject to satisfaction of the following conditions precedent in addition to those provided in SECTION 8.1:

          (a) NO CHANGE IN CONDITION. No change in the condition or operations, financial or otherwise, of either of the Borrowers, any Subsidiary of either of the Borrowers or any other Obligor, shall have occurred which change, in the reasonable credit judgment of Lender, may have a Material Adverse Effect;

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          (b)  DEFAULT.  Before and after giving effect to such Loan or such
     Letter of Credit, no Event of Default or Unmatured Event of Default shall have occurred and be continuing;

          (c)  INSURANCE.     There shall have been no material change, or
     notice of prospective material change (whether such notice is formal or informal), in the nature, extent or scope of the insurance policies of either of the Borrowers or any Subsidiary thereof listed on SCHEDULE 4.7, which change would have a material adverse effect on the financial condition of such Borrower or such Subsidiary or would significantly adversely affect such Borrower's ability to perform its obligations under this Agreement, any Note(s), or any Related Agreement to which it is a party or by which it is bound;

          (d)  WARRANTIES.    Before and after giving effect to such Loan or
     Letter of Credit, the warranties in SECTION 4 shall be true and correct in all material respects as though made on the date of such Loan, except for such changes as are specifically permitted hereunder;

          (e) NO MATERIAL TRANSACTION. Neither of the Borrowers, nor any Subsidiary of either of the Borrowers, any other Obligor or any Related Party shall have entered into any material (as determined by Lender) commitment or transaction, including, without limitation, transactions for borrowings and capital expenditures, which are not in the ordinary course of their respective businesses; and

          (f) ACCOUNTING METHODS. Borrower shall not have made any material (as determined by Lender) change in its accounting methods or principles except as required by GAAP.

Each request for a Loan or a Letter of Credit hereunder made or deemed to have been made by each of the Borrowers shall be deemed to be a certificate of such Borrower as to the matters set out in the foregoing provisions of this SECTION 8.2.

9.   INDEMNITY.

     9.1. ENVIRONMENTAL AND SAFETY AND HEALTH INDEMNITY. Each Borrower hereby indemnifies, exonerates and holds Lender and each other holder of a Note of such Borrower, and each of its officers, directors, employees and agents (collectively, the "INDEMNIFIED PARTIES") free and harmless from and against any and all actions, causes of action, suits, costs, liabilities, losses, damages, injuries, expenses and claims of any and every kind whatsoever (including, without limitation, court costs and Attorneys' Fees) (a) relating to or arising under any Environmental Law or Occupational Safety and Health Law applicable to such Borrower and related to the business and/or operations of such Borrower; or
(b) which otherwise may be paid, incurred or suffered by or asserted against such Indemnified Party for, with respect to, or as a direct or indirect result of the violation by such Borrower or any

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Subsidiary of such Borrower, or any immediate or remote predecessor of any of them, of any Environmental Law or Occupational Safety and Health Law; or (c) with respect to, or as a direct or indirect result of, (1) the presence of any Hazardous Material on or under, or the escape, seepage, leakage, spillage, disposal, discharge, emission, threat of Release, or Release of any Hazardous Material from, any property allegedly owned, operated or controlled by such Borrower, any Subsidiary of such Borrower (or any immediate or remote predecessors of any of them), or any property at which Hazardous Material allegedly generated by any such Person, or any immediate or remote predecessors of any of them, may have come to be located, or (2) the existence of any unsafe or unhealthful condition on or at any premises operated or controlled by any such Person or any immediate or remote predecessor of any of them. The provisions of and undertakings and indemnification set out in this SECTION 9.1 shall survive termination of this Agreement.

     9.2 GENERAL INDEMNITY. In addition to and without limitation of the indemnity set forth in SECTION 9.1 and in addition to the payment of expenses pursuant to SECTION 11.3, whether or not the transactions contemplated hereby shall be consummated, each Borrower agrees to indemnify, pay and hold Lender and any holder of any Notes of such Borrower, and the officers, directors, employees, agents, and affiliates of Lender and such holders (collectively, the "Indemnitees") harmless from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever relating to such Borrower (including, without limitation, the reasonable fees and disbursements of counsel for any of such Indemnitees in connection with any investigative, administrative or judicial proceeding commenced or threatened, whether or not any of such Indemnitees shall be designated a party thereto) that may be imposed on, incurred by, or asserted against any Indemnitee, in any manner relating to or arising out of this Agreement, any Related Agreement or any other agreements executed and delivered by such Borrower or any other Obligor in connection herewith, the statements contained in any commitment letter delivered by Lender, Lender's agreement to make the Loans or to issue Letters of Credit for the account of such Borrower hereunder, the use or intended use of any Letters of Credit issued for the account of such Borrower, or the use or intended use of the proceeds of any of the Loans hereunder (the "INDEMNIFIED LIABILITIES"); PROVIDED that neither of the Borrowers shall have any obligation to an Indemnitee hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such Indemnitee. To the extent that the undertaking to indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it violates any law or public policy, each Borrower shall contribute the maximum portion that it is permitted to pay under applicable law to the payment and satisfaction of all indemnified liabilities incurred by the Indemnitees or any of them and payable by such Borrower pursuant to the terms of this SECTION 9.2. The provisions of the undertakings and indemnification set out in this SECTION
9.2 shall

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survive satisfaction and payment of the Liabilities of each of the Borrowers and termination of this Agreement.

     9.3  CAPITAL ADEQUACY.   If Lender shall reasonably determine that the
application or adoption of any law, rule, regulation, directive, interpretation, treaty or guideline regarding capital adequacy, or any change therein or in the interpretation or administration thereof, whether or not having the force or law (including, without limitation, application of changes to Regulation H and Regulation Y of the Federal Reserve Board issued by the Federal Reserve Board on January 19, 1989 and regulations of the Comptroller of the Currency, Department of the Treasury, 12 CFR Part 3, Appendix A, issued by the Comptroller of the Currency on January 27, 1989) increases the amount of capital required or expected to be maintained by Lender or any Person controlling Lender, and such increase is based upon the existence of Lender's obligations to a Borrower hereunder and other commitments of this type, then from time to time, within 10 days after demand from Lender, such Borrower shall pay to Lender such amount or amounts as will compensate Lender or such controlling Person, as the case may be, for such increased capital requirement. The determination of any amount to be paid by Borrowers under this SECTION 9 shall take into consideration the policies of Lender or any Person controlling Lender with respect to capital adequacy and shall be based upon any reasonable averaging, attribution and allocation methods. A certificate of Lender setting forth the amount or amounts as shall be necessary to compensate Lender as specified in this SECTION 9 shall be delivered to Borrowers and shall be conclusive in the absence of manifest error.

     9.4  EURODOLLAR RATE REVOLVING LOANS.

          9.4.1 EURODOLLAR RATE LENDING UNLAWFUL. If Lender shall determine (which determination shall, upon notice thereof to Borrowers be conclusive and binding on Borrowers) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any central bank or other governmental authority asserts that it is unlawful, for Lender to make, continue or maintain any Loan as, or to convert any Loan into, a Eurodollar Rate Revolving Loan, the obligation of Lender to make, continue, maintain or convert any such Loans shall, upon such determination, forthwith be suspended until Lender shall notify Borrowers that the circumstances causing such suspension no longer exist, and all Eurodollar Rate Revolving Loans shall automatically convert into Reference Rate Revolving Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

          9.4.2     DEPOSITS UNAVAILABLE.    If Lender shall have determined
(which determination shall, upon notice thereof to Borrowers, be conclusive and binding on Borrowers) that

          (a) Dollars deposits in the relevant amount and for the relevant Interest Period are not available to Lender in the interbank eurodollar market; or

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          (b)  by reason of circumstances affecting the interbank eurodollar market, adequate means do not exist for ascertaining the interest rate applicable hereunder to Eurodollar Rate Revolving Loans,

then, upon notice from Lender to Borrowers, the obligations of Lender under
SECTION 2 to make or continue any Loans as, or to convert any Loans into, Eurodollar Rate Revolving Loans shall forthwith be suspended until Lender shall notify Borrowers that the circumstances causing such suspension no longer exist.

          9.4.3     INCREASED EURODOLLAR RATE REVOLVING LOAN COSTS, ETC.   Each
of the Borrowers agrees to reimburse Lender for any increase in the cost to Lender of, or any reduction in the amount of any sum receivable by Lender in respect of, making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans to such Borrower as, or of converting (or of its obligation to convert) any Loans to such Borrower into, Eurodollar Rate Revolving Loans which results from any change since the date of this Agreement in any applicable law, governmental rule, regulation, guideline, order or request (whether or not having the force of law), or in the interpretation or administration thereof (including, by way of example, but not limited to, a change in official reserve requirements). Lender shall promptly notify the respective Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate Lender for such increased cost or reduced amount. Such additional amounts shall be payable by such Borrower directly to Lender within five (5) days of such Borrower's receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on such Borrower.

          9.4.4 FUNDING LOSSES. In the event Lender shall incur any loss or expense with respect to a Borrower (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by Lender to make, continue or maintain any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a Eurodollar Rate Revolving Loan) as a result of

          (a) any conversion or repayment or prepayment of the principal amount of any Eurodollar Rate Revolving Loans on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
     SECTION 3.1 or otherwise;

          (b) any failure of such Borrower to borrow, continue or convert a Loan on a date specified therefor in any notice or request; or

          (c) any failure of such Borrower to make any payment when due of any amount due hereunder in connection with any Loan,

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then, upon the written notice of Lender to such Borrower, such Borrower shall, within five (5) days of its receipt thereof, pay directly to Lender such amount as will (in the reasonable determination of Lender) reimburse Lender for such loss or expense. Such written notice (which shall include calculations in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on such Borrower.

          9.4.5 FUNDING. Lender may, if it so elects, fulfill its obligation to make, continue or convert Eurodollar Rate Revolving Loans hereunder by causing one of its foreign branches or affiliates (or an international banking facility created by such Lender) to make or maintain such Eurodollar Rate Revolving Loan; PROVIDED, HOWEVER, that such Eurodollar Rate Revolving Loan shall nonetheless be deemed to have been made and to be held by Lender, and the obligation of each of the Borrowers to repay such Eurodollar Rate Revolving Loan shall nevertheless be to Lender for the account of such foreign branch, affiliate or international banking facility. In addition, each of the Borrowers hereby consents and agrees that, for purposes of any determination to be made for purposes of SECTIONS 9.4, it shall be conclusively assumed that Lender elected to fund all Eurodollar Rate Revolving Loans by purchasing Dollar deposits in the interbank eurodollar market.

     9.5 PAYMENT OF INDEMNITY AMOUNTS. Lender may provide for the payment of any amounts for which a Borrower is liable under this SECTION 9 by charging the Demand Deposit Account of such Borrower, the Assignee Deposit Account of such Borrower, or any other bank account maintained by or for the account of such Borrower with Lender and, to the extent necessary to fund any such account, Lender may advance the amount thereof to such Borrower as a Revolving Loan; PROVIDED, HOWEVER, that so long as an Event of Default shall not have occurred and be continuing, Lender agrees to use its best efforts to provide prior written notice to such Borrower of any such charge; PROVIDED, FURTHER, HOWEVER, that Lender's failure to provide notice of any such charge shall not affect the validity or enforceability thereof.

10.  ADDITIONAL PROVISIONS.

     Additional provisions are set forth in SUPPLEMENT A.

11.  GENERAL.

     11.1      BORROWER WAIVER.    Except as otherwise provided for in this
Agreement, each of the Borrowers waives (i) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, one or more extensions or renewals of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which such Borrower may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (ii) all rights to notice and a hearing prior to Lender's taking possession or control of, or Lender's relevy, attachment or levy on or of, the Collateral of such

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Borrower or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (iii) the benefit of all valuation, appraisement and exemption laws. Each of the Borrowers acknowledges that it has been advised by its counsel with respect to this Agreement and the transactions evidenced by this Agreement.

     11.2 POWER OF ATTORNEY. Each of the Borrowers appoints Lender, or any Person whom Lender may from time to time designate, as such Borrower's attorney and agent-in-fact with power (which appointment and powers being coupled with an interest, is irrevocable until all Liabilities of each of the Borrowers under this Agreement are paid and performed in full and this Agreement is terminated), without notice to such Borrower, to:

          (a) At such time or times hereafter as Lender or said agent, in its sole and absolute discretion, may determine in such Borrower's or Lender's name (i) endorse such Borrower's name on any checks, notes, drafts or any other items of payment relating to and/or proceeds of the Collateral of such Borrower which come into the possession of Lender or under Lender's control and apply such payment or proceeds to the Liabilities of such Borrower; (ii) endorse such Borrower's name on any chattel paper, document, instrument, invoice, freight bill, bill of lading or similar document or agreement in Lender's possession relating to Accounts Receivable, Inventory or any other Collateral, in each case of such Borrower; (iii) use the information recorded on or contained in any data processing equipment and computer hardware and software to which such Borrower has access relating to Accounts Receivable, Inventory and/or other Collateral, in each case of such Borrower; (iv) use such Borrower's stationery and sign the name of such Borrower to verification of Accounts Receivable and notices thereof to Account Debtors; and (v) if not done by such Borrower, do all acts and things determined by Lender to be necessary, to fulfill such Borrower's obligations under this Agreement or any Related Agreement; and

          (b) At such time or times after the occurrence of an Event of Default, as Lender or said agent, in its sole and absolute discretion, may determine, in such Borrower's or Lender's name: (i) demand payment of the Accounts Receivable of such Borrower; (ii) enforce payment of the Accounts Receivable of such Borrower, by legal proceedings or otherwise; (iii) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts Receivable and other Collateral, in each case of such Borrower; (iv) settle, adjust, compromise, extend or renew the Accounts Receivable of such Borrower; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts Receivable of such Borrower; (vi) if permitted by applicable law, sell or assign the Accounts Receivable and/or other Collateral of such Borrower upon such terms for such amounts and at such time or times as Lender may deem

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

     advisable; (vii) discharge and release the Accounts Receivable and/or other Collateral, in each case of such Borrower; (viii) prepare, file and sign such Borrower's name on any proof of claim in bankruptcy or similar document against any Account Debtor; (ix) prepare, file and sign such Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts Receivable and/or other Collateral, in each case of such Borrower; and (x) do all acts and things necessary, in Lender's sole and absolute discretion, to obtain repayment of the Liabilities of such Borrower and to fulfill such Borrower's other obligations under this Agreement or any Related Agreement.

     11.3      EXPENSES; ATTORNEYS' FEES.    Each of the Borrowers agrees,
whether or not any Loan is made to such Borrower hereunder, to pay upon demand all Attorneys' Fees and all other reasonable expenses incurred by Lender in connection with (i) the preparation, negotiation and execution of this Agreement, any Related Agreement and any document required to be furnished in connection herewith or therewith, (ii) the preparation of any and all amendments to this Agreement or any of the Related Agreements and all other instruments or documents provided for therein or delivered or to be delivered thereunder or in connection therewith, (iii) the collection or enforcement of such Borrower's or any other Obligor's obligations hereunder or under any Related Agreement, and
(iv) the collection or enforcement of any of Lender's rights in or to any Collateral or Third Party Collateral of such Borrower. Lender may advance all such amounts to such Borrower as Revolving Loans. Each of the Borrowers also agrees (a) to indemnify and hold Lender harmless from any loss or expense which may arise or be created by the acceptance, in accordance with the terms and provisions of this Agreement, of telephonic or other instructions for making Loans to such Borrower, and (b) to pay, and save Lender harmless from all liability for, any stamp or other taxes which may be payable with respect to the execution or delivery of this Agreement, or any Related Agreement or Supplemental Documentation, or the issuance of any Note by such Borrower or of any other instruments or documents provided for herein or to be delivered hereunder or in connection herewith by such Borrower. The foregoing obligations of each of the Borrowers shall survive any termination of this Agreement.

     11.4 LENDER FEES AND CHARGES. Each of the Borrowers agrees to pay Lender on demand the customary fees and charges of Lender for maintenance of accounts with Lender or for providing other services to such Borrower. Lender may, in its sole and absolute discretion, provide for such payment by advancing the amount thereof to such Borrower as Revolving Loans.

     11.5      LAWFUL INTEREST.    In no contingency or event whatsoever shall
the interest rate charged pursuant to the terms of this Agreement exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that Lender has received interest hereunder in

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

excess of the highest applicable rate, Lender shall promptly refund such excess interest to the applicable Borrower.

     11.6      NO WAIVER BY LENDER; AMENDMENTS.   No failure or delay on the
part of Lender in the exercise of any power or right, and no course of dealing between Borrower and Lender shall operate as a waiver of such power or right, nor shall any single or partial exercise of any power or right preclude other or further exercise thereof or the exercise of any other power or right. The remedies provided for herein are cumulative and not exclusive of any remedies which may be available to Lender at law or in equity. No notice to or demand on either of the Borrowers not required hereunder shall in any event entitle either of the Borrowers to any other or further notice or demand in similar or other circumstances or constitute a waiver of the right of Lender to any other or further action in any circumstances without notice or demand. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or any Related Agreement shall in any event be effective unless the same shall be in writing and signed and delivered by Lender. Any waiver of any provision of this Agreement, and any consent to any departure by either of the Borrowers from the terms of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.

     11.7      TERMINATION OF CREDIT.   Unless the Credit of either of the
Borrowers is otherwise terminated pursuant to the terms of this Agreement, the Termination Date shall be automatically extended for successive one-year periods to the next anniversary of such date unless Lender shall notify such Borrower in writing, at least thirty (30) days prior to a scheduled Termination Date, that Lender elects not to extend the Termination Date. Each Borrower may terminate the Credit of such Borrower at any time upon notice to Lender and payment in full of the outstanding principal balance of the Loans and all other Liabilities of such Borrower under this Agreement and the Related Agreements; PROVIDED, HOWEVER, notwithstanding anything to the contrary contained herein, upon termination of the Credit of either of the Borrowers, pursuant to this SECTION
11.7 or otherwise, the Credit of the other Borrower shall also automatically and permanently terminate and thereupon, the outstanding principal balance of the Loans and all other Liabilities of such other Borrower shall become immediately due and payable hereunder, without any notice by Lender to such other Borrower. All of Lender's rights and remedies, the liens and security interests of Lender in the Collateral of each of the Borrowers and all of each Borrower's respective duties and obligations under this Agreement shall survive termination of the Credit extended to such Borrower hereunder until all of the Liabilities of each of the Borrowers hereunder have been finally paid and performed in full. The termination or cancellation of the Credit of either of the Borrowers shall not affect or impair the liabilities and obligations of such Borrower or any one or more of the Obligors to Lender or Lender's rights with respect to any Loans and advances made and other Liabilities incurred by such Borrower


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

prior to such termination or with respect to the Collateral or any Third Party Collateral of such Borrower.

     11.8 NOTICES. Except as otherwise expressly provided herein, any notice hereunder to each of the Borrowers or Lender shall be in writing (including telegraphic, telex, or facsimile communication) and shall be given to such Borrower or Lender at its address, telex number or facsimile number set forth on the signature pages hereof or at such other address, telex number or facsimile number as such Borrower or Lender may, by written notice, designate as its address, telex number or facsimile number for purposes of notices hereunder. All such notices shall be deemed to be given when transmitted by telex and the appropriate answerback is received, transmitted by facsimile, delivered to the telegraph office, delivered by courier, personally delivered or, in the case of notice by mail, three (3) Banking Days following deposit in the United States mails, properly addressed as herein provided, with proper postage prepaid; provided, however, that notice to Lender of the Borrowers' intent to terminate the Credit shall not be effective until actually received by Lender.

     11.9 ASSIGNMENTS AND PARTICIPATIONS; INFORMATION. Each of the Borrowers hereby consents to Lender's grant of participations in or sale, assignment, transfer or other disposition, at any time and from time to time hereafter, of this Agreement or any Related Agreement, or of any portion of any thereof, including without limitation Lender's rights, titles, interests, remedies, powers and/or duties. Lender may furnish any information concerning either or both of the Borrowers in the possession of Lender from time to time to assignees of the rights and/or obligations of Lender hereunder and to participants in any Loan (including prospective assignees and participants) and may furnish information in response to credit inquiries consistent with general banking practice. Lender shall promptly notify Borrower of Lender's grant of any participation in or sale, assignment, transfer or other disposition of this Agreement or any Related Agreement, or of any portion of any thereof. Borrower shall use its best efforts to assist Lender in its efforts to sell assignments and participations.

     11.10 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     11.11     SUCCESSORS.    This Agreement shall be binding upon each of the
Borrowers and Lender and their respective successors and assigns, and shall inure to the benefit of each of the Borrowers and Lender and the successors and assigns of Lender. Neither Borrower shall assign its rights or duties hereunder without the consent of Lender.

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

     11.12 HEADINGS. The various headings of this Agreement and of each Related Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such Related Agreement or any provisions hereof or thereof.

     11.13     EXECUTION IN COUNTERPARTS.    This Agreement may be executed by
the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

     11.14 CONSTRUCTION. Each of the Borrowers acknowledges that this Agreement shall not be binding upon Lender or become effective until and unless accepted by Lender, in writing. If so accepted by Lender, this Agreement and the Related Agreements and Supplemental Documents shall, unless otherwise expressly provided therein, be deemed to have been negotiated and entered into in, and shall be governed and controlled by the internal laws (without regard to conflicts of law principles) of, the State of Illinois as to interpretation, enforcement, validity, construction, effect and in all other respects, including, but not limited to, the legality of the interest rate and other charges, but excluding perfection of security interests and liens which shall be governed and controlled by the laws of the relevant jurisdiction. This Agreement, any Note and the Related Agreements constitute the entire understanding among the parties hereto with respect to the subject matters hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

     11.15 CONSENT TO JURISDICTION. To induce Lender to accept this Agreement, each of the Borrowers irrevocably agrees that, subject to Lender's sole and absolute election, ALL ACTIONS OR PROCEEDINGS IN ANY WAY, MANNER OR RESPECT, ARISING OUT OF OR FROM OR RELATED TO THIS AGREEMENT, THE RELATED AGREEMENTS, OR THE SUPPLEMENTAL DOCUMENTATION OR THE COLLATERAL OF SUCH BORROWER SHALL BE LITIGATED IN COURTS HAVING SITUS WITHIN THE CITY OF CHICAGO, STATE OF ILLINOIS. EACH OF THE BORROWERS HEREBY CONSENTS AND SUBMITS TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN SAID CITY AND STATE AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON SUCH BORROWER, AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE BY REGISTERED MAIL DIRECTED TO SUCH BORROWER AT THE ADDRESS STATED ON THE SIGNATURE PAGE HEREOF AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF.

     11.16     SUBSIDIARY REFERENCE.    Any reference herein to a Subsidiary or
Subsidiaries of a Borrower, and any financial definition, ratio, restriction or other provision of this Agreement which is stated to be applicable to such Borrower "and its Subsidiaries" or which is to be determined on a "consolidated" or "consolidating" basis, shall apply only to the extent such Borrower has any Subsidiaries and, where applicable, to the extent any such Subsidiaries are consolidated with such Borrower for financial reporting purposes.

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

     11.17     WAIVER OF JURY TRIAL.    EACH OF THE BORROWERS AND LENDER EACH
WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS (i) UNDER THIS AGREEMENT OR ANY RELATED AGREEMENT OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR (ii) ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH OF THE BORROWERS AND LENDER ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH RELATED AGREEMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR LENDER ENTERING INTO THIS AGREEMENT AND EACH RELATED AGREEMENT.



                            [SIGNATURE PAGE FOLLOWS]







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

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

                              OREGON METALLURGICAL CORPORATION


                              By:  /s/
                                   ------------------------------
                                   Vice President

                              Address:  530 34th Avenue, S.W.
                                        Albany, Oregon 97321
                              Attn:     Dennis P. Kelly

                              Telephone:     503/926-4281
                              Fax:           503/928-8117


                              NEW TI, INC.


                              By:  /s/
                                   ------------------------------
                                   Assistant Treasurer

                              Address:  c/o Oregon Metallurgical Corporation
                                        530 34th Avenue, S.W.
                                        Albany, Oregon 97321
                              Attn:     Dennis P. Kelly

                              Telephone:     503/926-4281
                              Fax:           503/928-8117


                              BANK OF AMERICA ILLINOIS


                              By:  /s/
                                   ------------------------------
                                   Vice President

                              Address:  231 South LaSalle Street
                                        Chicago, Illinois 60697

                              Attention:  Business Credit Group

                              Telephone:     312/828-4409
                              Fax:           312/828-7327


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

                                  SUPPLEMENT A
                                       TO
                           LOAN AND SECURITY AGREEMENT
                         DATED AS OF SEPTEMBER 19, 1994
                                      AMONG
                        OREGON METALLURGICAL CORPORATION,
                                  NEW TI, INC.
                                       AND
                            BANK OF AMERICA ILLINOIS


1.   LOAN AGREEMENT REFERENCE.     This SUPPLEMENT A, as it may be amended,
restated, supplemented or otherwise modified from time to time, is a part of the Loan and Security Agreement dated as of September 19, 1994 (together with all amendments, restatements, modifications and supplements thereto, the "LOAN AGREEMENT") among BANK OF AMERICA ILLINOIS, an Illinois banking corporation having its principal office at 231 South LaSalle Street, Chicago, Illinois 60697 ("LENDER"), OREGON METALLURGICAL CORPORATION, an Oregon corporation ("OREMET") and NEW TI, INC., an Oregon corporation ("TI") (OREMET and TI being sometimes hereinafter referred to, individually, as a "BORROWER" and, collectively, as "BORROWERS"). Terms used herein which are defined in the Loan Agreement shall have the meaning ascribed to them therein.

2.   REVOLVING CREDIT AMOUNTS; BORROWING BASE.

     2.1  REVOLVING CREDIT AMOUNTS.     The maximum amount of Revolving Loans
which Lender will make available to each Borrower (such amount is herein called, with respect to each Borrower, such Borrower's "REVOLVING CREDIT AMOUNT") is (i) in the case of OREMET, $16,000,000 and (ii) in the case of TI, $8,000,000 (in each case, unless such amount is reduced or increased by Lender in its sole discretion).

     2.2  BORROWING BASES.    The term "BORROWING BASE", as used herein with
respect to each Borrower, shall mean:

     (i) an amount (with respect to each Borrower, such Borrower's "ACCOUNTS RECEIVABLE AVAILABILITY") of up to 80% of the net amount (after deduction of such reserves and allowances as Lender deems proper and necessary) of such Borrower's Eligible Accounts Receivable, PLUS

     (ii) an amount of up to the least of:

          (A) the sum of: (1) 50% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary) of Eligible Inventory of such Borrower consisting of finished goods; (2) in the case of TI only, 50% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary) of Eligible Inventory of such Borrower consisting of raw materials; and

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

               (3) 30% of the net value (as determined by Lender and after deduction of such reserves and allowances as Lender deems proper and necessary) of Eligible Inventory of such Borrower consisting of work-in-process, sponge and usable remelt scrap;

          (B) an amount equal to (1) in the case of OREMET, $10,000,000 and (2) in the case of TI, $2,500,000; or

          (C) an amount not exceeding at any time (i) in the case of OREMET, one hundred twenty percent (120%) of such Borrower's Accounts Receivable Availability at such time and (ii) in the case of TI, one hundred percent (100%) of such Borrower's Accounts Receivable Availability at such time.

     2.3  LENDER'S RIGHTS.    Each of the Borrowers agrees that nothing
contained in SUPPLEMENT A (i) shall be construed as Lender's agreement to resort or look to a particular type or item of Collateral of such Borrower as security for any specific Loan or advance or in any way limit Lender's right to resort to any or all of the Collateral of such Borrower as security for any of the Liabilities of such Borrower, (ii) shall be deemed to limit or reduce any Lien on any portion of such Collateral or other security for the Liabilities or (iii) shall supersede SECTION 2.9 of the Loan Agreement.

3.   INTEREST

     3.1  REVOLVING LOANS.

          3.1.1     INTEREST TO MATURITY.    The unpaid principal balance of the
     Revolving Loans (other than Overdraft Loans and Over Advances) shall bear interest to maturity at a rate per annum determined by reference to the Alternate Reference Rate or the Interbank Rate (Reserve Adjusted). Subject to the other terms and provisions of SUPPLEMENT A and of the Loan Agreement, (i) the applicable basis for determining the rate of interest applicable to each Revolving Loan shall be selected by the applicable Borrower at the time a notice of borrowing, continuation or conversion, as the case may be, with respect to such Revolving Loan is given by such Borrower pursuant to SECTION 2.5 of the Loan Agreement, and (ii) all Revolving Loans (other than Overdraft Loans and Over Advances shall bear interest as follows:

               (1) if a Reference Rate Revolving Loan, then at a per annum rate equal to the sum of the Alternate Reference Rate in effect from time to time, PLUS the Reference Rate Margin in effect at such time; or

               (2) if a Eurodollar Rate Revolving Loan, then at a per annum rate equal to the sum of the Interbank Rate (Reserve Adjusted) for the applicable Interest Period,

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

          PLUS the Eurodollar Margin in effect from time to time during such Interest Period;

          PROVIDED, HOWEVER, that notwithstanding the foregoing or anything to the contrary contained in SUPPLEMENT A or the Loan Agreement, but subject in any event to SECTION 3.1.2 hereof, at any time that (i) the Liabilities to Net Worth Ratio is equal to or greater than 1.00 to
          1.00 OR (ii) the Grid Ratio for the fiscal quarter of OREMET ending immediately prior to such time is equal to or less than 2.00 to 1.00, the entire unpaid principal balance of the Revolving Loans of each of the Borrowers (other than Overdraft Loans and Over Advances) shall bear interest at a rate per annum equal to the Alternate Reference Rate from time to time in effect PLUS one-and-one-half percent (1.5%).

          3.1.2 DEFAULT RATE. If any amount of the Revolving Loans of either of the Borrowers is not paid when due, whether by acceleration or otherwise, the entire unpaid principal balance of the Revolving Loans of each of the Borrowers (other than Overdraft Loans and Over Advances) shall bear interest until paid at a rate per annum equal to:

               (A) the greater of (i) three and one-half percent (3.5%) above the Alternate Reference Rate from time to time in effect and (ii) three and one-half percent (3.5%) above the Alternate Reference Rate in effect at the time such amount became due; and

               (B) in the case of Eurodollar Rate Revolving Loans, the greater of (i) two percent (2%) above the rate applicable to such Loan at the time such amount became due and (ii) three and one-half percent (3.5%) percent in excess of the Alternate Reference Rate from time to time in effect.

     3.2  OVERDRAFT LOANS; OVER ADVANCES.    Overdraft Loans and Over Advances
shall bear interest at the rate(s) determined pursuant to SECTION 2.7 or SECTION
2.8 of the Loan Agreement, as applicable.

     3.3  COMPUTATION.   Interest shall be calculated on the basis of a year
consisting of 360 days and paid for actual days elapsed. Changes in any interest rate provided for herein which are due to changes in the Alternate Reference Rate shall take effect on the date of the change in the Alternate Reference Rate.

     3.4 PAYMENT. Until maturity, interest on the Loans shall be payable on each Monthly Payment Date, and at maturity. After maturity, whether by acceleration or otherwise, accrued interest shall be payable on demand.

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

4.   ADDITIONAL COVENANTS.    From the date of the Loan Agreement and thereafter
until all of the Liabilities of each of the Borrowers are indefeasibly paid in full in cash, each of the Borrowers agrees that, unless Lender otherwise consents in writing, it will:

     4.1  LIABILITIES TO NET WORTH COVERAGE.

          (a)  Not permit the Liabilities to Net Worth Ratio of OREMET to exceed
     1.00 to 1.00; and

          (b)  Not permit the Liabilities to Net Worth Ratio of TI to exceed (i)
     4.00 to 1.00, at any time during the period commencing on the Closing Date and ending on December 30, 1995; (ii) 3.50 to 1.00 at any time during the period commencing on December 31, 1995 and ending on December 30, 1996; and
     (iii) 3.00 to 1.00, at any time thereafter.

     4.2  NET WORTH.

          (a) Not permit the Net Worth of OREMET to be less than (i) $65,000,000, at any time during the period commencing on the Closing Date and ending on December 30, 1995; (ii) $66,000,000, at any time during the period commencing on December 31, 1995 and ending on December 30, 1996; and
     (iii) $67,500,000, at any time thereafter; and

          (b) Not permit the Net Worth of TI to be less than (i) $3,700,000, at any time during the period commencing on the Closing Date and ending on December 30, 1995; (ii) $4,600,000, at any time during the period commencing on December 31, 1995 and ending on December 30, 1996; and (iii) $5,600,000, at any time thereafter.

     4.3  CAPITAL EXPENDITURES.    Not, and not permit any Subsidiary of such
Borrower to, purchase or otherwise acquire (including, without limitation, acquisition by way of Capitalized Lease), or commit to purchase or otherwise acquire, any fixed asset if, after giving effect to such purchase or other acquisition, the aggregate cost of all fixed assets purchased or otherwise acquired (i) by OREMET and its Subsidiaries (other than TI and its Subsidiaries) on a consolidated basis (x) during the period commencing on the Closing Date and ending on December 31, 1994, would exceed $750,000 and (y) in any one fiscal year would exceed $4,500,000 or (ii) by TI and its Subsidiaries on a consolidated basis in any one fiscal year would exceed $500,000.

     4.4A TI INTEREST COVERAGE.    Not permit the Grid Ratio for any fiscal
quarter of TI ending after September 30, 1994 and for any fiscal year of TI ending after December 31, 1994 to be less than 2.00 to 1.00.

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

     4.4B OREMET INTEREST COVERAGE.

     (a) Not permit the ratio of (i) earnings before interest expense, provision for Taxes and depreciation to (ii) interest expense, in each case of OREMET and its consolidated Subsidiaries for the fiscal quarter ending as of December 31, 1994, to be less than 2.75 to 1.00.

     (b) Not permit the Grid Ratio of OREMET to be less than 2.00 to 1.00 for any fiscal quarter or fiscal year, respectively, ending after December 31, 1994.



                              OREGON METALLURGICAL CORPORATION


                              By: /s/
                                  --------------------------------
                                   Vice President


                              NEW TI, INC.


                              By: /s/
                                  --------------------------------
                                   Assistant Treasurer


                              BANK OF AMERICA ILLINOIS


                              By: /s/
                                  --------------------------------
                                   Vice President










                                       157